Exhibit 4.2

                                                                       EXECUTION
                                                                            COPY

                    AIG CREDIT PREMIUM FINANCE MASTER TRUST,
                                    as Issuer



                                       and



                         BANK ONE, NATIONAL ASSOCIATION,
                                   as Trustee



                          ----------------------------


                                 BASE INDENTURE

                          Dated as of November 8, 1999


                          ----------------------------



                       Premium Finance Asset Backed Notes
                              (Issuable in Series)

                              CROSS REFERENCE TABLE

 TIA Indenture
Section   Section
310    (a)(1)..............................................................................11.9
       (a)(2)..............................................................................11.9
(a)    (3)  ...............................................................................11.9; 11.10
       (a)(4)..............................................................................N.A.
       (a)(5)..............................................................................11.9
       (b)  ...............................................................................11.7; 11.9
       (c)  ...............................................................................N.A.
311    (a)  ...............................................................................11.11
       (b)  ...............................................................................11.11
       (c)  ...............................................................................N.A.
312    (a)  ...............................................................................4.1
       (b)  ...............................................................................4.2
       (c)  ...............................................................................4.2
313    (a)  ...............................................................................4.4
       (b)(1)..............................................................................4.4
       (b)(2)..............................................................................4.4
       (c)  ...............................................................................4.4, 15.5
       (d)  ...............................................................................4.3
314    (a)  ...............................................................................8.9; 4.3
       (b)  ...............................................................................2.2, 15.15
       (c)(1)..............................................................................5.9, 15.1
       (c)(2)..............................................................................5.9, 15.1
       (c)(3)..............................................................................5.9, 15.1
       (d)  ...............................................................................5.9, 15.1
       (e)  ...............................................................................1.1; 15.1
       (f)  ...............................................................................15.1
315    (a)  ...............................................................................11.1
       (b)  ...............................................................................11.1; 11.5
       (c)  ...............................................................................11.1
       (d)  ...............................................................................11.1
       (e)  ...............................................................................10.12
316    (a)(last sentence) .................................................................1.1
       (a)(1)(A)...........................................................................10.15
       (a)(1)(B)...........................................................................10.6
       (a)(2)..............................................................................N.A.
       (b)  ...............................................................................10.7; 10.8
       (c)  ...............................................................................4.1, 13.8
317    (a)(1)..............................................................................10.3
       (a)(2)..............................................................................10.3
       (b)  ...............................................................................8.3
318    (a)  ...............................................................................15.7
       (b)  ...............................................................................N.A.
       (c)  ...............................................................................15.7
----------

1 Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

2.   N.A. means Not Applicable.

                                TABLE OF CONTENTS
                                                                                                     Page
                                                                                                     Page
Article 1.        DEFINITIONS AND INCORPORATION BY REFERENCE............................................3

         Section 1.1.      Definitions..................................................................3
         Section 1.2.      Incorporation by Reference of Trust Indenture Act...........................27
         Section 1.3.      Cross-References............................................................27
         Section 1.4.      Accounting and Financial Determinations; No Duplication.....................27
         Section 1.5.      Rules of Construction.......................................................28
         Section 1.6.      Other Definitional Provisions...............................................28

Article 2.        THE NOTES............................................................................29

         Section 2.1.      Designation and Terms of Notes..............................................29
         Section 2.2.      New Series Issuances........................................................32
         Section 2.3.      Transfer of Trust Interest..................................................35
         Section 2.4.      Execution and Authentication................................................36
         Section 2.5.      Authenticating Agent........................................................37
         Section 2.6.      Registration of Transfer and Exchange of Notes..............................38
         Section 2.7.      Appointment of Paying Agent.................................................41
         Section 2.8.      Paying Agent to Hold Money in Trust.........................................42
         Section 2.9.      Transfer and Exchange.......................................................43
         Section 2.10.     Mutilated, Destroyed, Lost or Stolen Notes..................................49
         Section 2.11.     Temporary Notes.............................................................50
         Section 2.12.     Persons Deemed Owners.......................................................50
         Section 2.13.     Cancellation................................................................51
         Section 2.14.     Release of Trust Estate.....................................................51
         Section 2.15.     Payment of Principal and Interest...........................................51
         Section 2.16.     Book-Entry Notes............................................................52
         Section 2.17.     Notices to Clearing Agency..................................................55
         Section 2.18.     Definitive Notes............................................................55
         Section 2.19.     Global Note; Euro-Note Exchange Date........................................56
         Section 2.20.     Tax Treatment...............................................................57

Article 3.        [ARTICLE 3 IS RESERVED AND SHALL BE SPECIFIED IN
                  ANY SUPPLEMENT WITH RESPECT TO ANY
                  SERIES OF VARIABLE FUNDING NOTES.....................................................57

Article 4.        NOTEHOLDER LISTS AND REPORTS.........................................................57

         Section 4.1.      Issuer To Furnish To Trustee Names and Addresses of Noteholders.............57
         Section 4.2.      Preservation of Information; Communications to Noteholders..................58
         Section 4.3.      Reports by Issuer...........................................................58
         Section 4.4.      Reports by Trustee..........................................................59
         Section 4.5.      Reports and Records for the Trustee and Instructions........................59

Article 5.        ALLOCATION AND APPLICATION OF COLLECTIONS............................................59

         Section 5.1.      Rights of Noteholders.......................................................59

                                                                                                     Page
         Section 5.2.      Collection of Money.........................................................60
         Section 5.3.      Establishment of Accounts...................................................60
         Section 5.4.      Collections and Allocations.................................................62
         Section 5.5.      Determination of Monthly Interest...........................................64
         Section 5.6.      Determination of Monthly Principal..........................................64
         Section 5.7.      General Provisions Regarding Accounts.......................................65
         Section 5.8.      Removal of Receivables......................................................65
         Section 5.9.      Release of Trust Estate.....................................................65

Article 6.        [ARTICLE 6 IS RESERVED AND SHALL BE SPECIFIED
                  IN ANY SUPPLEMENT WITH RESPECT TO ANY
                  SERIES]..............................................................................66

Article 7.        [RESERVED]...........................................................................67

Article 8.        COVENANTS............................................................................68

         Section 8.1.      Payment of Notes............................................................68
         Section 8.2.      Maintenance of Office or Agency.............................................68
         Section 8.3.      Money for Payments To Be Held in Trust......................................68
         Section 8.4.      Conduct of Business and Maintenance of Existence............................69
         Section 8.5.      Protection of the Trust Estate..............................................69
         Section 8.6.      [RESERVED]..................................................................70
         Section 8.7.      Performance of Obligations; Servicing of Receivables........................70
         Section 8.8.      Negative Covenants..........................................................71
         Section 8.9.      Annual Statement as to Compliance...........................................72
         Section 8.10.     Trust May Consolidate, Etc. Only on Certain Terms...........................72
         Section 8.11.     Successor or Transferee.....................................................73
         Section 8.12.     No Other Business...........................................................74
         Section 8.13.     No Borrowing................................................................74
         Section 8.14.     Servicer's Obligations......................................................74
         Section 8.15.     Guarantees, Loans, Advances and Other Liabilities...........................74
         Section 8.16.     Capital Expenditures........................................................74
         Section 8.17.     Compliance with Laws........................................................74
         Section 8.18.     [RESERVED]..................................................................74
         Section 8.19.     Notice of Defaults..........................................................74
         Section 8.20.     Further Instruments and Acts................................................75
         Section 8.21.     Amendments of Sale and Servicing Agreement and Trust Agreement..............75
         Section 8.22.     Income Tax Characterization.................................................75
         Section 8.23.     Compliance with Related Documents...........................................75
         Section 8.24.     Name; Principal Office......................................................75
         Section 8.25.     Organizational Documents....................................................76

Article 9.        PAY OUT EVENTS AND REMEDIES..........................................................76

         Section 9.1.      Pay Out Events..............................................................76
         Section 9.2.      Additional Rights Upon the Occurrence of Certain Events.....................77

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                     Page
Article 10.       REMEDIES.............................................................................78

         Section 10.1.     Events of Default...........................................................78
         Section 10.2.     Rights of the Trustee Upon Events of Default................................79
         Section 10.3.     Collection of Indebtedness and Suits for Enforcement by Trustee.............80
         Section 10.4.     Remedies....................................................................82
         Section 10.5.     Optional Preservation of the Receivables....................................83
         Section 10.6.     Waiver of Past Events.......................................................83
         Section 10.7.     Limitation on Suits.........................................................84
         Section 10.8.     Unconditional Rights of Holders to Receive Payment; Withholding Taxes.......84
         Section 10.9.     Restoration of Rights and Remedies..........................................85
         Section 10.10.    The Trustee May File Proofs of Claim........................................85
         Section 10.11.    Priorities..................................................................86
         Section 10.12.    Undertaking for Costs.......................................................86
         Section 10.13.    Rights and Remedies Cumulative..............................................86
         Section 10.14.    Delay or Omission Not Waiver................................................86
         Section 10.15.    Control by Noteholders......................................................87
         Section 10.16.    Waiver of Stay or Extension Laws............................................87
         Section 10.17.    Action on Notes.............................................................88
         Section 10.18.    Performance and Enforcement of Certain Obligations..........................88
         Section 10.19.    Reassignment of Surplus.....................................................88

Article 11.       THE TRUSTEE..........................................................................89

         Section 11.1.     Duties of the Trustee.......................................................89
         Section 11.2.     Rights of the Trustee.......................................................92
         Section 11.3.     Trustee Not Liable for Recitals in Notes....................................94
         Section 11.4.     Individual Rights of the Trustee............................................94
         Section 11.5.     Notice of Defaults..........................................................95
         Section 11.6.     Compensation................................................................95
         Section 11.7.     Replacement of the Trustee..................................................95
         Section 11.8.     Successor Trustee by Merger, etc............................................97
         Section 11.9.     Eligibility; Disqualification...............................................97
         Section 11.10.    Appointment of Co-Trustee or Separate Trustee...............................98
         Section 11.11.    Preferential Collection of Claims Against the Trust.........................99
         Section 11.12.    Tax Returns.................................................................99
         Section 11.13.    Trustee May Enforce Claims Without Possession of Notes.....................100
         Section 11.14.    Suits for Enforcement......................................................100
         Section 11.15.    Reports by Trustee to Holders..............................................100
         Section 11.16.    Representations and Warranties of Trustee..................................100
         Section 11.17.    The Seller Indemnification of the Trustee..................................101
         Section 11.18.    Trustee's Application for Instructions from the Issuer.....................101
         Section 11.19.    Rights of Noteholders to Direct Trustee....................................101

                                       iii

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                     Page
         Section 11.20.    Maintenance of Office or Agency............................................102

Article 12.       DISCHARGE OF INDENTURE..............................................................102

         Section 12.1.     Satisfaction and Discharge of Indenture....................................102
         Section 12.2.     Application of Trust Money.................................................104
         Section 12.3.     Repayment of Moneys Held by Paying Agent...................................104
         Section 12.4.     Cleanup Call...............................................................104
         Section 12.5.     Final Payment with Respect to Any Series...................................105
         Section 12.6.     Termination Rights of Issuer...............................................106
         Section 12.7.     Repayment to the Trust.....................................................106

Article 13.       AMENDMENTS..........................................................................106

         Section 13.1.     Without Consent of the Noteholders.........................................106
         Section 13.2.     Supplemental Indentures with Consent of Noteholders........................108
         Section 13.3.     Execution of Supplemental Indentures.......................................111
         Section 13.4.     Effect of Supplemental Indenture...........................................111
         Section 13.5.     Conformity With Trust Indenture Act........................................111
         Section 13.6.     Reference in Notes to Supplemental Indentures..............................112
         Section 13.7.     Series Supplements.........................................................112
         Section 13.8.     Revocation and Effect of Consents..........................................112
         Section 13.9.     Notation on or Exchange of Notes...........................................112
         Section 13.10.    The Trustee to Sign Amendments, etc........................................112

Article 14.       REDEMPTION AND REFINANCING OF NOTES.................................................113

         Section 14.1.     Redemption and Refinancing.................................................113
         Section 14.2.     Form of Redemption Notice..................................................113
         Section 14.3.     Notes Payable on Redemption Date...........................................114

Article 15.       MISCELLANEOUS.......................................................................114

         Section 15.1.     Compliance Certificates and Opinions, etc..................................114
         Section 15.2.     Form of Documents Delivered to Trustee.....................................116
         Section 15.3.     Acts of Noteholders........................................................117
         Section 15.4.     Notices....................................................................117
         Section 15.5.     Notices to Noteholders; Waiver.............................................118
         Section 15.6.     Alternate Payment and Notice Provisions....................................119
         Section 15.7.     Conflict with Trust Indenture Act..........................................119
         Section 15.8.     Effect of Headings and Table of Contents...................................119
         Section 15.9.     Successors and Assigns.....................................................120
         Section 15.10.    Separability of Provisions.................................................120
         Section 15.11.    Benefits of Indenture......................................................120
         Section 15.12.    Legal Holidays.............................................................120
         Section 15.13.    GOVERNING LAW; JURISDICTION................................................120
         Section 15.14.    Counterparts...............................................................120
         Section 15.15.    Recording of Indenture.....................................................120

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                     Page
         Section 15.16.    Trust Obligation...........................................................121
         Section 15.17.    No Bankruptcy Petition Against the Trust...................................121
         Section 15.18.    No Joint Venture...........................................................122
         Section 15.19.    Rule 144A Information......................................................122
         Section 15.20.    No Waiver; Cumulative Remedies.............................................122
         Section 15.21.    Third-Party Beneficiaries..................................................122
         Section 15.22.    Merger and Integration.....................................................122
         Section 15.23.    Rules by the Trustee.......................................................122
         Section 15.24.    Duplicate Originals........................................................122
         Section 15.25.    No Recourse................................................................123
         Section 15.26.    Limitation of Liability....................................................123
         Section 15.27.    Variable Funding Notes.....................................................123
         Section 15.28.    Waiver of Trial by Jury....................................................124


Exhibits:

Exhibit A-1:      Form of Transfer Certificate
                  Global Note
Exhibit A-3:      Form of Transfer Certificate for Exchange or Transfer from Restricted
                  Global Note to Permanent Global Note
Exhibit A-4:      Form of Transfer Certificate for Transfer or Exchange from Temporary
                  Global Note to Restricted Global Note
Exhibit B:        Form of Clearing System Certificate
Exhibit C:        Form of Certificate of Beneficial Ownership
Exhibit D         Sale and Servicing Agreement
Exhibit E.        AIG Support Agreement
Exhibit F.        AIG Letter Agreement
Exhibit G.        Form of Reconveyance of Trust Estate

     BASE INDENTURE, dated as of November 8, 1999, between AIG CREDIT PREMIUM FINANCE MASTER TRUST, a special purpose business trust established under the laws of Delaware, as issuer (the "Issuer") and Bank One, National Association, a national banking association, as trustee (in such capacity, the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of one or more series of Premium Finance Asset Backed Notes (the "Notes"), issuable as provided in this Indenture; and

     WHEREAS, all things necessary to make this Indenture a legal, valid and binding agreement of the Issuer, enforceable in accordance with its terms, have been done, and the Issuer proposes to do all the things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee hereunder and duly issued by the Issuer, the legal, valid and binding obligations of the Issuer as hereinafter provided;

     NOW, THEREFORE, for and in consideration of the premises and the receipt of the Notes by the Noteholders, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Noteholders and any Enhancement Provider, if applicable, as follows:

                                 GRANTING CLAUSE

     The Issuer hereby Grants to the Trustee at the Initial Closing Date, for the benefit of the Noteholders and any Enhancement Provider, if provided in a Series Supplement (the "Secured Parties"), to secure the Issuer Obligations, all of the Issuer's right, title and interest in and to the following property whether now owned or hereafter acquired, now existing and hereafter created and wherever located (a) the Originator Receivables existing at any time on or after the Initial Cut-Off Date or thereafter created that have been conveyed to the Trust; (b) all Collections thereon, other than Credit Balances, received on or after the Initial Cut-Off Date; (c) all Related Assets; (d) all monies as from time to time deposited in the Collection Account, any Investor Account, any Series Account and any other account maintained for the benefit of Holders of any Series of Notes (each such Account, a "Trust Account"); (e) all certificates and instruments, if any, representing or evidencing any or all of the Trust Accounts or the funds on deposit therein from time to time; (f) all Permitted Investments made at any time and from time to time with moneys in the Trust Accounts or any subaccount thereof (including income on such investments, unless otherwise specified in a Series Supplement); (g) to the extent set forth in the Series Supplement for a Series any Enhancement, including any Credit Enhancement; (h) all monies available under any Enhancement, including any Credit Enhancement, to be provided for any Series for payment to the Noteholders of such Series; (i) the Issuer's rights and benefits, but none of its obligations or burdens, under the Sale and Servicing Agreement (including all rights of the Seller under the Purchase Agreement and the Transferor Certificate Purchase Agreement assigned to the Issuer pursuant to the Sale and Servicing Agreement); (j) all additional property that may from time to time hereafter (pursuant to the terms of any Series Supplement or otherwise) be subjected to the grant and pledge hereof by the Issuer or by any one on its behalf; (k) the Transferor Certificate of the AIR Trust (including all payments thereon from Underlying Receivables), and any other interests in other trusts specified in any Series Supplement; and (l) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Trust Estate").

     The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction except as set forth herein, the Issuer Obligations and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

     The Trustee for the benefit of the Secured Parties, hereby acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and all right, title and interest to the property now existing and hereafter created, conveyed to the Issuer pursuant to the Grant, declares that it shall maintain such right, title and interest, upon the trust set forth, for the benefit of all Secured Parties, subject to Sections
11.1 and 11.2 and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Secured Parties may be adequately and effectively protected.

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.1. Definitions.

     Certain capitalized terms used herein (including the preamble and the recitals hereto) shall have the following meanings:

     "Accrued Amounts" means, with respect to any Series of Notes (or any class of such Series of Notes), the amount, if any, specified in the applicable Series Supplement.

     "Accumulation Period" shall mean, with respect to any Series, or any Class within a Series, a period following the Revolving Period, which shall be the accumulation or other period in which Collections of Principal Receivables are accumulated in an account for the benefit of the Noteholders of such Series, or a Class within such Series, in each case as defined with respect to such Series in the related Series Supplement and can be either a Controlled Accumulation Period or Rapid Accumulation Period.

     "Addition Date" means each date as of which Additional Receivables will be included as part of the Trust Estate pursuant to Section 2.06 of the Sale and Servicing Agreement.

     "Additional Receivables" means additional Receivables designated by ART to be transferred to the Issuer on an Addition Date.

     "Affiliate" means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and "controlled" and "controlling" have meanings correlative to the foregoing.

     "Affiliate Issuer" means any special purpose entity that is an Affiliate of the Seller or Servicer that has entered into financing arrangements secured by one or more Series of Notes.

     "Agent" means any Transfer Agent and Registrar or Paying Agent.

     "Aggregate Investor Default Amount" shall have, with respect to any Series of Notes, the meaning specified in the related Series Supplement.

     "Aggregate Investor Interests" shall mean, as of any date of determination, the sum of the Investor Interests of all Series of Notes issued and outstanding on such date of determination.

     "Aggregate Investor Percentage" with respect to Principal Receivables, Finance Charge Receivables and Receivables related to Defaulted Obligations, as the case may be, shall mean, as of any date of determination, the sum of the applicable Investor Percentages of all Series of Notes issued and outstanding on such date of determination; provided, however, that the Aggregate Investor Percentage shall not exceed 100%.

     "AIC" shall mean A.I. Credit Corp., a New Hampshire corporation.

     "AIC Officer's Certificate" shall mean a certificate signed by any Vice President or more senior officer of the Seller or the Servicer (of each of AIC, AICCO, IP Finance I, IP Finance II and IP Funding, if they all are then acting as the Servicer), as the case may be, and delivered to the Trustee.

     "AIC Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel for or an employee of the Person providing the opinion, and who shall be reasonably acceptable to the Trustee; provided, however, that any Tax Opinion or other opinion relating to federal income tax matters shall be an opinion of nationally recognized tax counsel.

     "AICCO" means AICCO, Inc., a California corporation.

     "AIG" means American International Group, Inc., a Delaware corporation or its successor by merger or other corporate reorganization.

     "AIG Support Agreement" means the support agreement between AIG, ART, AIC, AICCO, IP Finance I, IP Finance II and IP Funding dated as of November 8, 1999, substantially in the form of Exhibit E to this Agreement, together with the letter agreement between AIG and the Indenture Trustee dated as of November 8, 1999, substantially in the form of Exhibit F to this Agreement.

     "AIR Trust" means AIC Premium Finance Loan Master Trust.

     "Amortization Commencement Aggregate Funded Amount" shall have the meaning specified in the related Series Supplement, and means for a given Series an amount equal to the sum of the Investor Interests of all outstanding Series as of the earliest end of a Revolving Period for any Class in that Series.

     "Amortization Commencement Date" means, with respect to a Series of Notes, the date on which an Pay Out Event for such Series is deemed to have occurred pursuant to Section 9.1 hereof or the start of an Amortization Period.

     "Amortization Period" means, with respect to any Series of Notes, or any Class within a Series, the period following the Revolving Period (as defined in any related Series Supplement) which shall be the Controlled Amortization Period, Principal

Amortization Period or the Rapid Amortization Period, each as defined in the applicable Series Supplement.

     "Applicants" shall have the meaning specified in Section 4.2(b).

     "Appointment Day" shall have the meaning specified in subsection 9.2(a).

     "ART" means A.I. Receivables Transfer Corp., a Delaware corporation.

     "Authorized Newspaper" shall mean a newspaper of general circulation in the Borough of Manhattan, the City of New York printed in the English language (or, with respect to any Series, any additional city specified in the Series Supplement for such Series) and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

     "Authorized Officer" means, with respect to the Seller, the Issuer and the Servicer, any officer (or agent acting under a power of attorney) of the Seller, the Owner Trustee or the Servicer, as applicable, who is authorized to act for the Seller, the Owner Trustee or the Servicer, as applicable, in matters relating to the Seller, the Issuer or the Servicer.

     "Bankruptcy Code" means The Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

     "Base Indenture" means this Base Indenture, dated as of November 8, 1999, between the Issuer and the Trustee, as amended, restated, modified or supplemented from time to time, exclusive of Series Supplements.

     "Bearer Notes" shall have the meaning specified in Section 2.1.

     "Bearer Rules" shall mean the provisions of the Code, in effect from time to time, governing the treatment of bearer obligations, including without limitation sections 163(f), 165(j), 871, 881, 1287(a), 1441, 1442 and 4701, and
any regulations promulgated under the Code including, to the extent applicable to any Series, Proposed or Temporary Regulations.

     "Beneficial Interest" means the 100% beneficial interest owned by the Issuer in the Trust Assets.

     "Book-Entry Notes" means beneficial interests in the Notes, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency or a Foreign Clearing Agency as described in Section 2.16 of the Base Indenture; provided that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are issued to the Note Owners, such Definitive Notes shall replace Book-Entry Notes.

     "Business Day" unless otherwise specified in a Series Supplement, means any day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law or executive order to be closed in New York City, New York, Los Angeles, California, Wilmington, Delaware, Chicago, Illinois, Charlotte, North Carolina or the city in which the Corporate Trust Office is located (or, with respect to any Series, any additional city specified in the related Series Supplement).

     "Cedel" means CedelBank, societe anonyme.

     "Certificated Security" means a "certificated security" within the meaning of the applicable UCC.

     "Class" means, with respect to any Series, any one of the Classes of Notes of that Series as specified in the related Series Supplement.

     "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act or any successor provision thereto.

     "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency or Foreign Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency or Foreign Clearing Agency.

     "Closing Date" means the Initial Closing Date or any Series Closing Date.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor sections.

     "Collateral Interests" shall have the meaning, with respect to any Series, specified in the related Series Supplement.

     "Collection Account" shall have the meaning specified in subsection 5.3(a) hereof.

     "Collections" shall mean all funds received by the Servicer in respect of the Trust Estate, including (without limitation) payments and other amounts in respect of (i) the Originator Receivables, (ii) Recoveries, (iii) the Transferor Certificate (representing payments in respect of Underlying Receivables, including without limitation Recoveries thereon), (iv) a repurchase or payment made in respect of Ineligible Receivables or for breaches of representation and warranties under the Receivables Purchase Agreement and the Transferor Certificate Purchase Agreement (v) proceeds of collateral or other support for any Receivable, and (vi) the AIG Support Agreement, in each case whether in the form of cash, checks, wire transfers, ATM transfers or other form of payment. If the Servicer establishes any lock-box account for the receipt of payments, a payment shall be deemed received by the Servicer on the date of deposit in such lock-box account.

     "Companion Series" shall mean (i) each Series which has been paired with another Series (which Series may be prefunded or partially prefunded), such that the reduction of the outstanding principal balance of the Notes of such Series results in the increase of the outstanding principal balance of the Notes of such other Series, as described in the related Series Supplements, and (ii) such other Series.

     "Contingent Obligation" as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another, if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof. Contingent Obligation shall include (A) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another and (B) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i) or (ii) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

     "Contractual Obligation" means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

     "Controlled Accumulation Period" means, with respect to any Series of Notes, the period specified, if any, in the applicable Series Supplement.

     "Controlled Amortization Period" means, with respect to any Series of Notes, the period specified, if any, in the applicable Series Supplement.

     "Controlled Distribution Amount" means, with respect to any Series of Notes, the amount (or amounts), if any, specified in the applicable Series Supplement.

     "Controlled Group" means, with respect to any Person, such Person, whether or not incorporated, and any corporation, trade or business that is required to be treated, along with such Person, as a single controlled group of corporations or a controlled group of trades or businesses as described in Section 414(b) of the Code.

     "Corporate Trust Office" shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Base Indenture is located at 1 Bank One Plaza, Suite IL1-0126, Chicago, Illinois 60670-0126, Attention:
Corporate Trust Services Division, except that for purposes of Sections 2.6(d),
2.7 and 11.20 such term shall mean the office or agency of the Trustee in the Borough of Manhattan, the City of New York, which office at the date hereof is located at 14 Wall Street, Eighth Floor, New York, New York 10005.

     "Coupon" shall have the meaning specified in Section 2.1.

     "Credit Adjustment" shall have the meaning specified in subsection 5.4(d).

     "Credit Balance" shall mean, as of any date of determination, (a) with respect to any Receivable arising under a Premium Finance Obligation which is not a Defaulted Obligation, any Collections received by the Servicer on such Premium Finance Obligation in excess of the sum of (i) amounts due and payable on such Premium Finance Obligation during the month in which such date occurs and (ii) all accrued and unpaid amounts, if any, on such Premium Finance Obligation in respect of any month or months prior to the month in which such date occurs or (b) with respect to any Receivable arising under a Defaulted Obligation, any Collections on such Defaulted Obligation in excess of all amounts due thereon.

     "Credit Enhancement" means, with respect to any Series of Notes, the rights and benefits provided to the Noteholders of such Series of Notes pursuant to issuance of subordinated Notes, over-collateralization, a collateral interest, an insurance policy, a cash collateral guaranty or account, a letter of credit, a surety bond, a spread account, a reserve account or a yield enhancement account principally for the benefit of the Noteholders of such Series (or Noteholders of a Class within such Series) as designated in the applicable Series Supplement.

     "Cut-Off Date" means either the Initial Cut-Off Date with respect to the issuance of the first Series of Notes, and (ii) the date, if any, specified in a related Series Supplement with respect to any other Series of Notes.

     "Default" means any occurrence that is, or with notice or lapse of time or both would become, an Event of Default.

     "Defaulted Obligation" means any Premium Finance Obligation which (i) remains in default as of the beginning of the month immediately following the first anniversary of the cancellation or cancellability of the related insurance policy, which cancellation or cancellability results from such default, or (ii) is overdue and which the Servicer determines, in accordance with the Guidelines, is incapable of collection. A Premium Finance Obligation shall be considered to be a Defaulted Obligation upon the earlier to occur of (i) or (ii).

     "Deferred Payment Obligation" means the right to receive future payments from insureds under an insurance contract, that provides for deferred premium payments financed by an Originator (directly or through an acquisition from a Third Party Originator) in accordance with the Guidelines under a Premium Finance Assignment Agreement plus any rights against the insurer, and any related security or credit enhancement.

     "Definitive Notes" is defined in Section 2.16(f) hereof.

     "Depository" shall have the meaning specified in Section 2.16.

     "Depository Agreement" means, with respect to each Series, the agreement among the Issuer, the Trustee and the Clearing Agency or Foreign Clearing Agency, or as otherwise provided in the related Series Supplement.

     "Determination Date" means, unless otherwise specified in the related Series Supplement, the fourth Business Day prior to each Transfer Date.

     "Dollars" and the symbol "$" mean the lawful currency of the United States.

     "DTC" means The Depository Trust Company.

     "Eligible Receivable" has the meaning specified in the Sale and Servicing Agreement.

     "Enhancement" means, with respect to any Series of Notes, the rights and benefits provided to the Noteholders of such Series of Notes pursuant to any Credit Enhancement, guaranteed rate agreement, maturity liquidity facility, interest rate cap agreement, interest rate swap agreement, currency swap agreement or any other similar arrangement.

     "Enhancement Agreement" means any contract, agreement, instrument or document governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.

     "Enhancement Agreement Pay Out Event" means, with respect to any Series of Notes, any Pay Out Event under any Enhancement Agreement specified in the applicable Series Supplement, after giving effect to any applicable cure periods.

     "Enhancement Invested Amount" is defined, with respect to any Series of Notes, in the applicable Series Supplement.

     "Enhancement Deficiency" is defined, with respect to any Series of Notes, in the applicable Series Supplement.

     "Enhancement Percentage" means, with respect to any Series of Notes or Class of Notes, the percentage, if any, specified in the applicable Series Supplement.

     "Enhancement Provider" means the Person providing any Enhancement as designated in the applicable Series Supplement, other than any Noteholders the Notes of which are subordinated to any class or Series of Notes.

     "Enhancement Provider Account" is defined, with respect to any Series of Notes, in the applicable Series Supplement.

     "Enhancement Provider Default" is defined, with respect to any Series of Notes, in the applicable Series Supplement.

     "Enhancement Provider's Office" is defined, with respect to any Series of Notes, in the applicable Series Supplement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     "Euroclear Operator" shall mean Morgan Guaranty Trust Company of New York, Brussels, Belgium office, as operator of the Euroclear System.

     "Event of Default" has the meaning specified in Section 10.1.

     "Excess Finance Charge Collections" means with respect to any Series, unless otherwise specified in a Series Supplement, for any Monthly Period an amount equal to the excess of collections of Finance Charge Receivables and certain other amounts allocated to the Investor Interest of such Series or Class over the sum of (a) interest accrued for the current month and overdue interest on the Notes of such Series or Class (together with, if applicable, interest on overdue monthly interest at the rate specified in the accompanying Series Supplement), (b) accrued and unpaid Investor Servicing Fees with respect to such Series or Class payable from collections of Finance Charge Receivables, (c) the Investor Default Amount (as defined in the related Series Supplement) with respect to such Series or Class, (d) unreimbursed Investor Charge-Offs (as defined in the related Series Supplement) with respect to such Series or Class and (e) other amounts specified in the accompanying Series Supplement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Date" is defined in subsection 2.9(a)(ii).

     "Expected Final Payment Date" means, with respect to any Series of Notes, the date, if any, stated in the applicable Series Supplement as the date on which such Series of Notes is expected to be paid in full.

     "Extended Trust Termination Date" means the date specified in a Trust Extension pursuant to Section 12.1.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Finance Charge Account" shall have the meaning specified in subsection 5.3(b).

     "Finance Charge Receivables" means, (a) with respect to Loans (in respect of Originator Receivables), receivables created in respect of the Periodic Finance Charges and Late Fees and similar fees and charges allocable to the Issuer, (b) with respect to Deferred Payment Obligations, the receivable created in respect of the portion of the deferred payments in excess of the purchase price of such payments, and (c) with respect to the Transferor Certificate, the portion of payments received in respect of Underlying Receivables that represent periodic finance charges and related late fees and similar fees and charges payable to the Issuer, as holder of the Transferor Certificate, calculated as provided in subsection 1.02(f) of the Sale and Servicing Agreement.

     "Foreign Clearing Agency" shall mean Cedel and the Euroclear Operator.

     "Funding Period" shall have the meaning with respect to any Series of Notes, if applicable, specified in the related Series Supplement.

     "GAAP" means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended.

     "Global Note" shall have the meaning specified in Section 2.19.

     "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon or a security interest in or right of set-off against, deposit, or set over and confirm pursuant to this Indenture. A Grant of the Trust Estate or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Trust Estate and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

     "Guidelines" means, for so long as any of AIC, AICCO, IP Finance I, IP Finance II and IP Funding or affiliate thereof are acting as Servicer under the Sale and Servicing Agreement, the policies and procedures of AIC, AICCO, IP Finance I, IP Finance II and IP Funding relating to the operation of their respective insurance premium finance business, including, without limitation, the policies and procedures for determining the creditworthiness of insureds, insurance agents, insurance brokers and insurance companies, and for the extension of credit to prospective insureds and the purchase from prospective insurance companies of the rights to premium payments to be made under insurance policies and relating to the maintenance and servicing of Premium Finance Obligations and collection of receivables thereunder, as such policies and procedures may be amended from time to time. "Guidelines" shall be deemed to mean, with respect to any Person other than AIC, AICCO, IP Finance I, IP Finance II and IP Funding acting as Servicer under the Sale and Servicing Agreement, customary and prudent policies and procedures relating to the servicing of premium finance obligations comparable to the Premium Finance Obligations creating receivables comparable to the Receivables and the collection of receivables under such premium finance obligations.

     "Group" means with respect to any Series, the group of Series in which the related Series Supplement specifies that such Series shall be included.

     "Holder" or "Noteholder" shall mean the Person in whose name a Note is registered in the Note Register and, if applicable, the holder of any Bearer Note or Coupon, as the case may be, or such other Person deemed to be a "Holder" or "Noteholder" in any related Series Supplement.

     "Indebtedness" as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to any lease of any property (whether real, personal or mixed) that is properly classified as a liability on a balance sheet in conformity with GAAP,
(c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price for property or services, which purchase price is (i) due more than six months from the date of the incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument, (e) all indebtedness secured by any Lien on any property or asset owned by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, and (f) all Contingent Obligations of such Person in respect of any of the foregoing.

     "Indenture" means the Base Indenture, together with all Series Supplements, as the same may be amended, restated, modified or supplemented from time to time.

     "Independent" means, when used with respect to any specified Person, that the person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Seller and any Affiliate of any of the foregoing persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

     "Independent Certificate" means a certificate or opinion to be delivered to the Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 15.1, prepared by an Independent appraiser or other expert appointed by a Issuer Order and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

     "Initial Closing Date" means November 8, 1999.

     "Initial Cut-Off Date" means October 31, 1999.

     "Initial Investor Interests" shall mean, with respect to any Series of Notes, the amount stated in the related Series Supplement.

     "Insolvency Event" has the meaning specified in subsection 9.1(a).

     "Insured" means, either an Obligor or an insured under an insurance contract related to a Deferred Payment Obligation.

     "Interest Period" means, with respect to any Series of Notes, the period specified in the applicable Series Supplement.

     "Investment Company Act" means the Investment Company Act of 1940, as amended.

     "Investor Account" shall mean each of the Finance Charge Account, the Principal Account and each of the Payment Accounts.

     "Investor Exchange" shall have the meaning specified in subsection 2.2(a).

     "Investor Interests" shall have, with respect to any Series of Notes, the meaning stated in the related Series Supplement.

     "Investor Percentage" shall have the meaning stated in the related Series Supplement.

     "Investor Servicing Fee" means with respect to a Series or Class thereof, the servicing fee allocable to the Investor Interest with respect to such Series or Class, as specified in the related Series Supplement.

     "Investor Servicing Fee Percentage" shall have, with respect to any Series or Class thereof, the meaning specified in the related Series Supplement.

     "IP Finance I" means Imperial Premium Finance, Inc., a Delaware corporation.

     "IP Finance II" means Imperial Premium Finance, Inc., a California corporation.

     "IP Funding" means Imperial Premium Funding, Inc., a Delaware corporation.

     "Issuer" is defined in the preamble to the Base Indenture.

     "Issuer Obligations" means all principal and interest, at any time and from time to time, owing by the Issuer on the Notes and all costs, fees and expenses and other amounts owing payable by, or obligations of, the Issuer under the Indenture and/or the Related Documents.

     "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Trustee.

     "Issuer Percentage" shall mean, on any date of determination, when used with respect to Principal Receivables and Finance Charge Receivables, a percentage equal to 100% minus the Aggregate Investor Percentage, and if applicable Enhancement Percentage, if any, with respect to such categories of receivables.

     "Issuer Servicing Fee" means, the servicing fee allocable to the Issuer not allocated to any outstanding Series or Class thereof or interest represented by any Enhancement Invested Amounts or any Collateral Interests.

     "Late Fees" shall have the meaning specified in the Premium Finance Loan Agreement applicable to each Loan for late fees or similar terms.

     "Legal Final Payment Date" is defined, with respect to any Series of Notes, in the applicable Series Supplement.

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, participation or equity interest, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to Section 8.10 shall not be deemed to constitute a Lien.

     "Loan" shall mean each loan to an Obligor made by an Originator in accordance with the Guidelines under a Premium Finance Loan Agreement plus any rights (including rights to Unearned Premiums) against the insurer obligated on the policy financed, and any related security and credit enhancement.

     "Luxembourg Agent" is defined in Section 2.4(a).

     "Minimum Trust Interest" shall have the meaning specified in each Series Supplement.

     "Monthly Noteholders' Statement" means, with respect to any Series of Notes, a statement substantially in the form attached in the relevant Series Supplement, with such changes as the Servicer may determine to be necessary or desirable; provided, however, that no such change shall serve to exclude information required by this Base Indenture or any Series Supplement.

     "Monthly Period" shall mean, unless otherwise defined in any Series Supplement, the period from and including the first day of a calendar month to and including the last day of a calendar month.

     "Monthly Servicer Report" shall mean a report substantially in the form attached as Exhibit C to the Sale and Servicing Agreement or in such other form as shall be agreed between the Servicer and the Trustee; provided, however, that no such other agreed form shall serve to exclude information required by this Base Indenture or any Series Supplement.

     "Moody's" means Moody's Investors Service, Inc.

     "New Series Issuance" means any issuance of a new Series of Notes pursuant to Section 2.2.

     "New Series Issuance Date" shall have the meaning, with respect to any Series issued pursuant to a New Series Issuance, specified in Section 2.2.

     "New Series Issuance Notice" shall have the meaning, with respect to any Series issued pursuant to a New Series Issuance, specified in Section 2.2.

     "Noteholder" means the holder of a Note.

     "Note Interest" shall mean interest payable in respect of the Notes of any Series pursuant to Section 7 (Article 5) of the Series Supplement for such Series.

     "Notes" shall mean any one of the notes (including, without limitation, the Bearer Notes, the Registered Notes or the Global Notes) issued by the Issuer, executed and authenticated by the Trustee substantially in the form (or forms in the case of a Series with multiple classes) of the note attached to the related Series Supplement or such other interest in the Issuer deemed to be a "Note" in any related Series Supplement.

     "Note Majority" means the holders of Notes, voting together without regard to Class or Series, representing in excess of fifty percent of the aggregate principal balance of all Notes outstanding.

     "Note Owner" means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or Foreign Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency or Foreign Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency or Foreign Clearing Agency).

     "Note Principal" means the principal payable in respect of the Notes of any Series pursuant to Article 5 hereof.

     "Note Rate" means, with respect to any Series of Notes (or, for any Series with more than one Class, for each Class of such Series), the annual rate at which interest accrues on the Notes of such Series of Notes (or formula on the basis of which such rate shall be determined) as stated in the applicable Series Supplement.

     "Note Register" means the register maintained pursuant to subsection 2.6(a), providing for the registration of the Notes and transfers and exchanges thereof.

     "Notice Date" shall have the meaning specified in subsection 2.06(d)(i) of the Sale and Servicing Agreement.

     "Obligor" shall mean a Person or Persons obligated to make payments with respect to a Premium Finance Obligation, including any guarantor thereof.

     "Officer's Certificate" means a certificate signed by any Authorized Officer of the Owner Trustee, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 15.1 and TIA ss. 314, and delivered to the Trustee. Unless otherwise specified, any reference in this Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Owner Trustee.

     "Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be employees of or counsel to the Issuer, the Seller or the Servicer and who shall be satisfactory to the Trustee and addressed to the Trustee, and which shall comply with any applicable requirements of Section 15.1 and TIA ss. 314, and shall be in form and substance satisfactory to the Trustee, and shall be addressed to the Trustee. An Opinion of Counsel may, to the extent same is based on any factual matter, rely on an Officer's Certificate or an AIC Officer's Certificate as to the truth of such factual matter.

     "Originator Receivable" has the meaning specified in the Sale and Servicing Agreement.

     "Originators" means each of AIC, AICCO, IP Finance I, IP Finance II or IP Funding or, in the case of a Premium Finance Obligation purchased by AIC, AICCO, IP Finance I, IP Finance II or IP Funding or an affiliate thereof, the related Third Party Originator.

     "Owner Trustee" means Chase Manhattan Bank Delaware, a Delaware banking corporation, in its capacity as owner trustee under the Trust Agreement.

     "Pay Out Event" shall mean, with respect to each Series of Notes, a Trust Pay Out Event or a Series Pay Out Event.

     "Paying Agent" shall mean any paying agent appointed pursuant to Section
2.7 and shall initially be the Trustee.

     "Payment Account" shall have the meaning specified in subsection 5.3(c).

     "Payment Date" means, with respect to each Series, the dates specified in the related Series Supplement.

     "Pension Plan" means any "employee pension benefit plan," as such term is defined in ERISA, which is subject to Title IV of ERISA and to which any company in the Controlled Group of which such Person is a member has liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

     "Periodic Finance Charges" shall mean, with respect to each Loan, the monthly finance charges payable under the related Premium Finance Loan Agreement by the related Obligor.

     "Permanent Global Note" is defined in Section 2.1(c) of the Base Indenture.

     "Permitted Investments" shall mean, unless otherwise provided in the Series Supplement with respect to any Series (a) book-entry securities or negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations of or fully guaranteed by the United States of America; (ii) demand deposits, time deposits or certificates of deposit of any depositary institution or trust company; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, either
(A) the certificates of deposit of such
depositary institution or trust company shall have a credit rating from Moody's and Standard & Poor's of P-1 and A-1+, respectively, and the long-term unsecured debt obligations of such depositary institution or trust company shall have a credit rating from Moody's and Standard & Poor's of at least Aa3 and AA-, respectively or (B) such investment is made with the corporate trust department of such depositary institution or trust company and the certificates of deposit of such depositary institution or trust company shall have a credit rating from Moody's and Standard & Poor's of P-l and A-l, respectively, and the long-term debt obligations of such depositary institution or trust company shall have a credit rating from Moody's and Standard & Poor's of at least A3 and A-, respectively; (iii) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from Moody's and Standard & Poor's of P-l and A-l+, respectively; (iv) bankers' acceptances issued by any depositary institution or trust company described in clause (ii) above; (v) investments in money market or common trust funds rated AAA-M or AAA-MG by Standard & Poor's or P-l by Moody's or otherwise approved in writing by each Rating Agency; and (vi) demand deposits, time deposits and certificates of deposit which are fully insured to the limits as required by law and the FDIC; and (b) securities not represented by an instrument that are registered in the name of the Trustee or its custodian or nominee upon books maintained for that purpose by or on behalf of the issuer thereof and identified on books maintained for that purpose by the Trustee or its custodian or nominee as held for the benefit of the Trust or the Noteholders, and consisting of shares of an open end diversified investment company which is registered under the Investment Company Act of 1940, as amended, and which (i) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Permitted Investments, (ii) seeks to maintain a constant net asset value per share, (iii) has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares and (iv) each Rating Agency designates in writing will not result in a withdrawal or downgrading of its then current rating of any Series rated by it.

     "Person" shall mean any natural or legal person, including any individual, corporation, business trust, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

     "Physical Property" means banker's acceptances, commercial paper, negotiable certificates of deposits and other obligations that constitute "instruments" within the meaning of Section 9-105(l)(i) of the applicable UCC and are susceptible to physical delivery and Certificated Securities.

     "Pre-Funding Account" shall have the meaning, with respect to any Series of Notes, if any, specified in the related Series Supplement.

     "Premium Finance Agreement" means, with respect to a Loan, a Premium Finance Loan Agreement and, with respect to a Deferred Payment Obligation, a Premium Finance Assignment Agreement and any related documentation.

     "Premium Finance Assignment Agreement" means a written agreement by which an insurance company sells to an Originator or Third Party Originator payments of premiums due or to become due from an insured or prospective insured on an insurance contract.

     "Premium Finance Loan Agreement" means a written agreement by which an insured or prospective insured promises to pay to the applicable Originator an amount advanced or to be advanced thereunder to an insurer (or to an insurance broker or agent for payment to the insurer) in payment of premiums on an insurance contract together with any Periodic Finance Charges, Late Fees and any other incidental fees and charges.

     "Premium Finance Obligation" means, either a Loan or a Deferred Payment Obligation.

     "Principal Account" shall have the meaning specified in subsection 5.3(b).

     "Principal Amortization Period" means, with respect to any Series of Notes, the period specified, if any, in the applicable Series Supplement.

     "Principal Funding Account" shall have the meaning, with respect to any Series of Notes, if any, specified in the related Series Supplement.

     "Principal Receivable" means, (a) with respect to Loans (in respect to the Originator Receivables), each receivable created in respect of amounts borrowed by Insureds to pay premiums for property and casualty insurance, (b) with respect to Deferred Payment Obligations, each receivable created in respect of the portion of the deferred payments equal to the purchase price paid by the related Originator for the right to receive such payments, and (c) with respect to the Transferor Certificate, the outstanding balance of the Transferor Certificate, to the extent representing (in respect of Underlying Receivables) the principal amount of receivables created in respect of amounts borrowed by Insureds to pay premiums for property and casualty insurance, and other than (i) Finance Charge Receivables and (ii) Recoveries, calculated as provided in subsection 1.02(f) of the Sale and Servicing Agreement.

     "Principal Terms" has the meaning with respect to any Series issued pursuant to a New Series Issuance specified in subsection 2.2(b).

     "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

     "Purchase Agreement" has the meaning specified in the introductory clauses to the Sale and Servicing Agreement.

     "Qualified Institution" means a depository institution or trust company, which may include the Trustee, organized under the laws of the United States or any one of the states thereof or the District of Columbia, which either (a) has corporate trust powers and at all times has a certificate of deposit rating of P-1 by Moody's and of A-1 by Standard & Poor's or a long-term unsecured debt obligation rating of at least A3 by Moody's and at least A- by Standard & Poor's and deposit insurance provided by either the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF"), each administered by the FDIC, or (b) at all times has a certificate of deposit rating of at least P-1 by Moody's and A-1+ by Standard & Poor's or a long term unsecured debt obligation rating of at least Aa3 by Moody's and of at least AA- by Standard & Poor's and deposit insurance as required by the FDIC or (c) a depository institution, which may include the Indenture Trustee, which is acceptable to the Rating Agency.

     "Rapid Accumulation Period" means, with respect to any Series of Notes, a period specified, if any, in the applicable Series Supplement.

     "Rapid Amortization Period" means , with respect to any Series of Notes, the period specified, if any, in the applicable Series Supplement.

     "Rating Agency" means, with respect to each outstanding Series of Notes, the rating agency or agencies, if any, selected by the Issuer to rate all or a portion of such Series of Notes or any Class thereof, as specified in the related Series Supplement, at the request of the Issuer.

     "Rating Agency Condition" shall mean, unless otherwise provided in a Series Supplement, with respect to any action requiring rating agency approval or consent, that each Rating Agency rating any Series shall have notified the Issuer, the Seller, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of any outstanding Series or Class thereof with respect to which it is a Rating Agency. Satisfaction of the Rating Agency Condition shall be an expense of the Issuer unless otherwise provided herein or in any Series Supplement.

     "Reassignment" shall have the meaning specified in subsection 2.07(b)(ii) of the Sale and Servicing Agreement

     "Receivable" means (a) the entire beneficial interest in a Loan (with respect to the Originator Receivables and Underlying Receivables) and (b) the entire interest in a Deferred Payment Obligation (with respect to the Originator Receivables), including all amounts due and to become due and all Collections on or in respect of such Premium Finance Obligations (including all Finance Charge Receivables, Principal Receivables and Recoveries). The term "Receivable" shall be deemed to refer to an Additional Receivable only from and after the Addition Date with respect thereto, and the term "Receivable" shall be deemed to refer to any Removed Receivable only prior to the Removal Date with respect thereto. The term "Receivable" shall in no event include any Credit Balance.

     "Record Date" means, unless otherwise specified in the applicable Series Supplement, with respect to any Series of Notes and any Payment Date, the last Business Day of the preceding Monthly Period.

     "Recoveries" shall mean all amounts, other than Credit Balances, received by the Servicer from any Person (including the Insured or insurance company or any third party guarantors) with respect to any Defaulted Obligation, including, without limitation, any Unearned Premium or other collateral securing such obligation with respect thereto, and, if permitted by applicable law or regulation, the right to receive dividends and loss payments on the related insurance policy or policies and any amounts from any applicable state fund.

     "Redemption Date" means (a) in the case of a redemption of the Notes pursuant to Section 14.1, the Payment Date specified by the Servicer or the Issuer pursuant to Section 14.1 or (b) the date specified for a Series pursuant to redemption provisions of the related supplement.

     "Redemption Price" means in the case of a redemption of the Notes pursuant to Section 14.1, an amount equal to the unpaid principal amount of the then outstanding principal amount of each class of Notes being redeemed plus accrued and unpaid interest thereon to but excluding the Redemption Date and any other amounts due to Noteholders.

     "Registered Notes" shall have the meaning specified in Section 2.1.

     "Regulation S" is defined in Section 2.1(c) of the Base Indenture.

     "Related Assets" means the entire beneficial interest in the following: (i) all rights in respect of Unearned Premium, all rights against insurers with respect to policies giving rise to Deferred Payment Obligations, upon the cancellation or other modification of such policies, and all collateral for any of the foregoing, (ii) all claims against any Third-Party Originators with respect to the Premium Finance Obligations purported to be conveyed hereunder,
(iii) all other collateral, guarantees or support arrangements pertaining to such Premium Finance Obligations or such obligations of insurers and Third-Party Originators and (iv) all Recoveries with respect to any of the foregoing.

     "Related Documents" means, collectively, the Base Indenture, any Series Supplement, the Notes, the Sale and Servicing Agreement, the Purchase Agreement, the Transferor Certificate Purchase Agreement, any Enhancement Agreement, the Trust Agreement and any agreements relating to the issuance or the purchase of any of the Notes.

     "Related Month" means, (i) with respect to any Payment Date, Determination Date or Payment Date, the most recently ended calendar month and (ii) with respect to an Interest Period, the month in which such Interest Period commences; provided, however, that with respect to the above clause (i), the initial Related Month shall be the period from and including the date of issuance of the first Series of Notes to and including the last day of the calendar month in which such issuance occurs.

     "Removal Date" shall mean any date on which designated Removed Receivables will be reassigned by the Trustee to the Seller, as specified in subsection 2.07(a) of the Sale and Servicing Agreement.

     "Removal Notice Date" shall have the meaning specified in subsection 2.07(a) of the Sale and Servicing Agreement.

     "Removed Receivables" shall have the meaning specified in subsection 2.07(a) of the Sale and Servicing Agreement.

     "Requirements of Law" means, with respect to any Person or any of its assets, the certificate of incorporation or articles of association and by-laws, certificate of limited partnership, limited partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or its assets or to which such Person or its assets is subject, whether Federal, state or local (including, without limitation, usury laws and laws relating to truth in lending).

     "Responsible Officer" shall mean any officer within the Corporate Trust Office (or any successor group of the Trustee), including any Vice President, any Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any person who at the time shall be an above-designated officer and also, with respect to a particular matter, any other officer to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Restricted Global Note" is defined in Section 2.1(b) of the Base
Indenture.

     "Restricted Period" shall have, with respect to any Series of Notes, the meaning designated as the "Restricted Period," if any, in the related Series Supplement.

     "Revised Article 8" means Revised Article 8 (1994 Version) (and corresponding amendments to Article 9) as promulgated by the National Conference of Commissioners on Uniform State Laws.

     "Revolving Period" means, with respect to any Series of Notes, the period specified in the applicable Series Supplement.

     "Rule 144A" is defined in subsection 2.1(b) hereof.

     "Sale and Servicing Agreement" means the Sale and Servicing Agreement dated November 8, 1999, among the Issuer, the Seller, the Servicer and the Trustee substantially in the form of Exhibit D hereto, as the same may be amended or supplemented from time to time.

     "S&P" or "Standard & Poors" means Standard & Poors Ratings Service, a division of The McGraw-Hill Companies, Inc.

     "Scheduled Payment Date" shall have the meaning, with respect to any Series of Notes, if any, in the related Series Supplement.

     "Secured Parties" is defined in Granting Clause of the Base Indenture.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Intermediary" means a "securities intermediary" within the meaning of Section 8-102(a)(14) of Revised Article 8.

     "Security Entitlement" means a "security entitlement" within the meaning of
Section 8-102(a)(17) of Revised Article 8.

     "Seller" shall mean ART, and any permitted successor or assignee thereof.

     "Series Account" shall mean any account or accounts established pursuant to a Series Supplement for the benefit of the related Series.

     "Series Closing Date" means, with respect to any Series of Notes, the date of issuance of such Series of Notes, as specified in the applicable Series Supplement.

     "Series of Notes" or "Series" means any Series of Notes issued and authenticated pursuant to the Base Indenture and a related Series Supplement, which may include within any Series multiple Classes of Notes, one or more of which may be subordinated to another Class or Classes of Notes.

     "Series Pay Out Event" has the meaning, with respect to any Series of Notes, specified in the related Series Supplement.

     "Series Supplement" means a supplement to the Base Indenture complying with the terms of Section 2.2 of the Base Indenture or a Supplement.

     "Series Temporary Regulation S Global Note" means, with respect to any Series of Notes, the notes designated as such, if any, in the related Series Supplement.

     "Series Termination Date" means, with respect to any Series of Notes, the date stated in the applicable Series Supplement as the termination date.

     "Servicer" shall mean initially AIC, AICCO, IP Finance I, IP Finance II and IP Funding and their respective permitted successors and assigns and thereafter any Person appointed as successor as herein provided to service the Receivables.

     "Servicer Default" has the meaning specified in Section 10.01 of the Sale and Servicing Agreement.

     "Servicing Fee" means the aggregate of the Investor Servicing Fees and the Issuer Servicing Fees.

     "Servicing Officer" shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Servicer (by each of AIC, AICCO, IP Finance I, IP Finance II and IP Funding, if all are then acting as the Servicer), as such list may from time to time be amended.

     "Subsidiary" means, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or (b) that is, at the time any determination is being made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "Supplement" means a supplement to the Base Indenture complying with the terms of Article 13 of the Base Indenture.

     "Swap Agreement" means one or more interest rate swap contracts, interest rate cap agreements or similar contracts entered into by the Trust in connection with the issuance of a Series of Notes, as specified in the related Series Supplement, providing limited protection against interest rate risks.

     "Tax Opinion" shall mean with respect to any action or event, an Opinion of Counsel to the effect that, for United States federal income tax purposes (x) in connection with the initial issuance of a Series of Notes, if so specified in the related Series Supplement, such Notes constitute indebtedness and (y) (a) such action or event will not adversely affect the tax characterization of Notes of any outstanding Series or Class of Notes issued to investors as debt, (b) following such action or event, the Issuer will not be treated as a taxable entity and (c) such action or event will not cause or constitute a taxable event to any Noteholder or the Issuer.

     "Temporary Global Note" is defined in subsection 2.1(c) hereof.

     "Third Party Originator" shall mean an originator other than AIC, AICCO, IP Finance I, IP Finance II or IP Funding that has originated a Premium Finance

Obligation to an Insured in the United States in accordance with the Guidelines, which Premium Finance Obligation is subsequently purchased by AIC, AICCO, IP Finance I, IP Finance II or IP Funding and sold to the Seller.

     "Transfer Agent and Registrar" shall have the meaning specified in Section
2.6 and shall initially be the Trustee's Corporate Trust Office.

     "Transfer Date" shall mean, unless otherwise specified in the related Series Supplement, with respect to any Series, the Business Day immediately prior to each Payment Date.

     "Transferor Certificate" means the certificate representing an undivided ownership interest in the AIC Premium Finance Loan Master Trust created pursuant to the Pooling and Servicing Agreement, not represented by any outstanding series of certificates issued by the AIR Trust.

     "Transferor Certificate Purchase Agreement" has the meaning specified in the introductory clauses to the Sale and Servicing Agreement.

     "Trust Account" is defined in the Granting Clause to the Base Indenture.

     "Trust Agreement" means the trust agreement dated as of November 5, 1999 between the Trust, as grantor, and Chase Manhattan Bank Delaware, as owner trustee.

     "Trust Assets" means any interest of any kind in any assets or property of any kind, tangible or intangible, real, personal or mixed, now owned or hereafter acquired by and owned by the Issuer.

     "Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of this Indenture for the benefit of the Noteholders (including all property and interests Granted to the Trustee), including all proceeds thereof, as defined in the Granting Clause to the Base Indenture.

     "Trust Extension" means a written notice sent to the Trustee by the Servicer and the Seller to extend the lien of the Indenture beyond the date specified in clause (B) of Section 12.1, which shall be delivered no later than five (5) Business days preceding such termination date.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

     "Trust Interest" means the remaining undivided interest in the Trust Estate not securing any outstanding Notes or any other obligation of the Issuer.

     "Trust Interest Reduction" shall have the meaning specified in subsection 2.2.

     "Trust Liquidation Event" means, with respect to any Series of Notes, one of the events specified in the applicable Series Supplement.

     "Trust Pay Out Event" with respect to all Series of Notes, has the meaning specified in Section 9.1 hereof.

     "Trust Termination Date" shall have the meaning specified in Section 12.1.

     "Trustee" shall mean initially Bank One, National Association, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee appointed in accordance with the provisions of the Base Indenture.

     "UCC" means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction.

     "Uncertificated Security" means an "uncertificated security" within the meaning of the applicable UCC.

     "Underlying Receivable" has the meaning specified in the Sale and Servicing Agreement.

     "Unearned Premium" shall mean, with respect to any Loan, the portion, if any, of any insurance premium financed under the related Premium Finance Agreement that is considered unearned and is required under applicable law and/or the terms of the related insurance policy to be returned by the insurance company directly, or indirectly through an insurance broker or agent, to the related holder of the Loan upon receipt by the related Insured of notice of cancellation of the related insurance policy, if such insurance policy is cancelable.

     "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

     "United States Security Entitlement" means a "Security Entitlement" as defined in 31 C.F.R.ss. 357.2, 24 C.F.R.ss.1.2, 12 C.F.R.ss.912.1, 12
C.F.R.ss.1511.1, 12 C.F.R.ss.615.5450 or 3l C.F.R.ss.354.1.

     "U.S. Government Obligations" means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged as to full and timely payment of such obligations.

     "written" or "in writing" means any form of written communication, including, without limitation, by means of telex, telecopier device, telegraph or cable.

     Section 1.2. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the Securities and Exchange Commission.

     "indenture securities" means the Notes.

     "indenture security holder" means a Noteholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

     Section 1.3. Cross-References.

     Unless otherwise specified, references in this Indenture and in each other Related Document to any Article or Section are references to such Article or Section of this Indenture or such other Related Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     Section 1.4. Accounting and Financial Determinations; No Duplication.

     Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Indenture, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in this Indenture, in accordance with GAAP applied on a consistent basis. When used herein, the term "financial statement" shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Related Documents shall be made without duplication.

     Section 1.5. Rules of Construction.

     In this Indenture, unless the context otherwise requires:

          (i) "or" is not exclusive;

          (ii) the singular includes the plural and vice versa;

          (iii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Indenture, and reference to any Person in a particular capacity only refers to such Person in such capacity;

          (iv) reference to any gender includes the other gender;

          (v) reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

          (vi) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; and

          (vii) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding".

     Section 1.6. Other Definitional Provisions.

     (a) All terms defined in any Series Supplement or this Base Indenture shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Capitalized terms used but not defined herein shall have the respective meaning given to such term in the Sale and Servicing Agreement.

     (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Base Indenture or any Series Supplement shall refer to this Base Indenture or such Series Supplement as a whole and not to any particular provision of this Base Indenture or any Series Supplement; and Section, subsection, Schedule and Exhibit references contained in this Base Indenture or any Series Supplement are references to Sections, subsections, Schedules and Exhibits in or to this Base Indenture or any Series Supplement unless otherwise specified.

                               [End of Article 1]

                                   Article 2.

                                    THE NOTES

     Section 2.1. Designation and Terms of Notes.

     (a) Subject to Sections 2.16 and 2.19, the Notes of each Series and any Class thereof may be issued in bearer form (the "Bearer Notes") with attached interest coupons and a special coupon (collectively, the "Coupons") or in fully registered form (the "Registered Notes"), and shall be substantially in the form of exhibits with respect thereto attached to the applicable Series Supplement (which, if such Series is not sold pursuant to an effective registration statement under the Securities Act, may take the form of any form specified in subsections 2.1(b) and 2.1(c) or as specified in the related Series Supplement), with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such restrictions, legends or endorsements placed thereon and shall bear, upon its face, the designation for such Series to which it belongs so selected by the Issuer, all as determined by the officers executing such Notes, as evidenced by their execution of the Notes, provided, however, that Bearer Notes shall be issued only in conformity with applicable laws and regulations, including without limitation the applicable Bearer Rules. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. All Notes of any Series shall, except as specified in the related Series Supplement, be pari passu and equally and ratably entitled as provided herein to the benefits hereof (except that, unless otherwise provided for in a related Series Supplement, the Enhancement provided for any Series shall not be available for any other Series) without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Base Indenture and the related Series Supplement. If specified in the related Series Supplement for any Series, the Notes shall be issued upon initial issuance as a single note in an original principal amount equal to the Investor Interest of such Series and Class as described in Section 2.16. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. Each Series of Notes shall be issued in the minimum denominations set forth in the related Series Supplement.

     (b) Any Series of Notes, or any Class of any Series, initially offered and sold (i) to an institutional investors within the meaning of Regulation D under the Securities Act in reliance on an exemption from the registration requirements of the Securities, (ii) to qualified institutional buyers within the meaning of, and in reliance on, Rule 144A under the Securities Act ("Rule 144A"), or (iii) in reliance on another exemption under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States and any other applicable jurisdiction, and as provided in the applicable Series Supplement, shall be issued in the form of and represented by either (B) a Registered Note (in Definitive Form) or (A) one or more permanent global Notes in fully registered form without interest coupons (each, a "Restricted Global Note"), substantially in the form set forth in the applicable Series Supplement, with such restrictions and legends as may be applicable thereto, which, in the case of a Restricted Global Note, shall be deposited on behalf of the subscribers for the Notes represented thereby with a custodian for DTC, and registered in the name of DTC or a nominee of DTC, duly executed by the Issuer and authenticated by the Trustee as provided herein for credit to the accounts of the subscribers at DTC. The aggregate initial principal amount of a Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the custodian for DTC, DTC or its nominee, as the case may be, as hereinafter provided.

     Unless otherwise specified in the related supplement, prior to any sale specified in the preceding paragraph of this subsection 2.1(b), each such investor shall provide the certification required by subsection 2.9(a) hereto or such other certification specified in the related Series Supplement or any agreement providing for the sale of such Notes and, in the case of a Restricted Global Note, in addition to providing the required certification each such investor shall be deemed to have represented and agreed that

          (1) it (A) (1) is a qualified institutional buyer, (2) is aware that the sale of the Notes to it is being made in reliance on Rule 144A, and (3) is acquiring such Notes for its own account or for the account of a qualified institutional buyer, as the case may be, or with respect to any transferee of a direct purchaser of the Notes or (B) (1) is an institutional investor that is an accredited investor purchasing the Notes being sold to it for its own account or for the account of an institutional accredited investor, and (2) is not acquiring such Notes with a view to any resale or distribution thereof other than in accordance with the restrictions set forth below, or (C) is not a U.S. person and is acquiring the Notes outside of the United States;

          (2) it understands that the Notes purchased by it will be offered, and may be transferred, only in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future it decides to resell, pledge or otherwise transfer any Notes, such Notes may be resold, pledged or transferred only (a) to a person who the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (b) outside the United State to a non-U.S. Person (as such term is defined in Regulation S of the Securities Act, (c) pursuant to an exemption from registration provided by Rule 144A thereunder (if available), (d) to an institutional accredited investor pursuant to any other exemption from registration under the Securities Act, (e) pursuant to an effective registration statement under the Securities Act or (f) in reliance on another exemption under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United states and any other applicable jurisdiction;

          (3) it understands that, unless a legend is otherwise specified in the Series Supplement, the Notes will bear a legend substantially as set forth below:

     THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT
     (1) TO A PERSON THE NOTEHOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
     (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN WHICH THE TRANSFEREE MAKES CERTAIN REPRESENTATIONS AND WARRANTIES SET FORTH IN THE BASE INDENTURE AND THE SERIES SUPPLEMENT FOR THIS SERIES, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES; and

          (4) it acknowledges that the Trustee, Issuer, any underwriter or placement agent for such Series of Notes, and their Affiliates, and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements. If it is acquiring any Notes for the account of one or more institutional accredited investors, qualified institutional buyers, or non-U S Person, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such account.

     In addition, such purchaser shall be responsible for providing additional information or certification, as shall be reasonably requested by the Trustee or Issuer, to support the truth and accuracy of the foregoing acknowledgements, representations and agreements, it being understood that such additional information is not intended to create additional restrictions on the transfer of the Notes.

     (c) Temporary Global Note: Permanent Global Note. Any Series of Notes, or any class of such Series, offered and sold to non-U.S. persons outside of the United States and in reliance on Regulation S ("Regulation S") under the Securities Act, shall, unless otherwise provided in the applicable Series Supplement, initially be issued in the form of one or more temporary global Notes (each a "Temporary Global Note") in fully registered form without interest coupons substantially in the form set forth in the applicable Series Supplement with such legends as may be applicable thereto, registered in the name of DTC or a nominee of DTC, duly executed by the Issuer and authenticated by the Trustee as provided herein, for credit to the subscribers' accounts at Morgan Guaranty Trust Company of New York, Brussels Office, or its successor, as operator of Euroclear, or at Cedel. Interests in a Temporary Global Note will be exchangeable, in whole or in part, for interests in a permanent global note (a "Permanent Global Note") in fully registered form without interest coupons, representing Notes of the same Series, substantially in the form set forth in the applicable Series Supplement, in accordance with the provisions of the Temporary Global Note and this Indenture. Until the Exchange Date, interests in a Temporary Global Note may only be held by the agent members of Euroclear and Cedel. The aggregate initial principal amount of the Temporary Global Note and the Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the custodian for DTC, DTC or its nominee, as the case may be, as hereinafter provided.

     (d) The Notes shall, upon issue pursuant to this Section 2.1, Section 2.2, \Section 2.16 or Section 2.18, be executed by the Issuer and authenticated on behalf of the Issuer by the Trustee, not personally, but solely as Trustee hereunder. Any Note shall be issuable in a minimum denomination of $1,000 and integral multiples thereof, unless otherwise specified in the related Series Supplement for such Series. Unless otherwise specified in the related Series Supplement for any Series, the Notes shall be issued upon initial issuance as a single note in an original principal amount equal to the outstanding balance of such Notes as described in Section 2.16.

     Section 2.2. New Series Issuances.

     The Notes may be issued in one or more Series. Each Series of Notes shall be created by a Series Supplement.

     (a) The Issuer may reduce the Trust Interest to effectuate the issuance of one or more new Series of Notes or, in connection with a Companion Series, interests in such Series (a "Trust Interest Reduction"). In addition, to the extent permitted for any Series of Notes as specified in the related Series Supplement, the Noteholders of such Series may tender their Notes and the Issuer may reduce the Trust Interest pursuant to the terms and conditions set forth in such Series Supplement to effectuate the issuance of one or more new Series of Notes (an "Investor Exchange"). Each of a Trust Interest Reduction and an Investor Exchange is sometimes referred to herein as a "New Series Issuance." The Issuer may effect a New Series Issuance from time to time by notifying the Trustee in writing at least three days in advance (a "New Series Issuance Notice") of the date upon which the New Series Issuance is to occur (a "New Series Issuance Date"). Any New Series Issuance Notice shall state the designation of any Series (and Class thereof, if applicable) to be issued on the New Series Issuance Date and, with respect to each such Series: (a) its Initial Investor Interest (or the method for calculating such Initial Investor's Interest), which, at any time, may not be greater than the current aggregate principal amount of the Trust Interests at such time minus the highest Minimum Trust Interest specified in the Series Supplement for any outstanding Series (or in the case of an Investor Exchange, the sum of the Investor Interests of the Series of Notes to be exchanged plus the current aggregate principal amount of the Trust Interest), (b) its initial outstanding principal amount (or the method for calculating such amount), and (c) the Enhancement Provider, if any, with respect to such Series. On the New Series Issuance Date, the Issuer shall execute and the Trustee shall authenticate and deliver any such Series of Notes only upon delivery to it of the following:

          (i) an Issuer Order authorizing and directing the authentication and delivery of the Notes of such new Series by the Trustee and specifying the designation of such new Series, the aggregate principal amount of Notes of such new Series (and Class) to be authenticated with respect to such new Series;

          (ii) a Series Supplement in form satisfactory to the Trustee executed by the Issuer and the Trustee and specifying the Principal Terms of such new Series;

          (iii) the related Enhancement, if any;

          (iv) the related Enhancement Agreement, if any, executed by each of the parties thereto, other than the Trustee;

          (v) unless otherwise specified in the related Series Supplement, a Tax Opinion with respect to the issuance of such Series, subject to the assumptions and qualifications stated therein, and in a form substantially acceptable to the Trustee, dated the applicable Series Closing Date;

          (vi) written confirmation from each Rating Agency that the Rating Agency Condition with respect to each outstanding Series of Notes shall have been satisfied with respect to such issuance;

          (vii) an AIC Officer's Certificate of the Seller that on the New Series Issuance Date (A) the Seller, after giving effect to the New Series Issuance, would not be required to add Additional Receivables pursuant to subsection 2.06(a) of the Sale and Servicing Agreement and (B) after giving effect to such New Series Issuance, the Trust Interest would be at least equal to the highest Minimum Trust Interest of any outstanding Series;

          (viii) in the case of an Investor Exchange, the applicable existing Notes;

          (ix) evidence that each of the parties to the Related Documents (other than any Series Supplement, Enhancement Agreement or other Related Document relating solely to another Series of Notes) has covenanted and agreed that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting, against the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law;

          (x) an opinion of counsel as to the grant by the Issuer to the Trustee of a first priority, perfected security interest in and to the Trust Estate;

          (xi) evidence (which, in the case of the filing of financing statements on form UCC-1, may be telephonic, followed by prompt written confirmation) that the Issuer has delivered the Trust Estate to the Trustee and has caused all filings (including filing of financing statements on form UCC-1) and recordings to be accomplished as may be reasonably required by law to establish, perfect, protect and preserve the rights, titles, interests, remedies, powers, privileges, licenses and security interest of the Trustee in the Trust Estate for the benefit of the Secured Parties; and

          (xii) such other documents, instruments, certifications, agreements or other items as the Trustee may reasonably require.

Upon satisfaction of such conditions, the Trustee shall authenticate and deliver, as provided above, such Series of Notes and, in the case of an Investor Exchange, cancel the applicable Notes, and a corresponding reduction in the Trust Interest will result. There is no limit to the number of New Series Issuances that may be performed under the Indenture.

     (b) In conjunction with the issuance of a New Series Issuance, the parties hereto shall execute a Series Supplement, which shall specify the relevant terms with respect to any newly issued Series of Notes, which may include without limitation, as applicable: (i) its name or designation, (ii) the initial aggregate principal amount of Notes of such Series or a method for calculating the principal and a method for determining principal for any Series with variable principal amount, (iii) the Initial Investor Interest or a method for calculating the Initial Investor Interest and a method for determining any adjusted Investor Interest, if applicable, (iv) the percentage of the Trust Estate to be allocated with respect to such Series and the provisions governing such allocations, (v) the Note Rate (or the method for calculating such Note
Rate) with respect to such Series, (vi) the Closing Date, (vii) each rating agency, if any, rating such Series, (viii) the name of the Clearing Agency, if any, (ix) the rights of the Trust that have been transferred to the Holders of such Series pursuant to such New Series Issuance (including any rights to allocations of Collections of Finance Charge Receivables, Principal Receivables and Recoveries), (x) the Interest Period, the interest payment date or dates and the date or dates from which interest shall accrue, including the interest accrual period, (xi) the periods during which or dates on which principal will be paid or accrued, (xii) the method of allocating Collections with respect to Principal Receivables for such Series and, if applicable, with respect to other Series and the method by which the principal amount of Notes of such Series shall amortize or accrete and the method for allocating Collections with respect to Finance Charge Receivables and Recoveries, (xiii) any other Collections with respect to Receivables or other amounts available to be paid with respect to such Series, (xiv) the names of any accounts to be used by such

Series and the terms governing the operation of any such account and use of moneys therein, (xv) the Investor Servicing Fee and the Investor Servicing Fee Percentage, (xvi) the Minimum Trust Interest and the Series Termination Date,
(xvii) the terms of any Enhancement with respect to such Series and the Enhancement Provider, if applicable, (xviii) the base rate, if any, applicable to such Series, (xix) the terms on which the Notes of such Series may be repurchased, refinanced, defeased or remarketed to other investors, (xx) any deposit into any account provided for such Series, (xxi) the number of Classes of such Series, and if more than one Class, the rights and priorities of each such Class, (xxii) the extent to which the Notes will be issuable in temporary or permanent global form, and in such case, the depository for such global note or notes, the terms and conditions, if any, upon which such global note may be exchanged in whole or in part for Definitive Notes, and the manner in which any interest or principal payable on a temporary or global note will be paid, (xxiii) whether the Notes may be issued in bearer form and any limitations imposed thereon, (xxiv) the priority of any Series with respect to any other Series, (xxv) whether such Series will or may be a Companion Series and the Series with which it will be paired, if applicable, (xxvi) whether the Notes will be issued in multiple classes and, if so, the method of allocating Collections among such classes and (xxvii) any other relevant terms of such Series of Notes (all such terms, the "Principal Terms" of such Series);

     (c) The terms of such Series Supplement may modify or amend the terms of this Indenture solely as applied to such new Series. If on the date of the issuance of such Series there is issued and outstanding one or more Series of Notes and no Series of Notes is currently rated by a Rating Agency, then as a condition to such New Series Issuance a nationally recognized investment banking firm or commercial bank shall also deliver to the Trustee an officer's certificate stating, in substance, that the New Series Issuance will not have an adverse effect on the timing or distribution of payments to such other Series of Notes then issued and outstanding.

     Section 2.3. Transfer of Trust Interest.

     Any rights or interest in the Trust Interest, but none of the obligations in respect thereof, may be transferred by the Issuer either directly to a trust or to an Affiliate of the Issuer the ultimate beneficial owner of all of the equity of which is AIG for subsequent transfer to a trust, in each case for the exclusive purpose of using such rights or interest to collateralize or secure bonds, notes, participation interests or other evidences of indebtedness issued by such trust. No such transfer shall be effective unless the following shall have been delivered to the Trustee: (a) a Tax Opinion addressed to the Trustee and the Owner Trustee with respect to such transfer and any such issuance, (b) written confirmation from each Rating Agency that neither such transfer nor any such issuance will result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series as to which it is a Rating Agency, (c) an AIC Officer's Certificate of the Seller that on the date of such transfer and any such issuance the Trust Interest is not less than the Minimum Trust Interest, and (d) an AIC Opinion of Counsel addressed to the Trustee and the Owner Trustee with respect to such transfer and any such issuance to the effect that such transfer or any such issuance, as applicable, will neither affect the perfection or priority of the lien of the Base Indenture nor cause a substantive consolidation of the Seller with any Originator.

     Section 2.4. Execution and Authentication.

     (a) Each Note shall be executed by manual or facsimile signature by the Issuer or on behalf of the Trust by any authorized officer of the Trustee. Notes bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Trust shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Notes or does not hold such office at the date of such Notes. Unless otherwise provided in the related Series Supplement, no Notes shall be entitled to any benefit under this Indenture, or be valid for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein, duly executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory (and the Luxembourg agent (the "Luxembourg Agent"), if such Notes are listed on Luxembourg Stock Exchange), and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

     (b) Pursuant to Section 2.2 hereof, the Issuer shall execute and the Trustee shall authenticate and deliver a Series of Notes having the terms specified in the related Series Supplement, upon the written order of the Issuer, to the purchasers thereof, the underwriters for sale or to the Issuer for initial retention by it. Upon a New Series Issuance as provided in Section
2.2 and the satisfaction of certain other conditions specified therein, the Issuer shall execute and the Trustee shall authenticate and deliver the Notes of additional Series (with the designation provided in the related Series Supplement), upon the order of the Issuer, to the Persons designated in such Series Supplement. Upon the order of the Issuer, the Notes of any Series shall be duly executed by the Issuer and authenticated by or on behalf of the Trustee, in authorized denominations. If specified in the related Series Supplement for any Series, the Issuer shall execute and the Trustee shall authenticate and deliver the Global Note that is issued upon original issuance thereof, upon the written order of the Issuer, to the Depository against payment of the purchase price therefor. If specified in the related Series Supplement for any Series, the Issuer shall execute and the Trustee shall authenticate Book-Entry Notes that are issued upon original issuance thereof, upon the written order of the Trust, to a Clearing Agency or its nominee as provided in Section Book Entry Section against payment of the purchase price thereof.

     (c) All Notes shall be dated and issued as of the date of their authentication except Bearer Notes which shall be dated the applicable issuance date as provided in the related Series Supplement.

     (d) Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.13 together with a written statement (which need not comply with Section 15.1 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by the Trust, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

     Section 2.5. Authenticating Agent.

     (a) The Trustee may appoint one or more authenticating agents with respect to the Notes which shall be authorized to act on behalf of the Trustee in authenticating the Notes in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Notes. Whenever reference is made in this Indenture to the authentication of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Issuer.

     (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

     (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Issuer, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Issuer.

     (d) The Trustee agrees to pay each authenticating agent from time to time reasonable compensation for its services under this Section 2.5, and the Trustee shall be entitled to be reimbursed and the Servicer shall reimburse the Trustee for such reasonable payments actually made, subject to the provisions of Section
11.01 of the Sale and Servicing Agreement.

     (e) Pursuant to an appointment made under this Section 2.5, the Notes may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

     This is one of the certificates described in the Indenture.

                                                 [Name of Authenticating Agent],

                                                 as Authenticating Agent
                                                   for the Trustee,


                                                 By:____________________________
                                                        Authorized Officer

     Section 2.6. Registration of Transfer and Exchange of Notes.

     (a) The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (the "Transfer Agent and Registrar"), in accordance with the provisions of subsection 2.6(d) and the Bearer Rules, a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of the Notes of each Series (unless otherwise provided in the related Series Supplement) and registrations of transfers and exchanges of the Notes as herein provided. The Trustee is hereby initially appointed Transfer Agent and Registrar for the purposes of registering the Notes and transfers and exchanges of the Notes as herein provided. If a Person other than the Trustee is appointed by the Issuer as Transfer Agent and Registrar, the Issuer will give the Trustee prompt written notice of the appointment of such Transfer Agent and Registrar and of the location, and any change in the location, of the Note Register, and the Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Transfer Agent and Registrar by an Authorized Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes. If any form of Note is issued as a Global Note, the Trustee may, or if and so long as any Series of Notes are listed on the Luxembourg Stock Exchange, and such exchange shall so require, the Trustee shall appoint a co-transfer agent and co-registrar in Luxembourg or another European city. Any reference in this Indenture to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context otherwise requires. The Trustee shall be permitted to resign as Transfer Agent and Registrar upon 30 days' written notice to the Servicer. In the event that the Trustee shall no longer be the Transfer Agent and Registrar, the Trustee shall appoint a successor Transfer Agent and Registrar.

     Upon surrender for registration of transfer of any Note at any office or agency of the Transfer Agent and Registrar if the requirements of Section 8-401(1) of the UCC are met, the Issuer shall execute, subject to the provisions of subsection 2.6(c), and the Trustee shall authenticate and deliver and the Noteholder shall obtain from the Trustee, in the name of the designated transferee or transferees, one or more new Notes in authorized denominations of like aggregate principal amount; provided, that the provisions of this paragraph shall not apply to Bearer Notes.

     All Notes issued upon any registration of transfer or exchange of Notes shall be valid obligations of the Trust, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     At the option of a Noteholder, the Notes may be exchanged for other Notes of the same Series of the same Class in authorized denominations of like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency. At the option of any Holder of Registered Notes, Registered Notes may be exchanged for other Registered Notes of the same Series in authorized denominations of like aggregate principal amounts, upon surrender of the Registered Notes to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose. Registered Notes may not be exchanged for Bearer Notes. At the option of any Holder of Bearer Notes, subject to applicable laws and regulations (including without limitation, the Bearer Rules), Bearer Notes may be exchanged for other Bearer Notes or Registered Notes of the same Series in authorized denominations of like aggregate principal amounts, in the manner specified in the Series Supplement for such Series, upon surrender of the Bearer Notes to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Note surrendered pursuant to this Section 2.6 shall have attached thereto (or be accompanied by) all unmatured Coupons, provided that any Bearer Note so surrendered after the close of business on the Record Date preceding the relevant Payment Date after the related Series Termination Date need not have attached the Coupons relating to such Payment Date.

     Whenever any Notes of any Series are so surrendered for exchange, if the requirements of Section 8-401(1) of the UCC are met the Issuer shall execute and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different than the Trustee, in which case the Transfer Agent and Registrar shall) deliver and the Noteholders shall obtain from the Trustee, the Notes of such Series which the Noteholder making the exchange is entitled to receive. Every Note presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Noteholder thereof or his attorney-in-fact duly authorized in writing.

     The preceding provisions of this Section 2.6 notwithstanding, the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange any Note of any Series for a period of five Business Days preceding the due date for any payment with respect to the Notes of such Series.

     Unless otherwise provided in the related Series Supplement, no service charge shall be made for any registration of transfer or exchange of Notes, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Notes.

     All Notes (together with any Coupons attached to Bearer Notes) surrendered for registration of transfer and exchange shall be canceled by the Transfer Agent and Registrar and disposed of in a manner satisfactory to the Trustee. The Trustee shall cancel and destroy the Global Notes upon its exchange in full for Definitive Notes and shall deliver a certificate of destruction to the Issuer. Such certificate shall also state that a certificate or certificates of each Foreign Clearing Agency to the effect referred to in Section 2.19 was received with respect to each portion of the Global Note exchanged for Definitive Notes.

     Upon written direction, the Issuer shall deliver to the Trustee or the Transfer Agent and Registrar, as applicable, Bearer Notes and Registered Notes in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Indenture and the Notes.

     (b) Except as provided in Sections 2.2 and 2.3 or 8.10 hereof or in any Series Supplement, in no event shall the Trust Interest or any interest therein be transferred, sold or pledged hereunder, in whole or in part.

     (c) Unless otherwise provided in the related Series Supplement, registration of transfer of Registered Notes containing a legend relating to the restrictions on transfer of such Registered Notes (which legend shall be set forth in the Series Supplement relating to such Notes) shall be effected only if the conditions set forth in such related Series Supplement are satisfied.

     Whenever a Registered Note containing the legend set forth in the related Series Supplement is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Servicer regarding such transfer. The Transfer Agent and Registrar and the Trustee shall be entitled to receive written instructions signed by a Servicing Officer prior to registering any such transfer or authenticating new Registered Notes, as the case may be. The Servicer hereby agrees to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on any such written instructions furnished pursuant to this subsection 2.6(c).

     (d) The Transfer Agent and Registrar will maintain at its expense in the Borough of Manhattan, the City of New York (and subject to this Section 2.6, if specified in the related Series Supplement for any Series, any other city designated in such Series Supplement) an office or offices or an agency or agencies where Notes of such Series may be surrendered for registration of transfer or exchange (except that Bearer Notes may not be surrendered for exchange at any such office or agency in the United States, but may be surrendered for exchange at such office or agency outside the United States as shall be specified in the related Supplement). For purposes of this subsection 2.6(d), "United States" includes Puerto Rico, the U.S. Virgin Islands, the Northern Mariana Islands, Guam, Wake Island and American Samoa.

     Section 2.7. Appointment of Paying Agent.

     (a) The Paying Agent shall make payments to Noteholders from the appropriate account or accounts maintained for the benefit of Noteholders as specified in this Base Indenture or the related Series Supplement for any Series pursuant to Articles 5 and 6 hereof. Any Paying Agent shall have the revocable power to withdraw funds from such appropriate account or accounts for the purpose of making distributions referred to above. The Trustee (or the Servicer on behalf of the Issuer if the Trustee is the Paying Agent) may revoke such power and remove the Paying Agent, if the Trustee (or the Servicer on behalf of the Issuer if the Trustee is the Paying Agent) determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Indenture in any material respect or for other good cause. The Trustee (or the Servicer on behalf of the Issuer if the Trustee is the Paying Agent) shall notify Moody's and Standard & Poor's of the removal of any Paying Agent. The Paying Agent, unless the Series Supplement with respect to any Series states otherwise, shall initially be the Trustee. The Trustee shall be permitted to resign as Paying Agent upon 30 days' written notice to the Servicer on behalf of the Issuer. In the event that the Trustee shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

     If specified in the related Series Supplement for any Series, so long as the Notes of such Series are outstanding, the Issuer shall maintain a co-paying agent in New York City (for Registered Notes only) or any other city designated in such Series Supplement which, if and so long as any Series of Notes is listed on the Luxembourg Stock Exchange or other stock exchange and such exchange so requires, shall be in Luxembourg or the location required by such other stock exchange. Any reference in this Indenture to the Paying Agent shall include any co-paying agent unless the context requires otherwise. For so long as any Bearer Notes are outstanding, the Issuer shall maintain a Paying Agent and a Transfer Agent and Registrar outside the United States (as defined in subsection 2.6(d)).

     (b) The Trustee shall cause each Paying Agent (other than itself) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Noteholders in trust for the benefit of the Noteholders entitled thereto until such sums shall be paid to such Noteholders and shall agree, and if the Trustee is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Internal Revenue Code regarding the withholding of payments in respect of Federal income taxes due from Note Owners.

     Section 2.8. Paying Agent to Hold Money in Trust.

     (a) The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

          (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

          (ii) give the Trustee written notice of any default by the Issuer (or any other obligor under the Notes) of which it (or, in the case of the Trustee, a Responsible Officer) has actual knowledge in the making of any payment required to be made with respect to the Notes;

          (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;

          (iv) immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Trustee hereunder at the time of its appointment; and

          (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

     (b) The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     (c) Subject to applicable laws with respect to escheat of funds, any money held by the Trustee, any Paying Agent or any Clearing Agency in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Trustee, such

Paying Agent or such Clearing Agency with respect to such trust money shall thereupon cease; provided, however, that the Trustee, such Paying Agent or such Clearing Agency, before being required to make any such repayment, may at the expense of the Seller cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City and, if the related Series of Notes has been listed on the Luxembourg Stock Exchange, and if the Luxembourg Stock Exchange so requires, in a newspaper customarily published on each Luxembourg business day and of general circulation in Luxembourg City, Luxembourg, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Trustee may also adopt and employ, at the expense of the Seller, any other reasonable means of notification of such repayment.

     Section 2.9. Transfer and Exchange.

     (a) When Notes of any particular Series are presented to the Transfer Agent and Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations of the same Series, the Transfer Agent and Registrar shall register the transfer or make the exchange if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange (a) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Transfer Agent and Registrar, duly executed by the holder thereof or its attorney, duly authorized in writing and (b) shall be transferred or exchanged in compliance with the following provisions:

          (i) Transfer of Restricted Global Notes.

          (A) if such Note is being acquired for the account of such Holder, a certification from such Holder to that effect (in substantially the form of Exhibit A-1 hereto or such other form as may be specified in a related Series Supplement); or

          (B) if such Note is being transferred to a qualified institutional buyer (as defined in Rule 144A) in accordance with Rule 144A or an institutional accredited investor in accordance with Regulation D, (i) a certification to that effect (in substantially the form of Exhibit A-1 hereto or such other form as may be specified in a related Series Supplement) and (ii) each such transferee of such Note shall be deemed to have represented and agreed as follows:

               (1) It (x) is a qualified institutional buyer as defined in Rule 144A, is aware that the sale of the Notes to it is being made in reliance on Rule 144A and is acquiring the Notes for its own institutional account or for the account of a qualified institutional buyer or (y) is an institutional investor that is an accredited investor purchasing the Notes sold to it for its own account or for the account on an institutional accredited investor, and is not acquiring such Notes with a view to any resale or distribution thereof other than in accordance with certain restrictions specified in the related Series Supplement;

               (2) It understands that the Notes purchased by it will be offered, and may be transferred, only in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future it decides to resell, pledge or otherwise transfer any Notes, such Notes may be resold, pledged or transferred only (a) to a person who the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (b) outside the United States to a non-U.S. Person (as such term is defined in Regulation S of the Securities Act) in a transaction in compliance with Regulation S of the Securities Act, (c) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (d) to an institutional accredited investor pursuant to any other exemption from registration under the Securities Act (e) pursuant to an effective registration statement under the Securities Act or (f) in reliance on another exemption under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States and any other applicable jurisdiction;

               (3) It understands that the Notes will bear a restrictive legend substantially as set forth in subsection 2.1(b) or as set forth in the related Series Supplement; and

               (4) It acknowledges that the Transfer Agent and Registrar, the Trust, each underwriter or dealer for such Series of Notes, and their Affiliates, and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements. If it is acquiring any Notes for the account of one or more qualified institutional buyers or institutional accredited investors, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such account.

          (C) if such Note is being transferred pursuant to an exemption from registration in accordance with Regulation S, a certification to that effect (in substantially the form of Exhibit A-1 hereto or such other form as may be specified in the related Series Supplement); or

          (D) if such Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit A-1 hereto or such other form as may be specified in the related Series Supplement) and, if requested by the Trustee, an opinion of counsel in form and substance acceptable to the Trust and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

          (ii) Temporary Global Note to Permanent Global Note. Interests in a Temporary Global Note as to which the Trustee has received from Euroclear or Cedel, as the case may be, a certificate substantially in the form of Exhibit B (or such other form as may be specified in a related Series Supplement) to the effect that Euroclear or Cedel as applicable, has received a certificate substantially in the form of Exhibit C (or such other form as may be specified in a related Series Supplement) from the holder of a beneficial interest in such Note, will be exchanged, on and after the 40th day after the completion of the distribution of the relevant Series (the "Exchange Date"), for interests in a Permanent Global Note. To effect such exchange the Issuer shall execute and the Trustee shall authenticate and deliver to Euroclear or Cedel, as applicable, for credit to the respective accounts of the holders of Notes, a duly executed and authenticated Permanent Global Note, representing the principal amount of interests in the Temporary Global Note initially exchanged for interests in the Permanent Global Note. The delivery to the Trustee by Euroclear or Cedel of the certificate or certificates referred to above may be relied upon by the Trust and the Trustee as conclusive evidence that the certificate or certificates referred to therein has or have been delivered to Euroclear or Cedel pursuant to the terms of this Indenture and the Temporary Global Note. Upon any exchange of interests in a Temporary Global Note for interests in a Permanent Global Note, the Trustee shall endorse the Temporary Global Note to reflect the reduction in the principal amount represented thereby by the amount so exchanged and shall endorse the Permanent Global Note to reflect the corresponding increase in the amount represented thereby. The Temporary Global Note or the Permanent Global Note shall also be endorsed upon any cancellation of principal amounts upon surrender of Notes purchased by the Trust or upon any repayment of the principal amount represented thereby or any payment of interest in respect of such Notes.

          (iii) Restricted Global Note to Temporary Global Note During the Restricted Period. If, prior to the Exchange Date, a holder of a beneficial interest in the Restricted Global Note registered in the name of DTC or its nominee wishes at any time to exchange its interest in such Restricted Global Note for an interest in the Temporary Global Note, or to transfer its interest in such Restricted Global Note to a Person who wishes to take delivery thereof in the form of an interest in the Temporary Global Note, such holder may, subject to the rules and procedures of DTC, exchange or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Temporary Global Note. Upon receipt by the Transfer Agent and Registrar of (l) instructions given in accordance with DTC's procedures from an agent member directing the Transfer Agent and Registrar to credit or cause to be credited a beneficial interest in the Temporary Global Note in an amount equal to the beneficial interest in the Restricted Global Note to be exchanged or transferred, (2) a written order given in accordance with DTC's procedures containing information regarding the Euroclear or Cedel account to be credited with such increase and the name of such account, and (3) a certificate in the form of Exhibit A-2 attached hereto (or such other form as may be specified in a related Series Supplement) given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Notes and pursuant to and in accordance with Regulation S, the Transfer Agent and Registrar shall instruct DTC to reduce the Restricted Global Note by the aggregate principal amount of the beneficial interest in the Restricted Global Note to be so exchanged or transferred and the Transfer Agent and Registrar shall instruct DTC, concurrently with such reduction, to increase the principal amount of the Temporary Global Note by the aggregate principal amount of the beneficial interest in the Restricted Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions (who shall be the agent member of Euroclear or Cedel, or both, as the case may be) a beneficial interest in the Temporary Global Note equal to the reduction in the principal amount of the Restricted Global Note.

          (iv) Restricted Global Note to Permanent Global Note After the Exchange Date. If, after the Exchange Date, a holder of a beneficial interest in the Restricted Global Note registered in the name of DTC or its nominee wishes at any time to exchange its interest in such Restricted Global Note for an interest in the Permanent Global Note, or to transfer its interest in such Restricted Global Note to a Person who wishes to take delivery thereof in the form of an interest in the Permanent Global Note, such holder may, subject to the rules and procedures of DTC, exchange or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Permanent Global Note. Upon receipt by the Registrar of (1) instructions given in accordance with DTC's procedures from an agent member directing the Transfer Agent and Registrar to credit or cause to be credited a beneficial interest in the Permanent Global Note in an amount equal to the beneficial interest in the Restricted Global Note to be exchanged or transferred, (2) a written order given in accordance with DTC's procedures containing information regarding the participant account of DTC and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Cedel account to be credited with such increase and (3) a certificate in the form of Exhibit A-3 attached hereto (or such other form as may be specified in a related Series Supplement) given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Notes and pursuant to and in accordance with Regulation S, Regulation D or Rule 144A, the Transfer Agent and Registrar shall instruct DTC to reduce the Restricted Global Note by the aggregate principal amount of the beneficial interest in the Restricted Global Note to be so exchanged or transferred and the Registrar shall instruct DTC, concurrently with such reduction, to increase the .principal amount of the Permanent Global Note by the aggregate principal amount of the beneficial interest in the Restricted Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Permanent Global Note equal to the reduction in the principal amount of the Restricted Global Note.

          (v) Temporary Global Note to Restricted Global Note. If a holder of a beneficial interest in the Temporary Global Note registered in the name of DTC or its nominee wishes at any time to exchange its interest in such Temporary Global Note for an interest in the Restricted Global Note, or to transfer its interest in such Temporary Global Note to a Person who wishes to take delivery thereof in the form of an interest in the Restricted Global Note, such holder may, subject to the rules and procedures of Euroclear or Cedel and DTC, as the case may be, exchange or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Restricted Global Note. Upon receipt by the Registrar of (l) instructions from Euroclear or Cedel or DTC, as the case may be, directing the Transfer Agent and Registrar to credit or cause to be credited a beneficial interest in the Restricted Global Note equal to the beneficial interest in the Temporary Global Note to be exchanged or transferred, such instructions to contain information regarding the agent member's account with DTC to be credited with such increase, and, with respect to an exchange or transfer of an interest in the Temporary Global Note after the Exchange Date, information regarding the agent member's account with DTC to be debited with such decrease, and (2) with respect to an exchange or transfer of an interest in the Temporary Global Note for an interest in the Restricted Global Note prior to the Exchange Date, a certificate in the form of Exhibit A-4 attached hereto (or such other form as may be specified in a related Series Supplement) given by the holder of such beneficial interest and stating that the Person transferring such interest in the Temporary Global Note reasonably believes that the Person acquiring such interest in the Restricted Global Note is a qualified institutional buyer (as defined in Rule 144A) or an institutional accredited investor as specified under Regulation D, as applicable, and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A or Regulation D, as applicable, Euroclear or Cedel or the Registrar, as the case may be, shall instruct DTC to reduce the Temporary Global Note by the aggregate principal amount of the beneficial interest in the Temporary Global Note to be exchanged or transferred, and the Transfer Agent and Registrar shall instruct DTC, concurrently with such reduction, to increase the principal amount of the Restricted Global Note by the aggregate principal amount of the beneficial interest in the Temporary Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Note equal to the reduction in the principal amount of the Temporary Global Note.

          (vi) Permanent Global Note to Restricted Global Note. Interests in the Permanent Global Note may not be transferred for interests in the Restricted Global Note.

          (vii) Other Transfers or Exchanges. In the event that a Global Note is exchanged for Notes in definitive registered form without interest coupons, pursuant to Section 2.18 hereof, or Definitive Notes are otherwise issued pursuant to the related Series Supplement, such Notes may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of clauses (i) through (vi) above (including the certification requirements intended to insure that such exchanges or transfers comply with Rule 144A, Regulation D or Regulation S, as the case may be) and as may be from time to time adopted by the Trust and the Trustee.

     (b) Except as otherwise provided in subsection 2.16(d), the Trustee or the Transfer Agent and Registrar shall not register the exchange of interests in a Global Note for a Definitive Note or the transfer of or exchange of a Note during the period beginning on any Record Date and ending on the next following Payment Date.

     (c) The Trust or the Trustee may require payment of a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Notes (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.11 hereof in which event the Transfer Agent and Registrar will be responsible for the payment of any such taxes). No service charge shall be made for any such transaction.

     (d) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes, subject to such rules as the Trustee may reasonably require.

     (e) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Trust, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     (f) Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and the Trust may deem and treat the Person in whose name any
Note is registered (as of the day of determination) as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Trustee, any Agent nor the Trust shall be affected by notice to the contrary.

     (g) Notwithstanding any other provision of this Section 2.9, the typewritten Note or Notes representing Book-Entry Notes for any Series may be transferred, in whole but not in part, only to another nominee of the Clearing Agency or Foreign Clearing Agency for such Series, or to a successor Clearing Agency or Foreign Clearing Agency for such Series selected or approved by the Trust or to a nominee of such successor Clearing Agency or Foreign Clearing Agency, only if in accordance with this Section 2.9.

     (h) If the Notes are listed on the Luxembourg Stock Exchange, the Trustee or the Luxembourg Agent, as the case may be, shall send to the Trust upon any transfer or exchange of any Note information reflected in the copy of the register for the Notes maintained by the Registrar or the Luxembourg Agent, as the case may be.

     (i) By its acceptance of a Note, each Noteholder and Note Owner shall be deemed to have represented and warranted that its purchase and holding of the Note will not, throughout the term of its holding an interest therein, constitute a non-exempt "prohibited transaction" under Section 406(a) of ERISA or Section 4975 of Code.

     Section 2.10. Mutilated, Destroyed, Lost or Stolen Notes.

     (a) If (i) any mutilated Note (together, in the case of Bearer Notes, with all unmatured Coupons, if any, appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note, and
(ii) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to hold the Transfer Agent and Registrar and the Trustee harmless then, in the absence of notice to the Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC (which generally permit the Trust to impose reasonable requirements) are met then, the Issuer shall execute and the Trustee shall authenticate and (unless the Transferor Agent and Registrar is different from the Trustee, in which case the Transfer Agent and Registrar shall) deliver (in compliance with applicable law), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of like tenor and aggregate principal balance; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof.

     If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser for value of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser for value, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Trust or the Trustee in connection therewith.

     (b) Upon the issuance of any replacement Note under this Section 2.10, the Transfer Agent and Registrar or the Trustee may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee and the Transfer Agent and Registrar) connected therewith.

     (c) Any duplicate Note issued pursuant to this Section 2.10 shall constitute complete and indefeasible evidence of contractual debt obligation of the Issuer, as if originally issued, whether or not the lost, stolen or destroyed Note shall be found at any time.

     (d) Every replacement Note issued pursuant to this Section 2.10 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional Contractual Obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     (e) The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.11. Temporary Notes.

     (a) Pending the preparation of Definitive Notes, the Issuer may request and the Trustee, upon receipt of an Issuer Order, shall authenticate and deliver temporary Notes of such Series. Temporary Notes shall be substantially in the form of Definitive Notes of like Series but may have variations that are not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

     (b) If temporary Notes are issued pursuant to subsection 2.11(a) above, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 8.2, without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and at the Issuer's request the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

     Section 2.12. Persons Deemed Owners. Prior to due presentation of a Note for registration of transfer, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat a Person in whose name any
Note is registered (as of any date of determination) as the owner of the related Note for the purpose of receiving payments of principal and interest, if any, on such Note and for all other purposes whatsoever whether or not such Note be over due, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary; provided, however, that in determining whether the requisite number of Holders of Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder (including under any Series Supplement), Notes owned by any of the Issuer, the Originators, the Seller, the Servicer or any Affiliate controlled by or controlling AIC shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer in the Corporate Trust Office of the Trustee knows to be so owned shall be so disregarded.

     In the case of a Bearer Note, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the holder of a Bearer Note or Coupon as the owner of such Bearer Note or Coupon for the purpose of receiving distributions and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary.

     Section 2.13. Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by the Trustee. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided that such Issuer Order is timely and the Notes have not been previously disposed of by the Trustee. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.

     Section 2.14. Release of Trust Estate. The Trustee shall, (a) in connection with any removal of Removed Receivables from the Trust Estate, release the portion of the Trust Estate securing the Removed Receivables from the lien created by this Indenture and (b) on or after the Trust Termination Date, release any remaining portion of the Trust Estate from the lien created by this Indenture and in each case deposit in the Collection Account any funds then on deposit in any other Trust Account. The Trustee shall release property from the lien created by this Indenture pursuant to this Section 2.14 only upon receipt of a Issuer Request accompanied by an AIC Officer's Certificate, and Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 15.1.

     Section 2.15. Payment of Principal and Interest.

     (a) The principal of each Series of Notes shall be payable at the times and in the amounts set forth in the related Series Supplement and in accordance with
Section 8.1.

     (b) Each Series of Notes shall accrue interest as provided in the related Series Supplement and such interest shall be payable at the times and in the amounts set forth in the related Series Supplement and in accordance with
Section 8.1.

     (c) Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on any Record Date with respect to a Payment Date for such Note and such Person shall be entitled to receive the principal and interest payable on such Payment Date notwithstanding the cancellation of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Record Date, by check mailed first-class, postage prepaid, to such Person's address as it appears on the Note Register on such Record Date or, if the outstanding balance of any Note is in excess of $25,000,000 (or such lesser amount as may be specified in a Series Supplement) and the related investor has provided the Trustee wiring instructions at least 3 Business Days prior to the related Payment Date, then by wire transfer in immediately available funds to the account designated by the Holder of such Note, except that, unless Definitive Notes have been issued pursuant to Section 2.18, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Payment Date or on the Legal Final Payment Date (and except for the Redemption Price for any Note called for redemption pursuant to
Section 14.1) which shall be payable as provided below; except that, any interest payable at maturity shall be paid to the Person to whom the principal of such Note is payable. The funds represented by any such checks returned undelivered shall be held in accordance with Section 2.8.

     Section 2.16. Book-Entry Notes.

     (a) Unless otherwise provided in any related Series Supplement, the Notes, upon original issuance, shall be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to the depository specified in such Series Supplement (the "Depository") which shall be the Clearing Agency or Foreign Clearing Agency, by or on behalf of such Series. The Notes of each Series shall, unless otherwise provided in the related Series Supplement, initially be registered on the Note Register in the name of the nominee of the Clearing Agency or Foreign Clearing Agency. Unless otherwise provided in a related Series Supplement, no Note Owner will receive a definitive note representing such Note Owner's interest in the related Series of Notes, except as provided in Section 2.18.

     (b) For each Series of Notes to be issued in registered form, the Issuer shall duly execute, and the Trustee shall, in accordance with Section 2.4 hereof, authenticate and deliver initially, unless otherwise provided in the applicable Series Supplement, one or more Global Notes that shall be registered on the Note Register in the name of a Clearing Agency or Foreign Clearing Agency or such Clearing Agency's or

Foreign Clearing Agency's nominee. Each Global Note registered in the name of DTC or its nominee shall bear a legend substantially to the following effect:

          UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO AIG CREDIT PREMIUM FINANCE MASTER TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. ("CEDE") OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN.

     So long as the Clearing Agency or Foreign Clearing Agency or its nominee is the registered owner or holder of a Global Note, the Clearing Agency or Foreign Clearing Agency or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for purposes of this Indenture and such Notes. Members of, or participants in, the Clearing Agency or Foreign Clearing Agency shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Clearing Agency or Foreign Clearing Agency, and the Clearing Agency or Foreign Clearing Agency may be treated by the Issuer, the Trustee, any Agent and any agent of such entities as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, any Agent and any agent of such entities from giving effect to any written certification, proxy or other authorization furnished by the Clearing Agency or Foreign Clearing Agency or impair, as between the Clearing Agency or Foreign Clearing Agency and its agent members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

     (c) Subject to subsection 2.9(g), the provisions of the "Operating Procedures of the Euroclear System" and the "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel, respectively, shall be applicable to the Global Note insofar as interests in a Global Note are held by the agent members of Euroclear or Cedel (which shall only occur in the case of the Temporary Global Note and the Permanent Global Note). Account holders or participants in Euroclear and Cedel shall have no rights under this Indenture with respect to such Global Note and the registered holder may be treated by the Trust, the Trustee, any Agent and any agent of the Trust or the Trustee as the owner of such Global Note for all purposes whatsoever.

     (d) Title to the Notes shall pass only by registration in the Note Register maintained by the Transfer Agent and Registrar pursuant to Section 2.6.

     (e) Any typewritten Note or Notes representing Book-Entry Notes shall provide that they represent the aggregate or a specified amount of outstanding Notes from time to time endorsed thereon and may also provide that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect exchanges. Any endorsement of a typewritten Note or Notes representing Book-Entry Notes to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Note Owners represented thereby, shall be made in such manner and by such Person or Persons as shall be specified therein or in the Issuer Order to be delivered to the Trustee pursuant to subsection 2.4(b). The Trustee shall deliver and redeliver any typewritten Note or Notes representing Book-Entry Notes in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Issuer Order. Any instructions by the Issuer with respect to endorsement or delivery or redelivery of a typewritten Note or Notes representing the Book-Entry Notes shall be in writing but need not comply with Section 13.3 hereof and need not be accompanied by an Opinion of Counsel.

     (f) Unless and until definitive, fully registered Notes of any Series or any Class thereof ("Definitive Notes") have been issued to Note Owners with respect to any Series of Notes initially issued as Book-Entry Notes pursuant to
Section 2.18 or the applicable Series Supplement:

          (i) the provisions of this Section 2.16 shall be in full force and effect with respect to each such Series;

          (ii) the Issuer, the Seller, the Servicer, the Paying Agent, the Transfer Agent and Registrar and the Trustee may deal with the Clearing Agency or Foreign Clearing Agency and the Clearing Agency Participants for all purposes of this Indenture (including the making of payments on the Notes of each such Series and the giving of instructions or directions hereunder) as the authorized representatives of such Note Owners;

          (iii) to the extent that the provisions of this Section 2.16 conflict with any other provisions of this Indenture, the provisions of this Section
     2.16 shall control;

          (iv) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of such Series of Notes evidencing a specified percentage of the outstanding principal amount of such Series of Notes, the Clearing Agency or Foreign Clearing Agency, as applicable, shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or their related Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in such Series of Notes and has delivered such instructions to the Trustee;

          (v) the rights of Note Owners of each such Series shall be exercised only through the Clearing Agency or Foreign Clearing Agency and their related

     Clearing Agency Participants and shall be limited to those established by law and agreements between such Note Owners and the related Clearing Agency or Foreign Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement applicable to a Series, unless and until Definitive Notes of such Series are issued pursuant to Section 2.18, the applicable Clearing Agencies or Foreign Clearing Agencies will make book-entry transfers among their related Clearing Agency Participants and receive and transmit payments of principal and interest on such Series of Notes to such Clearing Agency Participants; and

          (vi) Note Owners may receive copies of any reports sent to Noteholders pursuant to the Indenture, upon written request, together with a certification that they are Note Owners and payments of reproduction and postage expenses associated with the distribution of such reports, from the Trustee at the Corporate Trust Office.

     Section 2.17. Notices to Clearing Agency.

     Whenever notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.18 or the applicable Series Supplement, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the applicable Clearing Agency or Foreign Clearing Agency for distribution to the Holders of the Notes.

     Section 2.18. Definitive Notes.

     (a) Conditions for Exchange. If with respect to any Series of Book Entry Notes (i) (A) the Issuer advises the Trustee in writing that the Clearing Agency or Foreign Clearing Agency is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement and (B) neither the Trustee nor the Issuer is able to locate a qualified successor, (ii) the Issuer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or Foreign Clearing Agency with respect to any Series of Notes or (iii) after the occurrence of a Servicer Default or Event of Default, Note Owners of a Class representing beneficial interests aggregating not less than 50% (or such other percent specified in a related Series Supplement) of the portion of outstanding principal amount of the Notes represented by such Class advise the Trustee and the applicable Clearing Agency or Foreign Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency or Foreign Clearing Agency is no longer in the best interests of the Note Owners, the Trustee shall notify all Note Owners of such Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Notes to Note Owners of such Series requesting the same. Upon surrender to the Trustee of the typewritten Note or Notes representing the Book-Entry Notes of such Series by the applicable Clearing Agency or Foreign Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency or Foreign Clearing Agency for registration, the Trustee shall issue the Definitive Notes of such Series.

Neither the Issuer nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of such Series and upon the issuance of any Series of Notes or any Class thereof in definitive form in accordance with the related Series Supplement, all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency or Foreign Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Notes, and the Trustee shall recognize the Holders of the Definitive Notes of such Series or Classes as Noteholders of such Series or Classes hereunder. Notwithstanding anything in this Indenture to the contrary, Definitive Notes shall not be issued in respect of any Series Temporary Regulation S Global Note unless the applicable Restricted Period has expired and then only upon receipt by the Trustee from the Holder thereof of any certifications required by the relevant Series Supplement.

     (b) Transfer of Definitive Notes. Subject to the terms of this Indenture, the holder of any Definitive Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering at the office maintained by the Transfer Agent and Registrar for such purpose in the Borough of Manhattan, The City of New York, such Note with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Trust and the Transfer Agent and Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit A-1 hereto. In exchange for any Definitive Note properly presented for transfer, the Issuer shall execute and the Trustee shall promptly authenticate and deliver or cause to be executed, authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Definitive Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Definitive Note in part, the Issuer shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Definitive Notes for the aggregate principal amount that was not transferred. No transfer of any Definitive Note shall be made unless the request for such transfer is made by the Holder at such office. Neither the Issuer nor the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes for such Series, the Trustee shall recognize the Holders of the Definitive Notes as Noteholders of such Series.

     Section 2.19. Global Note; Euro-Note Exchange Date. If specified in the related Series Supplement for any Series, (i) the Notes may be initially issued in the form of a single temporary global note (the "Global Note") in registered or bearer form, without interest coupons, in the denomination of the initial aggregate principal amount of the Notes and (ii) a Class of Notes may be issued in the form of a single temporary global note in registered or bearer form, in the denomination of the portion of the initial aggregate principal amount of the Notes represented by such Class, each substantially in the form attached to the related Series Supplement. Unless otherwise specified in the related Series Supplement, the provisions of this Section 2.19 shall apply to such Global Note. The Global Note will be authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Notes. The Global Note may be exchanged in the manner described in the related Series Supplement for Registered Notes or Bearer Notes in definitive form.

     Section 2.20. Tax Treatment.

     The Issuer has structured this Indenture and any Collateral Interest, and the Notes have been (or will be) issued with the intention that the Notes and any Collateral Interest will qualify under applicable tax law as indebtedness of the Issuer secured by the Originator Receivables and the Transferor Certificate and any entity acquiring any direct or indirect interest in any (i) Note by acceptance of its Notes (or, in the case of a Note Owner, by virtue of such Note Owner's acquisition of a beneficial interest therein) agrees to treat the Notes (or beneficial interests therein) (ii) Collateral Interest or any interest therein agrees to treat the Collateral Interest or any interest therein, for purposes of Federal, state and local and income or franchise taxes and any other tax imposed on or measured by income, as indebtedness. Each Noteholder agrees that it will cause any Note Owner acquiring an interest in a Note through it and each owner of any Collateral Interest or any interest therein agrees that it will cause any Person acquiring any such interest to comply with this Indenture as to treatment as indebtedness for such tax purposes.

                               [End of Article 2]

                                   ARTICLE 3.

         [ARTICLE 3 IS RESERVED AND SHALL BE SPECIFIED IN ANY SUPPLEMENT
              WITH RESPECT TO ANY SERIES OF VARIABLE FUNDING NOTES]

                                   ARTICLE 4.

                          NOTEHOLDER LISTS AND REPORTS

     Section 4.1. Issuer To Furnish To Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause the Transfer Agent and Registrar to furnish to the Trustee (a) not more than five days after each Record Date a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date, (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Transfer Agent and Registrar, no such list shall be required to be furnished. The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Servicer or the Paying Agent such list for payment of distributions to Noteholders.

     Section 4.2. Preservation of Information; Communications to Noteholders.
(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders contained in the most recent list furnished to the Trustee as provided in Section 4.1 and the names and addresses of Holders received by the Trustee in its capacity as Transfer Agent and Registrar. The Trustee may destroy any list furnished to it as provided in such Section 4.1 upon receipt of a new list so furnished.

     (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes. Unless otherwise provided in the related Series Supplement, if holders of Notes evidencing in aggregate not less than 20% of the outstanding principal balance of the Notes of any Series (the "Applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such Applicant has owned a Note for a period of at least 6 months preceding the date of such application, and if such application states that the Applicants desire to communicate with other Noteholders of any Series with respect to their rights under this Indenture or under the Notes and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall within 5 Business Days after the receipt of such application afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Noteholders held by the Trustee and shall give the Servicer notice that such request has been made within five Business Days after the receipt of such application. Such list shall be as of the most recent Record Date, but in no event more than 45 days prior to the date of receipt of such Applicants' request.

     (c) The Issuer, the Trustee and the Transfer Agent and Registrar shall have the protection of TIA Section 312(c). Every Noteholder, by receiving and holding a Note, agrees with the Issuer and the Trustee that neither the Trust, the Trustee, the Transfer Agent and Registrar, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders in accordance with this Section 4.2, regardless of the source from which such information was obtained.

     Section 4.3. Reports by Issuer. (a) The Servicer on behalf of the Issuer shall:

          (i) deliver to the Trustee, at least 2 Business Days prior to the date the Trust is required to file the same with the Commission, hard and electronic copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to
     Section 13 or 15(d) of the Exchange Act;

          (ii) file with the Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

          (iii) supply to the Trustee (and the Trustee shall transmit by mail to all Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this subsection 4.3(a) as may be required by rules and regulations prescribed from time to time by the Commission; and

          (iv) prepare and distribute any other reports required to be prepared by the Servicer under any Related Documents.

     (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

     Section 4.4. Reports by Trustee. If required by TIA Section 313(a), within 60 days after each December 1, beginning with December 1, 2000, the Trustee shall mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

     A copy of each report at the time of its mailing to Noteholders shall be filed by the Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Trustee if and when the Notes are listed on any stock exchange.

     Section 4.5. Reports and Records for the Trustee and Instructions.

     (a) Unless otherwise stated in the related Series Supplement with respect to any Series and subject to the requirements of Section 4.4, on each Determination Date the Servicer shall forward to the Trustee a Monthly Servicer Report prepared by the Servicer.

     (b) Unless otherwise specified in the related Series Supplement, on each Payment Date, the Trustee or the Paying Agent shall forward to each Noteholder of record of each outstanding Series the Monthly Noteholders' Statement with respect to such Series, with a copy to the Rating Agencies and each Enhancement Provider with respect to such Series.

                               [End of Article 4]

                                   ARTICLE 5.

                    ALLOCATION AND APPLICATION OF COLLECTIONS

     Section 5.1. Rights of Noteholders. Each Series of Notes shall be secured by the entire Trust Estate, including the benefits of any Enhancement issued with respect to such

Series and the right to receive the Collections and other amounts at the times and in the amounts specified in this Article 5 to be deposited in the Investor Accounts and any other Series Account (if so specified in the related Series Supplement) or to be paid to the Noteholders of such Series. The Trust Interest shall represent the portion of the Trust Estate remaining after payment of the Notes as specified in, and subject to the limitation of, the Indenture and the other interests issued by the Issuer, including the right to receive the Collections and other amounts at the times and in the amounts specified in this
Article 5 to be paid to the Issuer; provided, however, that the Trust Interest shall not represent any interest in the Investor Accounts, except as provided in this Base Indenture, or the benefits of any Enhancement issued with respect to any Series. In no event shall the grant of a security interest in the entire Trust Estate be deemed to entitle any Noteholder to receive Collections or other proceeds of the Trust Estate in excess of the amounts described in Article 5.

     Section 5.2. Collection of Money. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture. The Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article 9.

     Section 5.3. Establishment of Accounts.

     (a) The Collection Account. On or prior to the Initial Closing Date, the Issuer shall cause the Servicer and the Servicer, for the benefit of the Noteholders, shall establish and maintain in the State of New York or in the city in which the Corporate Trust Office is located, with a Qualified Institution or as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Collection Account in the name of the Trustee, on behalf of the Issuer, a non-interest bearing segregated account (the "Collection Account") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Noteholders. Pursuant to authority granted to it pursuant to subsection 3.01(b) of the Sale and Servicing Agreement, the Servicer shall have the revocable power to withdraw funds from the Collection Account for the purposes of carrying out its duties thereunder. The Trustee shall possess all right, title and interest in all moneys, instruments, securities and other property on deposit from time to time in the Collection Account and the proceeds thereof for the benefit of the Noteholders. Initially, the Collection Account will be established with Bank One, National Association. Funds on deposit in the Collection

Account that are not both deposited and to be withdrawn on the same day shall be invested in Permitted Investments.

     (b) The Finance Charge and Principal Accounts. The Trustee, for the benefit of the Noteholders, shall establish and maintain in the State of New York or in the city in which the Corporate Trust Office is located, with a Qualified Institution, in the name of the Issuer two non-interest bearing segregated trust accounts (the "Finance Charge Account" and the "Principal Account" respectively), each bearing a designation clearly indicating that the funds therein are held for the benefit of the Noteholders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Finance Charge Account and the Principal Account and in all proceeds thereof. The Finance Charge Account and the Principal Account shall be under the sole dominion and control of the Trustee for the benefit of the Noteholders. Pursuant to authority granted to it hereunder and in the Sale and Servicing Agreement, the Servicer shall have the revocable power to instruct the Trustee to withdraw funds from the Finance Charge Account and Principal Account for the purpose of carrying out the Servicer's duties under the Sale and Servicing Agreement. The Trustee at all times shall maintain accurate records reflecting each transaction in the Principal Account and the Finance Charge Account and that funds held therein shall at all times be held in trust for the benefit of the Noteholders.

     (c) The Payment Accounts. The Trustee, for the benefit of the Noteholders, shall establish and maintain in the State of New York or in the city in which the Corporate Trust Office is located, with one or more Qualified Institutions, in the name of the Issuer, a non-interest bearing segregated trust account for each Series (each, a "Payment Account" and collectively, the "Payment Accounts") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Noteholders of such Series. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Payment Accounts and in all proceeds thereof. The Payment Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Noteholders.

     (d) Series Accounts. If so provided in the related Series Supplement, the Trustee or the Servicer, for the benefit of the Noteholders, shall cause to be established and maintained in the name of the Issuer, one or more Series Accounts. Each such Series Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders of such Series. Each such Series Account will be a trust account, if so provided in the related Series Supplement, and will have the other features and be applied as set forth in the related Series Supplement.

     (e) Administration of the Finance Charge and Principal Accounts. Funds on deposit in the Principal Account and the Finance Charge Account that are not both deposited and to be withdrawn on the same date shall be invested in Permitted Investments. Any such investment shall mature and such funds shall be available for withdrawal on or prior to the Transfer Date related to the Monthly Period in which such funds were received or deposited, or if so specified in the related Series Supplement, immediately preceding a Payment Date. The Trustee shall maintain for the benefit of the Noteholders possession of the negotiable instruments or securities evidencing the Permitted Investments described in clause (a) of the definition thereof from the time of purchase thereof until the time of sale or maturity; provided, that no such investment shall be disposed of prior to its maturity date. At the end of each month, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Principal Account and the Finance Charge Account shall be deposited in the Collection Account and treated as Collections on Finance Charge Receivables. If at the end of a month losses and investment expenses on funds on deposit in either of the Principal Account and the Finance Charge Account exceed interest and earnings on such funds during such month, losses and expenses to the extent of such excess will be allocated, with respect to any Series, among the Noteholders of such Series and the Issuer as provided in the related Series Supplement. Subject to the restrictions set forth above, the Issuer, or a Person designated in writing by the Holder of the Trust Interest, of which the Trustee shall have received written notification thereof, shall have the authority to instruct the Trustee with respect to the investment of funds on deposit in the Principal Account and the Finance Charge Account.

     (f) Qualified Institution. If, at any time, the institution holding any account established pursuant to this Section 5.3 ceases to be a Qualified Institution, the Trustee shall notify each Rating Agency and within 10 Business Days establish a new account or accounts, as the case may be, meeting the conditions specified above with a Qualified Institution, and shall transfer any cash or any investments to such new account or accounts, as the case may be.

     Section 5.4. Collections and Allocations.

     (a) Collections in General. Unless otherwise specified in the Series Supplement, until this Indenture is terminated pursuant to Section 12.1, the Issuer shall or shall cause the Servicer under the Sale and Servicing Agreement to cause all Collections due and to become due, as the case may be, to be paid directly into the Collection Account as promptly as possible after the date of receipt of such Collections, but in no event later than the second Business Day following such date of receipt. All monies, instruments, cash and other proceeds received by the Servicer in respect of the Trust Estate pursuant to this Indenture shall be deposited in the Collection Account as specified herein and shall be applied as provided in this Article 5 and 6.

     The Servicer shall allocate such amounts to each Series of Notes and to the Issuer in accordance with this Article 5 and shall withdraw the required amounts from the Collection Account or pay such amounts to the Issuer in accordance with this Article 5, in both cases as modified by any Series Supplement. The Servicer shall make such deposits or payments on the date indicated therein by wire transfer or as otherwise provided in the Series Supplement for any Series of Notes with respect to such Series.

     Notwithstanding anything in this Base Indenture to the contrary, for so long as, and only so long as, AIC, or AICCO, or IP Finance I, or IP Finance II or IP

Funding or an Affiliate thereof shall remain the Servicer under the Sale and Servicing Agreement, and (a) the AIG Support Agreement as in effect on the Initial Closing Date remains in effect with respect to the Servicer and is not terminated, amended or modified other than in accordance with its terms, and AIG or AIC has and maintains a long-term rating from Moody's and Standard & Poor's of at least Aa3 and AA, respectively, or (b) AIG or AIC has and maintains a commercial paper rating from Moody's and Standard & Poor's of at least P-l and A-l, respectively, the Servicer need not deposit Collections to the Collection Account in the manner provided in this Article 5 or, with respect to any Series, make daily payments from the Collection Account and daily deposits into the Finance Charge Account, the Principal Account or any Series Account as provided in any applicable Series Supplement prior to the close of business on the day any Collections are deposited in the Collection Account as provided in this
Article 5, but may make such deposits on the Transfer Date immediately preceding the related Payment Date in an amount equal to the lesser of (A) Collections received in the immediately preceding Monthly Period allocable to the Aggregate Investor Interests for each Group and (B) the amount required to be deposited in the Finance Charge Account, the Principal Account or any Series Account or, without duplication, distributed on or prior to the related Payment Date to the Noteholders.

     Notwithstanding anything else in this Base Indenture to the contrary, with respect to any Monthly Period, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account, the Principal Account or any Series Account, as provided in any Series Supplement, (i) the Servicer will only be required to deposit Collections from the Collection Account into the Finance Charge Account, the Principal Account or any Series Account up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Payment Date to Noteholders or to any Enhancement Provider pursuant to the terms of any Series Supplement or agreement relating to such Enhancement, (ii) if at any time prior to such Payment Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer may allocate such excess amount to the Issuer and pay such amount to the Issuer in accordance with subsection 5.4(c) and (iii) the Servicer will transfer to, or at the direction of, the Issuer any amounts representing Credit Balances promptly after the date of receipt of such amounts.

     (b) Allocation of Collections Between Finance Charge Receivables and Principal Receivables. At all times and for all purposes of this Base Indenture, the Servicer shall allocate Collections received in respect of any Premium Finance Obligation for any Monthly Period to Finance Charge Receivables and to Principal Receivables in the manner specified in subsection 1.2(f) of the Sale and Servicing Agreement.

     (c) Allocations for the Trust Interests. Throughout the existence of the Issuer, unless otherwise stated in any Series Supplement, the Servicer shall allocate to the Issuer an amount equal to the product of (A) the Issuer Percentage and (B) the aggregate amount of Collections allocated to Principal Receivables and Finance Charge

Receivables, respectively, in respect of each Monthly Period. Notwithstanding anything in this Base Indenture to the contrary, unless otherwise stated in any Series Supplement, the Servicer need not deposit this amount or any other amounts so allocated to the Issuer pursuant to any Series Supplement into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to the Issuer which may distribute such amounts to the owner of the beneficial interests in the Issuer.

     (d) Adjustments to Trust Interest. The Servicer shall be obligated on or prior to each Determination Date to deduct on a net basis for each Monthly Period from the aggregate amount of Principal Receivables used to calculate the Trust Interest as provided in this paragraph of subsection 5.4(d) (a "Credit Adjustment") the portion of each Principal Receivable which is reduced by the Servicer by any rebate, refund, charge-back or adjustment (including due to Servicer errors) made in accordance with the Guidelines.

     (e) Disqualification of Institution Maintaining Collection Account. Upon and after the establishment of a new Collection Account with a Qualified Institution or qualified corporate trust department pursuant to subsection 5.3(a), the Servicer on behalf of the Issuer shall deposit or cause to be deposited all Collections as set forth in Section 5.3(a) into the new Collection Account, and in no such event shall deposit or cause to be deposited any Collections thereafter into any account established, held or maintained with the institution formerly maintaining the Collection Account (unless it later becomes a Qualified Institution or qualified corporate trust department maintaining the Collection Account).

     (f) Sharing Collections. In the manner described in the related Series Supplement, to the extent that Principal Receivables that are allocated to any Series are not needed to make payments to Noteholders of such Series or required to be deposited in a reserve account or a Payment Account for such Series, such Principal Receivables may be applied to cover principal payments due to or for the benefit of Noteholders of another Series. Any such reallocation will not result in a reduction in the Investor Interest of the Series to which such Principal Receivables were initially allocated.

     Section 5.5. Determination of Monthly Interest.

     Monthly interest with respect to each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

     Section 5.6. Determination of Monthly Principal.

     Monthly principal with respect to each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement. However, all principal or interest with respect to any Series of Notes shall be due and payable no later than the Legal Final Payment Date with respect to such Series.

     Section 5.7. General Provisions Regarding Accounts.

     Subject to subsection 11.1(c), the Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Estate resulting from any loss on any Permitted Investment included therein except for losses attributable to the Trustee's failure to make payments on such Permitted Investments issued by the Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

     Section 5.8. Removal of Receivables.

     Upon satisfaction of the conditions and the requirements of Subsections 5.9(b) hereof, 2.07(b) of the Sale and Servicing Agreement and 15.1 hereof, if applicable, the Trustee shall execute and deliver the reassignment to the Seller, the Removed Receivables shall no longer constitute a part of the Trust Estate and the Trust Interest shall be decreased by the amount of the Principal Receivable with respect to each such Removed Receivable.

     Section 5.9. Release of Trust Estate. (a) Subject to the payment of its fees and expenses pursuant to Sections 11.6 and 11.7, the Trustee may, and when required by the provisions of this Indenture or the Sale and Servicing Agreement, with respect to Removed Receivables shall, execute instruments to release property from the, lien of this Indenture, and convey the Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Trustee as provided in this Article 5 shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

     (b) The Trustee shall, at such time as there are no Notes outstanding and all sums due the Trustee pursuant to Section 11.6 and 11.7 have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. The Trustee shall release property from the lien of this Indenture pursuant to this subsection 5.9(b) only upon receipt of a Issuer Request accompanied by an AIC Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 15.1.

         [THE REMAINDER OF ARTICLE 5 IS RESERVED AND SHALL BE SPECIFIED IN ANY
              SERIES SUPPLEMENT WITH RESPECT TO ANY SERIES.]

                                   ARTICLE 6.

                        [ARTICLE 6 IS RESERVED AND SHALL
                         BE SPECIFIED IN ANY SUPPLEMENT
                           WITH RESPECT TO ANY SERIES]

                                   ARTICLE 7.

                                   [RESERVED]

                                   ARTICLE 8.


                                    COVENANTS

     Section 8.1. Payment of Notes.

     The Issuer shall duly and punctually pay or cause to be paid principal of (and premium, if any) and interest on the Notes pursuant to the provisions of this Base Indenture and any applicable Series Supplement. Principal and interest shall be considered paid on the date due if the Trustee or the Paying Agent holds on that date money designated for and sufficient to pay all principal and interest then due. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

     Section 8.2. Maintenance of Office or Agency.

     The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee, Transfer Agent and Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange, where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served, and where, at any time when the Issuer is obligated to make a payment of principal and premium upon the Notes, the Notes may be surrendered for payment. The Issuer hereby initially appoints the Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such surrenders, notices and demands.

     The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Trust hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer.

     Section 8.3. Money for Payments To Be Held in Trust. As provided in Section 5.3, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account and the Payment Account shall be made on behalf of the Issuer by the Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account and the Payment Account for payments of Notes shall be paid over to the Issuer except as provided in this Section.

     At least one Business Day before each Payment Date and any Redemption Date, the Issuer shall deposit or cause to be deposited in immediately available funds in the Payment Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto and (unless the Paying Agent is the Trustee) shall promptly notify the Trustee of its action or failure so to act.

     Section 8.4. Conduct of Business and Maintenance of Existence.

     Except as otherwise permitted by the provisions of Section 8.10, the Issuer will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Trust Estate and each other instrument or agreement included in the Trust Estate.

     Section 8.5. Protection of the Trust Estate. The Issuer intends the security interest Granted pursuant to this Indenture in favor of the Secured Parties to be prior to all other liens in respect of the Trust Estate (other than tax liens, mechanics' liens, and other liens specified in subsection 8.8
(iii)(B)) and the Issuer shall take or cause to be taken all actions necessary to obtain and maintain, in favor of the Trustee, for the benefit of the Secured Parties, a first lien on and a first priority, perfected security interest in the Trust Estate (other than with respect to tax liens, mechanics' liens, and other liens specified in subsection 8.8 (iii)(B)). The Issuer will from time to time prepare (or shall cause to be prepared), execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

          (i) Grant more effectively all or any portion of the Trust Estate;

          (ii) maintain or preserve the lien and security interest (and the priority thereof) in favor of the Trustee for the benefit of the Secured Parties created by this Indenture or carry out more effectively the purposes hereof;

          (iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

          (iv) enforce any of the Trust Estate;

          (v) preserve and defend title to the Trust Estate and the rights of the Trustee in such Trust Estate against the claims of all persons and parties; and

          (vi) pay all taxes or assessments levied or assessed upon the Trust Estate when due.

     The Trust hereby designates the Servicer its agent and attorney-in-fact to execute any financing statement or continuation statement reasonably required by the Trustee pursuant to this Section 8.5.

     Section 8.6. [RESERVED].

     Section 8.7. Performance of Obligations; Servicing of Receivables. (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by any bankruptcy or other court or as expressly provided in this Indenture, the Related Documents or such other instrument or agreement.

     (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Trustee in an AIC Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer to assist the Issuer in performing its duties under this Indenture.

     (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Related Documents and in the instruments and agreements included in the Trust Estate, including but not limited to preparing (or causing to be prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Sale and Servicing Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Related Document or any provision thereof without the consent of the Trustee, or the Holders of at least a majority of the outstanding amount of the Notes.

     (d) If a responsible officer of the Owner Trustee shall have actual knowledge of the occurrence of a Servicer Default under the Sale and Servicing Agreement, the Seller on behalf of the Issuer shall promptly notify the Trustee, and the Rating Agencies thereof in accordance with Section 15.4, and shall specify in such notice the action, if any, the Issuer is taking in respect of such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement, the Issuer shall take all reasonable steps available to it to remedy such failure, including any action reasonably requested by the Trustee.

     (e) If the Trustee has given notice of termination to the Servicer of the Servicer's rights and powers pursuant to Section 10.1 of the Sale and Servicing Agreement, as promptly as possible thereafter, the Trustee shall appoint a successor servicer in accordance with Section 10.2 of the Sale and Servicing Agreement.

     (f) Upon any termination of the Servicer's rights and powers pursuant to the Sale and Servicing Agreement, the Issuer shall promptly notify the Trustee. As soon as a Successor Servicer (other than the Trustee) is appointed, the Issuer shall notify the Trustee of such appointment, specifying in such notice the name and address of such Successor Servicer.

     (g) The Issuer agrees that it will not waive timely performance or observance by the Servicer or the Seller of their respective duties under the Related Documents if the effect thereof would adversely affect the Holders of the Notes.

     (h) The Issuer shall take all actions reasonably requested by the Trustee to enforce the Trust's rights and remedies under the Related Documents.

     Section 8.8. Negative Covenants. So long as any Notes are outstanding, the Issuer shall not:

          (i) except as expressly permitted by this Indenture or the Related Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Estate (except in connection with the removal of Removed Receivables), unless directed to do so by the Trustee;

          (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate; or

          (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien in favor of the Trustee created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens securing taxes that are not yet due or that are being contested in good faith, in an aggregate amount not to exceed $5,000,000, and other liens, arising solely as a result of an action or omission of the related Insured), (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax or other lien) perfected security interest in the Trust Estate or
     (D) amend, modify or fail to comply with the provisions of the Related Documents without the prior written consent of the Trustee.

     Section 8.9. Annual Statement as to Compliance. The Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year ended December 31, 2000), and otherwise in compliance with the requirements of TIA Section 314(a)(4) an AIC Officer's Certificate stating, as to the Authorized Officer signing such AIC Officer's Certificate, that

          (i) a review of the activities of the Issuer during such year and of performance under this Indenture has been made under such Authorized Officer's supervision; and

          (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

     Section 8.10. Trust May Consolidate, Etc. Only on Certain Terms. (a) The Issuer shall not consolidate or merge with or into any other Person, unless

          (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America, any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

          (ii) immediately after giving effect to such transaction, no Default, Event of Default, Pay Out Event or Servicer Default shall have occurred and be continuing;

          (iii) the Rating Agency Condition shall have been satisfied and a Tax Opinion shall have been delivered with respect to such transaction;

          (iv) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

          (v) the Issuer shall have delivered to the Trustee an AIC Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article 8 and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

     (b) The Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Trust Estate, to any Person, unless

          (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture and each of the Related Documents on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes and (D) expressly agree by means of such supplemental indenture that such Person (or if a group of persons, then one specified Person) shall prepare (or cause to be prepared) and make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

          (ii) immediately after giving effect to such transaction, no Default, Event of Default, Pay Out Event or Servicer Default shall have occurred and be continuing;

          (iii) the Rating Agency Conditions shall have been satisfied and a Tax Opinion shall have been delivered with respect to such transaction;

          (iv) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

          (v) the Issuer shall have delivered to the Trustee an AIC Officers' Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article 8 and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

     Section 8.11. Successor or Transferee. (a) Upon any consolidation or merger of the Issuer in accordance with subsection 8.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

     (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to subsection 8.10(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Trustee stating that the Issuer is to be so released; provided, however, that notwithstanding the foregoing the Issuer shall remain liable for any claim due to a breach of any covenant or agreement in this Indenture that arose prior to its release hereunder.

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


     Section 8.12. No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Originator Receivables and the interest in the Transferor Certificate in the manner contemplated by this Indenture and the Related Documents, the issuance of notes and activities incidental thereto.

     Section 8.13. No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any Indebtedness except for (i) the Notes and (ii) any other Indebtedness permitted by or arising under the Related Documents or the Issuer's compliance therewith. The proceeds of the Notes shall be used exclusively to fund the Issuer's purchase of the Originator Receivables and the Transferor Certificate and the other assets specified in the Sale and Servicing Agreement, and to pay the Issuer's organizational, transactional and start-up expenses.

     Section 8.14. Servicer's Obligations. The Issuer shall cause the Servicer to comply with Sections 3.04, 3.05 and 3.06 of the Sale and Servicing Agreement.

     Section 8.15. Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by the Sale and Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

     Section 8.16. Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

     Section 8.17. Compliance with Laws. The Issuer shall comply with the Requirements of Law, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture or any Related Document.

     Section 8.18. [RESERVED].

     Section 8.19. Notice of Defaults

     (a) Promptly (and in any event within five Business Days) upon becoming aware of any Pay Out Event, Event of Default or Servicer Default, the Seller on behalf of the Issuer shall give the Trustee and the Rating Agencies prompt written notice thereof, together with a certificate of an Authorized Officer of the Issuer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Issuer; and

     (b) Promptly upon becoming aware of any default under any Related Document, the Issuer shall give the Trustee, the Noteholders and the Rating Agencies written notice thereof.

     Section 8.20. Further Instruments and Acts. Upon request of the Trustee, the Issuer will execute and deliver such further instruments, furnish such other information and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

     Section 8.21. Amendments of Sale and Servicing Agreement and Trust Agreement. The Issuer shall not agree to any amendment to Section 13.01 of the Sale and Servicing Agreement, Section 9.1 of the Purchase Agreement, Section 8.1 of the Transferor Certificate Purchase Agreement or any provision of the AIG Support Agreement or Section 11.01 of the Trust Agreement to eliminate the requirements thereunder that the Trustee or the Holders of the Notes consent to amendments thereto as provided therein.

     Section 8.22. Income Tax Characterization. For purposes of federal income, state and local income and franchise and any other income taxes, unless otherwise required by the relevant governmental authority, the Issuer will treat the Notes as indebtedness.

     Section 8.23. Compliance with Related Documents.

                  The Trust will perform and comply with each and every obligation, covenant and agreement required to be performed or observed by it in or pursuant to this Indenture and each other Related Document to which it is a party, subject to the grace periods set forth therein.

     Section 8.24. Name; Principal Office.

     The Issuer will neither (a) change the location of its chief executive office or principal place of business (within the meaning of the applicable UCC) without thirty (30) days' prior written notice to the Trustee nor (b) change its name without prior written notice to the Trustee sufficient to allow the Trustee to make all filings (including filings of financing statements on form UCC-1) and recordings necessary to maintain the perfection of the interest of the Trustee in the Trust Estate pursuant to this Indenture. In the event that the Issuer desires to so change its office or change its name, the Issuer will make any required filings and prior to actually changing its office or its name the Issuer will deliver to the Trustee (i) an AIC Officers' Certificate and (except with respect to a change of the location of the Issuer's chief executive office or principal place of business to a new location in the same county) an Opinion of Counsel confirming that all required filings have been made to continue the perfected interest of the Trustee in the Trust Estate in respect of the new office or new name of the Issuer and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

     Section 8.25. Organizational Documents.

     The Issuer will not amend any of its organizational documents, including its certificate of formation or trust agreement, unless, prior to such amendment, each Rating Agency confirms that after such amendment the Rating Agency Condition with respect to each outstanding Series of Notes will be met.

                               [End of Article 8]

                                   Article 9.

                           PAY OUT EVENTS AND REMEDIES

Section 9.1.        Pay Out Events.

     If any one of the following events shall occur during the Revolving Period, the Accumulation Period, the Controlled Amortization Period or the Principal Amortization Period, with respect to any Series of Notes (each, an "Pay Out Event"):

     (a) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future Federal or state bankruptcy, insolvency or other similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against any Originator, the Servicer or the Seller and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or any of the Originators, the Servicer or the Seller shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to such entity or of or relating to all or substantially all of such entity's property; or any of the Originators, the Servicer or the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations or take any corporate action in furtherance of any of the foregoing (any such event, an "Insolvency Event");

     (b) the Seller shall become unable for any reason to transfer the Originator Receivables to the Issuer in accordance with the provisions of the Sale and Servicing Agreement;

     (c) the Issuer or the Seller shall have become an "investment company" or shall have become under the "control" of an "investment company" under the Investment Company Act of 1940, as amended; and


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


     (d) AIG shall fail to meet its obligations under the AIG Support Agreement in any respect or the AIG Support Agreement shall have been modified, amended or terminated except as otherwise expressly permitted by the terms thereof; and

     (e) any other event shall occur which may be specified in any Series Supplement as a "Series Pay Out Event";

(i) in the case of any event described in clause (a) through (d) above (collectively, a "Trust Pay Out Event"), a Pay Out Event with respect to all Series of Notes shall occur and (ii) unless otherwise specified in the related Series Supplement, in the case of any event described in clause (e) above, a Pay Out Event with respect to only Notes of the related Series shall occur, in each case, unless otherwise specified in a related Series Supplement, without any notice or other action on the part of the Trustee or the affected Noteholders immediately upon the occurrence of such event. Upon the occurrence of a Pay Out Event, the Rapid Amortization Period, or, if specified in a Series Supplement, the Rapid Accumulation Period will commence for each affected Series.

     Section 9.2. Additional Rights Upon the Occurrence of Certain Events.

     (a) If an Insolvency Event occurs with respect to the Seller or the Issuer violates subsection 2.6(b) for any reason, the Seller shall on the day of such Insolvency Event or violation (the "Appointment Day") immediately cease to transfer Principal Receivables to the Issuer and shall promptly give notice to the Trustee thereof. Notwithstanding any cessation of the transfer to the Issuer of additional Principal Receivables, Principal Receivables transferred to the Issuer prior to the occurrence of such Insolvency Event or violation and Collections in respect of such Principal Receivables, Finance Charge Receivables, whenever created, accrued in respect of such Principal Receivables, and Recoveries with respect to such Principal Receivables and Finance Charge Receivables shall continue to be a part of the Trust Estate, and shall continue to be allocated and paid in accordance with Article 5. Within 15 days of the Appointment Day, the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event or violation has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Trust Estate on commercially reasonable terms and in a commercially reasonable manner and (ii) send written notice to the Noteholders describing the provisions of this Section
9.2 and requesting instructions from such Holders. Unless within 90 days from the day notice pursuant to clause (i) above is first published the Trustee shall have received written instructions from Holders of a Note Majority to the effect that such Holders disapprove of the liquidation of the Trust Estate and wish to continue having Principal Receivables transferred to the Issuer as before such Insolvency Event or violation, the Trustee shall sell, dispose of or otherwise liquidate the Trust Estate in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. The Trustee may obtain a prior determination from any such conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.1 and 9.2 shall not be deemed to be mutually exclusive.


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


     (b) The proceeds from the sale, disposition or liquidation of the Trust Estate pursuant to subsection (a) above shall be treated as Collections on the Originator Receivables and the Transferor Certificate and shall be allocated and deposited in accordance with the provisions of Article 5; provided, that the Trustee shall determine conclusively in its sole discretion the amount of such proceeds which are allocable to Finance Charge Receivables, the amount of such proceeds allocable to Recoveries and the amount of such proceeds which are allocable to Principal Receivables. Unless the Trustee receives written instructions from Noteholders as provided in subsection 9.2(a) above, on the day following the last Payment Date in the Monthly Period during which such proceeds are distributed to the Noteholders of each Series, the trust of the indenture created hereby shall terminate.

     (c) The Trustee may appoint an agent or agents to assist with its responsibilities pursuant to this Article 9 with respect to competitive bids.

                               [End of Article 9]

                                   ARTICLE 10.

                                    REMEDIES

     Section 10.1. Events of Default. Unless otherwise specified in a Series Supplement, an "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) default in the payment of any interest on any Class of Notes of any Series (other than the most subordinated Class of any Series as specified in a Series Supplement retained by the Issuer or any of its Affiliates) when the same becomes due and payable, and such default shall continue for a period of five Business Days after receipt of notice thereof from the Trustee; or

          (ii) default in the payment of the principal of or any installment of the principal of any Class of Notes of any Series (other than the most subordinated Class of any Series as specified in a Series Supplement retained by the Issuer or any of its Affiliates) when the same becomes due and payable on the related Legal Final Payment Date; or

          (iii) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the


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


Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (iv) the commencement by the Issuer of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing.

     Section 10.2. Rights of the Trustee Upon Events of Default.

     (a) General. If and whenever an Event of Default (other than in clause
(iii) and (iv) of Section 10.1) shall have occurred and be continuing, the Trustee may and, at the written direction of the Holders of a Note Majority shall cause the principal amount of all Notes of all Series outstanding to be immediately due and payable at par, together with interest thereon. If an Event of Default with respect to the Issuer specified in clause (iii) and (iv) of
Section 10.1 shall occur, all unpaid principal of and accrued interest on all the Notes of all Series outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. If an Event of Default shall have occurred and be continuing, the Trustee may exercise from time to time any rights and remedies available to it under applicable law and Section 10.4. Any amounts obtained by the Trustee on account of or as a result of the exercise by the Trustee of any right shall be held by the Trustee as additional collateral for the repayment of the Issuer Obligations and shall be applied as provided in Article 5 hereof. If so specified in the applicable Series Supplement, the Trustee may agree to limit its exercise of rights and remedies available to it as a result of the occurrence of an Event of Default to the extent set forth therein.

     (b) If an Event of Default shall have occurred and be continuing, then at any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 10 provided, the Holders of Notes representing a Note Majority, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

          (i) the Issuer has paid to or deposited with the Trustee a sum sufficient to pay

               (A) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and


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               (B) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel; and

          (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 10.6.

     No such rescission shall affect any subsequent default or impair any right consequent thereto.

     (c) Additional Remedies. In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Trust Estate, the Trustee shall have all of the rights and remedies of a secured party under the UCC as enacted in any applicable jurisdiction.

     Section 10.3. Collection of Indebtedness and Suits for Enforcement by Trustee. (a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Note Rate and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

     (b) If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate Proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

     (c) [RESERVED].

     (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, proceedings under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial


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proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

          (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence, bad faith or willful misconduct) and of the Noteholders allowed in such proceedings;

          (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

          (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and

          (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such proceeding is hereby authorized by each of such Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence, bad faith or willful misconduct.

     (e) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

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


     (f) All rights of action and of asserting claims under this Indenture or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

     (g) In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture), the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such proceedings.

     Section 10.4. Remedies.

     If an Event of Default shall have occurred and be continuing, the Trustee may do one or more of the following (subject to Section 10.5):

     (a) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

     (b) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

     (c) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Notes; and

     (d) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that the Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default unless:

          (i) the Holders of 100% of all of the outstanding Notes of all outstanding Series consent thereto,

          (ii) the Investor Percentage of the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid with respect to all outstanding Notes of all outstanding Series at such date for principal and interest and any other amounts due Noteholders, or

          (iii) the Trustee determines that the Investor Percentage of the proceeds of the Trust Estate will not continue to provide sufficient funds for the payment


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


of principal of and interest on the outstanding Notes of all outstanding Series as they would have become due if the Notes had not been declared due and payable, and the Trustee obtains the consent of Holders of 66-2/3% of the aggregate principal balance of all outstanding Notes of all outstanding Series.

     In determining such sufficiency or insufficiency with respect to clauses
(d)(ii) and (d)(iii), the Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Receivables in the Trust Estate for such purpose.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, and any such proceeding instituted by the Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by law.

     Section 10.5. Optional Preservation of the Receivables.

     If the Notes have been declared to be due and payable under Section 10.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Trustee may, but need not, elect to maintain possession of the Originator Receivables and the Transferor Certificate in the Trust Estate (although any Rapid Amortization Period commenced by such declaration will continue unless such declaration is rescinded). It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of the Trust Estate, the Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Originator Receivables and the Transferor Certificate in the Trust Estate for such purpose.

     Section 10.6. Waiver of Past Events.

     If an Event of Default shall have occurred and be continuing, prior to the declaration of the acceleration of the maturity of the Notes as provided in subsection 10.2(a), the Holders of a Note Majority may waive any past Default or Event of Default and its consequences except a Default in payment of principal (or premium, if any) of or interest on any of the Notes. In the case of any such waiver, the Issuer, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

     Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this


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


Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

     Section 10.7. Limitation on Suits.

     No Holder of any Note of any Series shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Base Indenture and related Series Supplement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (i) such Holder previously has given written notice to the Trustee of a continuing Event of Default;

          (ii) the Holders of not less than 25% in principal amount of the outstanding Notes of all Series have made written request to the Trustee to institute such proceeding in respect of such Event of Default in its own name as Trustee hereunder;

          (iii) such Holder or Holders have offered and, if requested, provided to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

          (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceedings; and

          (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a Note Majority;

it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

     In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a Note Majority, the Trustee shall proceed in accordance with the request of the greater majority of the outstanding principal amount of the Notes, as determined by reference to such requests.

     Section 10.8. Unconditional Rights of Holders to Receive Payment; Withholding Taxes.

     (a) Notwithstanding any other provision of this Indenture, the right of any Noteholder of a Note to receive payment of principal and interest, if any, on the Note, on or after the respective due dates expressed in the Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date), or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and

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


unconditional and shall not be impaired or affected without the consent of the Noteholder.

     (b) The Paying Agent shall (or if the Trustee is not the Paying Agent, the Trustee shall cause the Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall) comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Noteholders and otherwise comply with the provisions of this Indenture applicable to it.

     Section 10.9. Restoration of Rights and Remedies.

     If any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Issuer, the Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such proceeding had been instituted.

     Section 10.10. The Trustee May File Proofs of Claim.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.6 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.6 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, notes and other properties which the Noteholders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

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

Section 10.11.      Priorities.

     (a) Following the acceleration of the Notes pursuant to Section 9.1 or 10.2 of this Indenture, all amounts in any Payment Account, including any money or property collected pursuant to Section 10.4 of the Indenture, shall be applied by the Trustee on the related Payment Date in accordance with the provisions of
Article 5 of this Indenture and the applicable Series Supplement.

     The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date the Issuer shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

     Section 10.12. Undertaking for Costs.

     All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the aggregate outstanding principal balance of the Notes on the date of the filing of such action or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

     Section 10.13. Rights and Remedies Cumulative.

     No right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 10.14. Delay or Omission Not Waiver.

     No delay or omission of the Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an

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


acquiescence therein. Every right and remedy given by this Article 10 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Noteholders, as the case may be.

Section 10.15.      Control by Noteholders.

     The Holders of a Note Majority shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Notes or exercising any trust or power conferred on the Trustee; provided that:

          (i) such direction shall not be in conflict with any rule of law or with this Indenture;

          (ii) subject to the express terms of Section 10.4, any direction to the Trustee to sell or liquidate the Originator Receivables and the Transferor Certificate shall be by the Holders of Notes representing not less than 100% of the aggregate outstanding principal balance of all the Notes of all Series;

          (iii) if the conditions set forth in Section 10.5 have been satisfied and the Trustee elects to retain the Originator Receivables and the Transferor Certificate in the Trust Estate pursuant to such Section, then any direction to the Trustee by Holders of Notes representing less than 100% of the aggregate outstanding principal balance of the Notes to sell or liquidate the Trust Estate shall be of no force and effect; and

          (iv) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 11.1, the Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

     Section 10.16. Waiver of Stay or Extension Laws.

     The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


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


     Section 10.17. Action on Notes.

     The Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer.

     Section 10.18. Performance and Enforcement of Certain Obligations.

          (a) Promptly following a request from the Trustee to do so and at the Servicer's expense, the Issuer agrees to take all such lawful action as the Trustee may request to compel or secure the performance and observance by the Seller, the Originators, AIG and the Servicers, as applicable, of each of their obligations to the Issuer under or in connection with the Related Documents in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Related Documents to the extent and in the manner directed by the Trustee, including the transmission of notices of default on the part of the Seller, the Originators, AIG or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller, the Originators, AIG or the Servicer of each of their obligations under the Related Documents.

          (b) If an Event of Default has occurred and is continuing, the Trustee may, and, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of 66-2/3% of the aggregate outstanding principal balance of the Notes shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller, the Originators, AIG or the Servicer under or in connection with the Related Documents, including the right or power to take any action to compel or secure performance or observance by the Seller, the Originators, AIG or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Related Documents, and any right of the Issuer to take such action shall be suspended.

     Section 10.19. Reassignment of Surplus.

     Promptly after termination of this Indenture and the payment in full of the Issuer Obligations, any proceeds of all the Originator Receivables and other assets in the Trust Estate received or held by the Trustee shall be turned over to the Issuer and the Originator Receivables and other assets in the Trust Estate shall be reassigned to the Issuer by the Trustee without recourse to the Trustee and without any representations, warranties or agreements of any kind.


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


                               [End of Article 10]

                                   ARTICLE 11.

                                   THE TRUSTEE

Section 11.1.       Duties of the Trustee.

     (a) If an Event of Default has occurred and is continuing, and of which a Responsible Officer of the Trustee has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that the Trustee shall have no liability in connection with any action or inaction taken, or not taken, by it upon the deemed occurrence of an Event of Default of which a Responsible Officer has not received written notice; and provided, further that the preceding sentence shall not have the effect of insulating the Trustee from liability arising out of the Trustee's negligence or willful misconduct.

     (b) Except during the occurrence and continuance of an Event of Default:

          (i) the Trustee undertakes to perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of negligence and bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and, if applicable, the Related Documents to which the Trustee is a party, provided, however, that the Trustee shall not be responsible for the accuracy or content of any of the aforementioned documents and the Trustee shall have no obligation to verify or re-compute any numeral information provided to it pursuant to the Related Documents.

     (c) Subject to 11.1, no provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct or for the breach of the express terms of the Indenture, except that:

          (i) this clause does not limit the effect of clause (b) of this

     Section 11.1;


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

          (ii) the Trustee shall not be personally liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 10.15;

          (iv) the Trustee shall not be charged with knowledge of any failure by the Servicer referred to in clauses (a), (b) or (c) of Section 10.01 of the Sale and Servicing Agreement unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Enhancement Provider, the Servicer or any Holders of Notes evidencing not less than 10% of the aggregate outstanding principal balance of the Notes of any Series adversely affected thereby.

     (d) Notwithstanding anything to the contrary contained in this Indenture or any of the Related Documents, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights and powers, if there is reasonable ground (as determined by the Trustee in its sole discretion) for believing that the repayment of such funds or adequate indemnity against such risk is not reasonably assured to it by the security afforded to it by the terms of this Indenture and none of the provisions contained in this Indenture shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under the Sale and Servicing Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of the Sale and Servicing Agreement.

     (e) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

     (f) The Trustee shall, and hereby agrees that it will, perform all of the obligations and duties required of it under the Sale and Servicing Agreement.

     (g) Except for actions expressly authorized by this Indenture, the Trustee shall take no action reasonably likely to impair the interests of the Issuer in any asset of the Trust Estate now existing or hereafter created or to impair the value of any asset of the Trust Estate now existing or hereafter created.

     (h) Except as provided in this subsection 11.1(h), the Trustee shall have no power to vary the corpus of the Trust Estate including, without limitation, the power to (i) accept any substitute obligation for an asset of the Trust Estate initially

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


assigned to the Issuer under the Granting Clause and Section 2.01 or Section
2.06 of the Sale and Servicing Agreement hereof except for actions expressly authorized by this Indenture, (ii) add any other investment, obligation or security to the Issuer, except for an addition permitted under Section 2.06 of the Sale and Servicing Agreement or (iii) withdraw from the Trust Estate any assets, except for a withdrawal permitted under 2.07 of the Sale and Servicing Agreement, Sections 5.8, 9.2, 12.1, 12.4 or Article 5 and subsections 2.04(e) or 2.04(f) or 2.04(g) of the Sale and Servicing Agreement.

     (i) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Indenture, shall examine them to determine whether they substantially conform to the requirements of this Indenture.

     (j) Without limiting the generality of this Section 11.1 and except during such time, if any, as the Trustee shall be successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Indenture and the Sale and Servicing Agreement and subject to the other provisions of this Indenture, the Trustee shall have no duty (i) to see to any recording, filing or depositing of this Indenture or any agreement referred to herein or any financing statement evidencing a security interest in the Premium Finance Obligations, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof, (ii) to see to the payment or discharge of any tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Issuer, (iii) to confirm or verify the contents of any reports or certificates delivered to the Trustee pursuant to this Indenture or the Sale and Servicing Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties, or (iv) to inspect the Premium Finance Obligations at any time or ascertain or inquire as to the performance or observance of any of the Issuer's, the Seller's or the Servicer's representations, warranties or covenants or the Servicer's duties and obligations as Servicer and as custodian of the Receivable files under the Sale and Servicing Agreement.

     (k) Subject to subsection 11.1(d), in the event that the Paying Agent or the Transfer Agent and Registrar (if other that the Trustee) shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Indenture, the Trustee shall be obligated as soon as practicable upon actual knowledge of a Responsible Officer thereof and receipt of appropriate records and information, if any, to perform such obligation, duty or agreement in the manner so required.

     (l) No provision of this Indenture shall be construed to require the Trustee to perform, or accept any responsibility for the performance of, the obligations of the Servicer hereunder until it shall have assumed such obligations in accordance with Section 11.1 hereof and Section 10.02 of the Sale and Servicing Agreement.

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

     (m) Subject to Section 11.4, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or the Related Documents.

     (n) Except as otherwise required or permitted by the TIA, nothing contained herein shall be deemed to authorize the Trustee to engage in any business operations or any activities other than those set forth in this Indenture. Specifically, the Trustee shall have no authority to engage in any business operations, acquire any assets other than those specifically included in the Trust Estate under this Indenture or otherwise vary the assets held by the Issuer. Similarly, the Trustee shall have no discretionary duties other than performing those ministerial acts set forth above necessary to accomplish the purpose of this Indenture.

     (o) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee shall have received written notice thereof. In the absence of receipt of such notice, the Trustee may conclusively assume that there is no Default or Event of Default.

     (p) Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but no limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage regardless of the form of action.

     Section 11.2. Rights of the Trustee.

     Except as otherwise provided by Section 11.1:

     (a) The Trustee may conclusively rely on and shall be protected in acting upon or refraining from acting upon and in accord with, without any duty to verify the contents or recompute any calculations therein, any document (whether in its original or facsimile form), including any assignment of Additional Receivables, the initial report, the Monthly Servicer Report, the annual Servicer's certificate, the monthly payment instructions and notification to the Trustee, the Monthly Noteholders' Statement, any resolution, AIC Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document, believed by it to be genuine and to have been signed by or presented by the proper person. Subject to Section 10.1, the trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, the Trustee may require an AIC Officer's Certificate or consult with counsel of its selection and the Officer's Certificate or the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

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

     (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, custodians and nominees and the Trustee shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such agent or attorneys, custodian or nominee so long as such agent, custodian or nominee is appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee's conduct does not constitute willful misconduct, negligence or bad faith or a breach of the express terms of this Indenture.

     (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, any Series Supplement or any Enhancement Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Noteholders or any Enhancement Provider, pursuant to the provisions of this Indenture or any Series Supplement, unless such Noteholders or the Enhancement Provider shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Indenture or any Series Supplement and any Enhancement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (g) The Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (including, any assignment of Additional Receivables, the initial report, the monthly Servicer's certificate, the annual Servicer's certificate, the monthly payment instructions and notification to the Trustee, the monthly Noteholders' statement), unless requested in writing so to do by the Holders of Notes evidencing not less than 25% of the aggregate outstanding principal balance of Notes of any Series or any Enhancement Provider) which could be materially adversely affected if the Trustee does not perform such acts, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

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


provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture or the Sale and Servicing Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person making such request, or, if paid by the Trustee, shall be reimbursed by the Person making such request upon demand.

     (h) The Trustee shall not be liable for any losses or liquidation penalties in connection with Permitted Investments, unless such losses or liquidation penalties were incurred through the Trustee's own willful misconduct or negligence.

     (i) The Trustee shall not be liable for the acts or omissions of any successor to the Trustee so long as such acts or omissions were not the result of the negligence, bad faith or willful misconduct of the predecessor Trustee.

     (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

     (k) Except as may be required by subsections 11.1(b)(ii), 11.1(i) and 11.2(f), the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Trust Estate for the purpose of establishing the presence or absence of defects, the compliance by the Seller or the Servicer with their respective representations and warranties or for any other purpose.

     Section 11.3. Trustee Not Liable for Recitals in Notes. The Trustee assumes no responsibility for the correctness of the recitals contained in this Indenture and in the Notes (other than the signature and authentication of the Trustee on the Notes). Except as set forth in Section 11.16, the Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes (other than the signature and authentication of the Trustee on the Notes) or of any asset of the Trust Estate or related document. The Trustee shall not be accountable for the use or application by the Issuer, the Seller or the Originators of any of the Notes or of the proceeds of such Notes, or for the use or application of any funds paid to the Seller or the Originators or to the Issuer in respect of the Trust Estate or deposited in or withdrawn from the Collection Account, the Principal Account, the Finance Charge Account or any Series Account by the Servicer.

     Section 11.4. Individual Rights of the Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or an Affiliate of the Issuer with the same rights it would have if it were not Trustee. Any Paying Agent, Transfer


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

Agent and Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 11.9 and 11.11.

     Section 11.5. Notice of Defaults.

     If a Default occurs and is continuing and if a Responsible Officer of the Trustee receives written notice or has actual knowledge thereof, the Trustee shall promptly provide the Noteholders and each Rating Agency and if, provided in the Series Supplement, any Enhancement Provider with notice of such Default, within 5 Business Days after such knowledge or notice occurs, to the extent such Notes are represented by a Global Note, by telephone and facsimile, and, otherwise, by first class mail at their respective addresses appearing in the Note Register. Except in the case of a default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

     Section 11.6. Compensation. (a) To the extent not paid by the Servicer under the terms of the Sale and Servicing Agreement, the Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, the Issuer will pay or reimburse the Trustee (without reimbursement from any Investor Account, any Series Account or otherwise) upon its request for all reasonable expenses, disbursements and advances (including legal fees and costs and costs of persons not regularly employed by the Trustee) incurred or made by the Trustee in accordance with any of the provisions of this Indenture except any such expense, disbursement or advance as may arise from its own willful misconduct, negligence or bad faith or breach of the express terms of this Indenture and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to Section 10.02 of the Sale and Servicing Agreement, the provisions of this Section 11.6 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer.

     (b) The obligations of the Issuer under this Section 11.6 shall survive the termination of the Base Indenture and the resignation or removal of the Trustee.

     Section 11.7. Replacement of the Trustee.

     (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 11.7.

     (b) The Trustee may, after giving sixty (60) days prior written notice to the Issuer and the Servicer, resign at any time and be discharged from the trust hereby

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

created; provided, however, that no such resignation of the Trustee shall be effective until a successor trustee has assumed the obligations of the Trustee hereunder. The Issuer may remove the Trustee by so notifying the Trustee and the Servicer. The Issuer may remove the Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee if:

          (i) the Trustee fails to comply with Section 11.9;

          (ii) a court or Federal or state bank regulatory agency having jurisdiction in the premises in respect of the Trustee shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Trustee or for any substantial part of the Trustee's property, or ordering the winding-up or liquidation of the Trustee's affairs;

          (iii) the Trustee consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or other similar official) for the Trustee or for any substantial part of the Trustee's property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing; or

          (iv) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning and one copy to the successor trustee.

(c) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring or removed Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers and duties of the Trustee under this Indenture and any Series Supplement. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the retiring Trustee hereunder (and its agents and counsel) have been paid and all documents and statements held by it hereunder, and the Seller and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. Notwithstanding replacement of the Trustee pursuant to this
Section 11.7, the Trust's obligations under Sections 11.6 and 11.17 hereof shall continue for the benefit of the retiring Trustee.

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

     (d) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 11.7 shall not become effective until acceptance of appointment by the successor Trustee pursuant to this Section 11.7 and payment of all fees and expenses owed to the retiring Trustee.

     (e) No successor trustee shall accept appointment as provided in this
Section 11.7 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.9 hereof

     Section 11.8. Successor Trustee by Merger, etc. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of Section 11.9 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

     Section 11.9. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a).

     The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any State thereof authorized under such laws to exercise corporate trust powers, having a long-term unsecured debt rating of at least Baa3 by Moody's and BBB- by Standard & Poor's having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

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

     The Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Trust are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

     (a) In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.9, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.7.

     Section 11.10. Appointment of Co-Trustee or Separate Trustee.

     (a) Notwithstanding any other provisions of this Indenture or any Series Supplement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section 11.10 such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.8 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.7. No co-trustee shall be appointed without the consent of the Issuer unless such appointment is required as a matter of state law or to enable the Trustee to perform its functions hereunder. The appointment of any co-trustee or separate trustee shall not relieve the Trustee of any of its obligations hereunder.

     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) the Notes of each Series shall be authenticated and delivered solely by the Trustee or an authenticating agent appointed by the Trustee;

          (ii) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer under the Sale and Servicing Agreement), the Trustee shall be incompetent or unqualified to perform, such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

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          (iii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, including acts or omissions of predecessor or successor trustees;

          (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

          (v) the Trustee shall remain primarily liable for the actions of any co-trustee.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 11. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture and any Series Supplement, specifically including every provision of this Indenture or any Series Supplement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

     (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Indenture or any Series Supplement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 11.11. Preferential Collection of Claims Against the Trust. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

     Section 11.12. Tax Returns. In the event the Issuer shall be required to file tax returns, the Trustee, as soon as practicable after it is made aware of such requirement, shall prepare or cause to be prepared any tax returns required to be filed by the Issuer and, to the extent possible, shall file such returns in accordance with Section 2.20 at least five days before such returns are due to be filed. The Trustee is hereby authorized to approve and sign any such return on behalf of the Issuer. The Servicer is required under the Sale and Servicing Agreement to prepare or to cause to be prepared all tax information required by law to be distributed to Noteholders and shall deliver such information to the Trustee at least five days prior to the date it is required by law to be distributed to Noteholders. The Servicer is required under the Sale and Servicing Agreement, upon request, to furnish the Trustee with all such information known to the


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Servicer as may be reasonably required in connection with the preparation of all tax returns of the Trust. Except to the extent the Trustee or Servicer breaches its obligations or covenants contained in this Section 11.12 or in subsection 2.7(b), in no event shall the Trustee or the Servicer be liable for any liabilities, costs or expenses of the Issuer, the Noteholders or the Note Owners arising under any tax law, including without limitation federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

     Section 11.13. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or any Series of Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of any Series of Noteholders in respect of which such judgment has been obtained.

     Section 11.14. Suits for Enforcement. If an Event of Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Sections 10.01 of the Sale and Servicing Agreement and 11.19 hereof, proceed to protect and enforce its rights and the rights of any Series of Noteholders under this Indenture or any other Related Document by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Indenture or such other Related Document or in aid of the execution of any power granted in this Indenture or such other Related Document or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or any Series of Noteholders.

     Section 11.15. Reports by Trustee to Holders. The Trustee shall deliver to each Noteholder such information as may be reasonably required to enable such Holder to prepare its Federal and state income tax returns.

     Section 11.16. Representations and Warranties of Trustee.

     The Trustee represents and warrants to the Issuer and the Secured Parties that:

          (i) the Trustee is a national banking association duly organized, existing and authorized to engage in the business of banking under the laws of the United States of America;

          (ii) the Trustee has full power, authority and right to execute, deliver and perform this Indenture and any Series Supplement issued concurrently with this Indenture and to authenticate the Notes, and has taken all necessary action to

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authorize the execution, delivery and performance by it of this Indenture and any Series Supplement issued concurrently with this Indenture and to authenticate the Notes;

          (iii) this Indenture has been duly executed and delivered by the Trustee; and

          (iv) the Trustee meets the requirements of eligibility as a trustee hereunder set forth in Section 11.9 hereof.

     Section 11.17. The Seller Indemnification of the Trustee.

     The Seller shall fully indemnify and hold harmless the Trustee (and any predecessor Trustee) and its directors, officers, agents and employees from and against any and all loss, liability, claim, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of the activities of the Trustee pursuant to this Indenture or any Series Supplement, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Seller shall not indemnify the Trustee or its directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute negligence or willful misconduct by the Trustee. The indemnity provided herein shall survive the termination of this Indenture and the resignation and removal of the Trustee.

     Section 11.18. Trustee's Application for Instructions from the Issuer.

     Any application by the Trustee for written instructions from the Issuer or the Servicer may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. Subject to Section 11.1, the Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than thirty (30) days after the date any Authorized Officer of the Issuer or the Servicer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

     Section 11.19. Rights of Noteholders to Direct Trustee. Holders of Notes evidencing a Note Majority (or, with respect to any remedy, trust or power that does not relate to all Series, 50% of the aggregate Investor Interest of the Notes of all Series to which such remedy, trust or power relates) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 11.1, the Trustee shall have the right to decline to follow any such direction if


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the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Noteholders not parties to such direction; and provided further, that nothing in this Indenture shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of such Holders of Notes.

     Section 11.20. Maintenance of Office or Agency. The Trustee will maintain at its expense in the Borough of Manhattan, the City of New York an office or offices, or agency or agencies, where notices and demands to or upon the Trustee in respect of the Notes and this Indenture may be served. The Trustee initially appoints its Corporate Trust Office as its office for such purposes in New York. The Trustee will give prompt written notice to the Issuer, the Servicer and to Noteholders (or in the case of Holders of Bearer Notes, in the manner provided for in the related Series Supplement) of any change in the location of the Notes Register or any such office or agency.

                               [End of Article 11]

                                   ARTICLE 12.

                             DISCHARGE OF INDENTURE

     Section 12.1. Satisfaction and Discharge of Indenture.

     Unless a Trust Extension shall have been delivered, this Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon and any other amount due to Noteholders, (iv) Sections 4.5, 8.3, 8.4, 8.5, 8.8, 8.10, 8.12, 8.13, 8.22,
11.6, 11.12, 12.2, and 12.5(b), (v) the rights, obligations and immunities of the Trustee hereunder (including the rights of the Trustee under Sections 11.6 and 11.17 and the obligations of the Trustee under Section 12.2) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, on the first Business Day after the Payment Date with respect to any Series when the earliest to occur of the following has occurred (the "Trust Termination Date"):

     (A) either

          (1) all Notes of all Series theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.10 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by


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

     the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 5.9) have been delivered to the Trustee for cancellation and the Issuer has paid all sums payable hereunder; or

     (2) all Notes not theretofore delivered to the Trustee for cancellation

          (i) have become due and payable,

          (ii) will become due and payable at their respective Legal Final Payment Dates within one year, or

          (iii) are to be called for redemption refinancing and/or within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Trust, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee cash or U.S. Government Obligations, or direct obligations of or obligations guaranteed by the United States of America (which will mature on or prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge ("Defeasance") the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation when due to the Legal Final Payment Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 14.1), as the case may be;

     (B) the Issuer has paid, caused to be paid or irrevocably deposited or caused to be irrevocably deposited in the applicable Payment Account and any applicable Series Account funds sufficient to pay in full all amounts owed to each Enhancement Provider and all Issuer Obligations and Collateral Interest, if any;

     (C) if a Trust Extension shall have been delivered, the Extended Trust Termination Date;

     (D) December 31, 2034; or

     (E) the date of any termination pursuant to subsection 9.2(b); and

     the Issuer has delivered to the Trustee and any Enhancement Provider an AIC Officer's Certificate, an Opinion of Counsel and, if required by the TIA, an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of subsection 15.1(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     After any irrevocable deposit made pursuant to Section 12.1 and satisfaction of the other conditions set forth herein, the Trustee promptly upon request shall acknowledge in writing the discharge of the Issuer's obligations under this Indenture except for those surviving obligations specified above.

     In order to have money available on a Payment Date to pay principal or interest on the Notes, the U.S. Government Obligations shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the Issuer's option.

     Section 12.2. Application of Trust Money.

     All moneys deposited with the Trustee pursuant to Section 12.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture and the related Series Supplement, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

     The provisions of this Section 12.2 shall survive the expiration or earlier termination of this Indenture.

     Section 12.3. Repayment of Moneys Held by Paying Agent.

     In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Trustee to be held and applied according to Section 8.3 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

     Section 12.4. Cleanup Call.

     (a) If so provided in any Series Supplement, the Servicer may, but shall not be obligated to, cause a final payment to be made in respect of the related Series of Notes on any Payment Date on or after the Payment Date on which the Investor Interests for such Series and the Enhancement Invested Amount, if any, with respect to such Series is less than or equal to 10% of the Investor Interests on the Closing Date for such Series (or such other amount as may be specified in a Series Supplement for such Series). Such payment shall be made by depositing into the applicable Payment Account or the applicable Series Account, not later than the Transfer Date preceding such Payment Date, for application in accordance with Section 12.5, the amount specified in such Series Supplement;

     (b) The amount deposited pursuant to subsection 12.4(a) shall be paid to the Noteholders of the related Series pursuant to Section 12.5 on the related Payment Date following the date of such deposit. All Notes of a Series which are paid pursuant to subsection 12.4(a) shall be delivered by the Trust upon such purchase to, and be canceled


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

by, the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Issuer. The Notes of each Series which is paid pursuant to subsection 12.4(a) shall, for the purposes of the definition of "Trust Interest," be deemed to be equal to zero on the Payment Date following the making of the deposit, and the Trust Interest shall thereupon be deemed to have been increased by the Investor Interests of such Series.

     Section 12.5. Final Payment with Respect to Any Series.

     (a) Written notice of any termination, specifying the Payment Date upon which the Noteholders of any Series may surrender their Notes for final payment with respect to such Series and cancellation, shall be given (subject to at least two Business Days' prior notice from the Servicer to the Trustee) by the Trustee to Noteholders of such Series mailed not later than the fifth day of the month of such final payment (or in the manner provided by the Series Supplement relating to such Series) specifying (i) the Payment Date (which shall be the Payment Date in the month (x) in which the deposit is made pursuant to subsection 2.04(g) of the Sale and Servicing Agreement, 9.2(b), or subsection 12.4(a) of this Base Indenture or such other section as may be specified in the related Series Supplement, or (y) in which the related Series Termination Date occurs) upon which final payment of such Notes will be made upon presentation and surrender of such Notes at the office or offices therein designated (which, in the case of Bearer Notes, shall be outside the United States), (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Notes at the office or offices therein specified. The Servicer's notice to the Trustee in accordance with the preceding sentence shall be accompanied by an AIC Officer's Certificate setting forth the information specified in Article 6 of this Base Indenture covering the period during the then current calendar year through the date of such notice and setting forth the date of such final distribution. The Trustee shall give such notice to the Transfer Agent and the Paying Agent at the time such notice is given to such Noteholders.

     (b) Notwithstanding the termination of the discharge of the trust of the Indenture pursuant to subsection 12.1(a) or the occurrence of the Series Termination Date with respect to any Series, all funds then on deposit in the Finance Charge Account, the Principal Account, the Payment Account or any Series Account applicable to the related Series shall continue to be held in trust for the benefit of the Noteholders of the related Series and the Paying Agent or the Trustee shall pay such funds to the Noteholders of the related Series upon surrender of their Notes (which surrenders and payments, in the case of Bearer Notes, shall be made only outside the United States). In the event that all of the Noteholders of any Series shall not surrender their Notes for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give second written notice (or, in the case of Bearer Certificates, publication notice) to the remaining Noteholders of such Series upon receipt of the appropriate records from the Transfer Agent and Registrar to surrender their Notes for cancellation and receive the final distribution with respect thereto. If within one and one-half years after the second notice with respect to a Series, all the Notes of such Series shall not have been surrendered for cancellation, the Trustee may take appropriate steps or may appoint an agent to take appropriate steps, to contact the remaining Noteholders of such Series concerning surrender of their Notes, and the cost thereof shall be paid out of the funds in the Payment Account or any Series Account held for the benefit of such Noteholders. The Trustee and the Paying Agent shall pay to the Issuer upon request any monies held by them for the payment of principal or interest which remains unclaimed for two years. After such payment to the Issuer, Noteholders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person.

     (c) All Notes surrendered for payment of the final distribution with respect to such Notes and cancellation shall be canceled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Issuer.

     Section 12.6. Termination Rights of Issuer.

     Upon the termination of the lien of the Indenture pursuant to Section 12.1, and after payment of all amounts due hereunder on or prior to such termination and the surrender of the Trust Interest, the Trustee shall execute a written release and reconveyance substantially in the form of Exhibit G pursuant to which it shall release the lien of the Indenture and reconvey to the Issuer (without recourse, representation or warranty) all right, title and interest in the Trust Estate, whether then existing or thereafter created, all moneys due or to become due with respect to such Trust Estate (including all accrued interest theretofore posted as Finance Charge Receivables) and all proceeds of the Trust Estate, except for amounts held by the Trustee or any Paying Agent pursuant to subsection 12.5(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Issuer to vest in the Issuer all right, title and interest in the Trust Estate.

     Section 12.7. Repayment to the Trust.

     The Trustee and the Paying Agent shall promptly pay to the Issuer upon written request any excess money or, pursuant to Sections 2.10 and 2.13, return any Notes held by them at any time.

                               [End of Article 12]

                                   ARTICLE 13.

                                   AMENDMENTS

     Section 13.1. Without Consent of the Noteholders.

     Without the consent of the Holders of any Notes, and, if provided in any Series Supplement, with the consent of any applicable third party Enhancement Provider, if any, (unless an Enhancement Provider Default shall have occurred and be continuing) and with prior written notice to the Rating Agencies by the Issuer, as evidenced to the Trustee, the Issuer and the Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indenture supplements hereto or Series Supplements or amendments to any Series Supplement (which shall conform to the provisions of the Trust Indenture Act as in force at the date of execution thereof), in form satisfactory to the Trustee, unless otherwise provided in a Series Supplement, for any of the following purposes:

     (a) to create a new Series of Notes;

     (b) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

     (c) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes;

     (d) to add to the covenants of the Issuer for the benefit of any Secured Parties (and if such covenants are to be for the benefit of less than all Series of Notes, stating that such covenants are expressly being included solely for the benefit of such Series) or to surrender any right or power herein conferred upon the Issuer;

     (e) to convey, transfer, assign, mortgage or pledge to the Trustee any property or assets as security for the Notes and to specify the terms and conditions upon which such property or assets are to be held and dealt with by the Trustee and to set forth such other provisions in respect thereof as may be required by the Indenture or as may, consistent with the provisions of the Indenture, be deemed appropriate by the Issuer and the Trustee, or to correct or amplify the description of any such property or assets at any time so mortgaged, pledged, conveyed and transferred to the Trustee;

     (f) to cure any ambiguity, or correct or supplement any provision herein or in any supplemental indenture hereto or in any Series Supplement or amendment to any Series Supplement which may be inconsistent with any other provision herein or in any supplemental indenture or any Series Supplement or amendment to any Series Supplement or to make any other provisions with respect to matters or questions arising under this Base Indenture or in any supplemental indenture hereto or in any Series Supplement or amendment to any Series Supplement; provided that such action shall not adversely affect the interests of any Holder of the Notes without its consent;

     (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more Series or to add to or change any of the provisions of the Indenture as shall be necessary and

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

permitted to provide for or facilitate the administration of the trusts hereunder by more than one trustee pursuant to the requirements of Article 11;

     (h) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar Federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA; or

     (i) to add any provisions to, or change in any manner or eliminate any of the provisions of, this Base Indenture or any Series Supplement or modify in any manner the rights of the Holders of the Notes under this Base Indenture or any Series Supplement; provided, however, that any such action shall not, adversely affect in any material respect the interests of any Noteholder, without its consent; provided further that no amendment or supplement shall be permitted if it would result in a taxable event to any Noteholder unless such Noteholder's consent is obtained. An amendment described in this Section 13.1 shall be deemed not to adversely affect the interests of any Noteholder if either each Rating Agency rating such Notes confirms in writing that such amendment will not result in a reduction or withdrawal of the then current rating of each Class of Notes or none of the applicable Rating Agencies rating such Notes, within 10 days' after receipt of notice of such amendment, shall notify the Seller, the Servicer or the Issuer in writing that such amendment will result in a reduction or withdrawal of the then current ratings of the Notes.

     Upon the request of the Issuer and upon receipt by the Trustee of the documents described in Section 2.2 hereof, the Trustee shall join with the Issuer in the execution of any supplemental indenture or Series Supplement authorized or permitted by the terms of this Base Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such Series Supplement which affects its own rights, duties or immunities under this Indenture or otherwise.

     Section 13.2. Supplemental Indentures with Consent of Noteholders. The Issuer and the Trustee, when authorized by an Issuer Order, also may, and if provided in any Series Supplement, with the consent of any third party Enhancement Provider, if any, (unless an Enhancement Provider Default shall have occurred and be continuing), unless otherwise specified in the related Series Supplement, and with the consent of the Holders of not less than a majority of the aggregate outstanding principal balance of all Notes of all Series, materially and adversely affected, voting collectively by written notice delivered to the Issuer and the Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Base Indenture or any Series Supplement or of modifying in any manner the rights of the Holders of the Notes of any Series under this Base Indenture or any Series Supplement; provided, however, that, no such supplemental indenture shall, unless otherwise provided in a Series Supplement, without the consent of any third party Enhancement Provider (so long as no Enhancement Provider Default has occurred and is continuing) and without the consent of the Holder of each outstanding Note affected thereby:

          (i) change the date of payment of any installment of principal of or interest on, or any premium payable upon the redemption of, any Note or reduce in any manner the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, modify the provisions of this Base Indenture or any Series Supplement relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of, or interest on, the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable;

          (ii) change the definition of or the manner of calculating the Investor Interest, the Aggregate Default Amount or the Investor Percentage of such Series;

          (iii) reduce the aforesaid percentage of individual interest, the holders of which are required to consent to any such amendment, in each case without the consent of each Holder of Notes of all Series adversely affected;

          (iv) terminate, modify or amend AIG's support obligations with respect to ART, AIC, AICCO, IP Finance I, IP Finance II and IP Funding, without the consent of the Holders of all Notes of all Series outstanding and confirmation from each Rating Agency to the Issuer and the Trustee that such action will not result in a reduction or withdrawal of the then rating of any outstanding Notes;

          (v) impair the right to institute suit for the enforcement of the certain provisions of this Base Indenture or any Series Supplement requiring the application of funds available therefor, as provided in
     Article 9, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

          (vi) reduce the percentage of the aggregate outstanding principal amount of the Notes, the consent of the Holders of which is required for any such supplemental indenture or Series Supplement or amendment of a Series Supplement, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Base Indenture or any Series Supplement or certain defaults hereunder and their consequences provided for in this Base Indenture or any Series Supplement;

          (vii) modify or alter the provisions of this Base Indenture or any Series Supplement regarding the voting of Notes held by the Issuer, the Seller, an affiliate of either of them or any Insured on the Notes;


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          (viii) reduce the percentage of the aggregate outstanding principal amount of the Notes, the consent of the Holders of which is required to direct the Trustee to sell or liquidate the Trust Estate pursuant to
     Section 9.4 if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes;

          (ix) modify any provision of this Section, except to increase any percentage specified herein or to provide that certain additional provisions of this Base Indenture or any Series Supplement cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby;

          (x) modify any of the provisions of this Base Indenture or any Series Supplement in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained in this Base Indenture or any Series Supplement; or

          (xi) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate for the Notes or, except as otherwise permitted or contemplated in this Base Indenture or any Series Supplement, terminate the lien of this Indenture on any such collateral at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Base Indenture or any Series Supplement; provided further, that no amendment will be permitted if it would result in a taxable event to any Noteholder, unless such Noteholder's consent is obtained as described above.

     The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise.

     Notwithstanding anything in Sections 13.1 and 13.2 to the contrary, the Series Supplement with respect to any Series may be amended with respect to the items and in accordance with the procedures provided in such Series Supplement.

     The Trustee may determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Trustee shall not be liable for any such determination made in good faith.

     It shall not be necessary for any consent of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

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     The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Note shall be subject to such reasonable requirements as the Trustee may prescribe.

     Promptly after the execution by the Issuer and the Trustee of any supplemental indenture, amendment to the Base Indenture, or any Series Supplement pursuant to this Section, the Trustee shall mail to each Holder of the Notes all Series (or with respect to an amendment of a Series Supplement, to the Noteholder of the applicable Series), to any related Enhancement Provider and to each Rating Agency rating any affected Series a notice setting forth in general terms the substance of such supplemental indenture, amendment to the Base Indenture, or any Series Supplement. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     Any Series Supplement executed and delivered pursuant to Section 2.2 and any amendments deemed made in connection with the addition to or removal of the Originator Receivables from the Trust as provided in Section 2.07 of the Sale and Servicing Agreement executed in accordance with the provisions hereof, shall not be considered amendments to this Base Indenture for the purpose of subsections 13.1 or 13.2.

     Section 13.3. Execution of Supplemental Indentures. In executing any supplemental indenture permitted by this Article 13 or the modifications thereby of the trust created by this Indenture, the Trustee shall be entitled to receive, and subject to Section 11.1, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Such Opinion of Counsel may be subject to reasonable qualifications and assumptions of fact. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

     Section 13.4. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 13.5. Conformity With Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article 13 shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

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

     Section 13.6. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 13 may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared, executed, authenticated and delivered by the Trustee in exchange for outstanding Notes.

     Section 13.7. Series Supplements.

     Each amendment or other modification to this Base Indenture or the Notes shall be set forth in a Series Supplement. The initial effectiveness of each Series Supplement shall be subject to the satisfaction of the Rating Agency Condition with respect to such Series Supplement. In addition to the manner provided in Sections 13.1 and 13.2, each Series Supplement may be amended as provided in such Series Supplement.

     Section 13.8. Revocation and Effect of Consents.

     Until an amendment or waiver becomes effective, a consent to it by a Noteholder of a Note is a continuing consent by the Noteholder and every subsequent Noteholder of a Note or portion of a Note that evidences the same debt as the consenting Noteholder's Note, even if notation of the consent is not made on any Note. However, any such Noteholder or subsequent Noteholder may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder. The Issuer may fix a record date for determining which Noteholders must consent to such amendment or waiver.

     Section 13.9. Notation on or Exchange of Notes.

     The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

     Section 13.10. The Trustee to Sign Amendments, etc.

     The Trustee shall sign any Series Supplement authorized pursuant to this
Article 13 if the Series Supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does have such an adverse effect, the Trustee may, but need not, sign it. In signing such Series Supplement, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 11.1, shall be fully protected in relying upon, an AIC Officer's Certificate and

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

an Opinion of Counsel as conclusive evidence that such Series Supplement is pauthorized or permitted by this Indenture and that it will be valid and binding upon the Trust in accordance with its terms.

                               [End of Article 13]

                                   ARTICLE 14.

                       REDEMPTION AND REFINANCING OF NOTES

     Section 14.1. Redemption and Refinancing. If specified in a Series Supplement, the Notes of any Series are subject to redemption as specified in the related Series Supplement or at the direction of the Seller pursuant to
Section 12.4, on any Payment Date on which the Seller exercises its option to refinancing or purchase the Trust Estate pursuant to said Section 12.4, for a purchase price equal to the Redemption Price; provided, however, that the Seller has available funds sufficient to pay the Redemption Price. The Servicer shall furnish the Rating Agencies notice of such redemption. If the Notes of any Series are to be redeemed pursuant to this Section 14.1, the Servicer shall furnish notice of such election to the Trustee not later than 35 days prior to the Redemption Date and the Issuer shall deposit with the Trustee in the related Payment Account the Redemption Price of the Notes of such Series to be redeemed whereupon all such redeemed Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 14.2 to each Holder of such Notes.

     Section 14.2. Form of Redemption Notice. Notice of redemption under Section
14.1 shall be given by the Trustee by facsimile or by first-class mail, postage prepaid, transmitted or mailed prior to the applicable Redemption Date to each Holder of Notes of the Series to be redeemed, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder's address appearing in the Note Register.

     All notices of redemption shall state:

          (i) the Redemption Date;

          (ii) the Redemption Price;

          (iii) that the Record Date otherwise applicable to such Redemption Date is not applicable and that payments shall be made only upon presentation and surrender of such Notes and the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 8.2); and

          (iv) that interest on the Notes shall cease to accrue on the Redemption Date.

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

     Notice of redemption of the Notes shall be given by the Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note to be redeemed shall not impair or affect the validity of the redemption of any other Note.

     Section 14.3. Notes Payable on Redemption Date. The Notes of any Series to be redeemed shall, following notice of redemption as required by Section 14.2 (in the case of redemption pursuant to Section 14.1), on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

                               [End of Article 14]

                                   ARTICLE 15.

                                  MISCELLANEOUS

     Section 15.1. Compliance Certificates and Opinions, etc. Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee (i) an AIC Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with,
(ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with (iii) Tax Opinion and (iv) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

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

          (iv) a statement as to whether, in the opinion of each such signatory such condition or covenant has been complied with.

          (b) (i) Prior to the deposit of any Originator Receivables or other property or securities with the Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in subsection 15.1(a) or elsewhere in this Indenture, furnish to the Trustee an AIC Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Originator Receivables or other property or securities to be so deposited.

          (ii) Whenever the Issuer is required to furnish to the Trustee an AIC Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the aggregate outstanding principal amount of all the Notes of all Series issued by the Issuer, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related AIC Officer's Certificate is less than $25,000 or less than 1% percent of the aggregate outstanding principal amount of all the Notes of all Series issued by the Issuer of the Notes.

          (iii) Other than with respect to the release of any Removed Receivables or liquidated Receivables, whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Trustee an AIC Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

          (iv) Whenever the Issuer is required to furnish to the Trustee an AIC Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property other than Removed Receivables and Defaulted Obligation, or securities released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the aggregate outstanding principal amount of all Notes of all Series issued by the Issuer, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related AIC Officer's Certificate is less than $25,000 or less than 1% percent

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

of the then of the aggregate outstanding principal amount of all Notes of all Series issued by the Issuer of the Notes.

          (v) Notwithstanding Sections 2.14 and 5.9 or any other provision of this Section, the Issuer may (A) collect, liquidate, sell or otherwise dispose of the Originator Receivables, Premium Finance Obligations or related property as and to the extent permitted or required by the Related Documents and (B) make cash payments out of the Trust Accounts and release cash to the Issuer as and to the extent permitted or required by the Related Documents and shall not be required in connection therewith to deliver the certificates and opinions described above so long as the Servicer shall deliver to the Trustee every six months, commencing May, 2000, an AIC Officer's Certificate of the Servicer stating that all the dispositions of the Originator Receivables and other assets of the Trust Estate described in clauses (A) or (B) above that occurred during the preceding six calendar months were in the ordinary course of the Issuer's business and that the proceeds thereof were applied in accordance with the Related Documents.

     Section 15.2. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Authorized Officer of the Trust may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Whenever in this Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be

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

conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article 10.

     Section 15.3. Acts of Noteholders. (a) Wherever in this Indenture a provision is made that an action may be taken or a notice, demand or instruction given by Noteholders, such action, notice or instruction may be taken or given by any Noteholder, unless such provision requires a specific percentage of Noteholders. Notwithstanding anything in this Indenture to the contrary, none of the Seller, any Originators, the Issuer or any Affiliate controlled by AIC or controlling AIC shall have any right to vote with respect to any Note, provided that the voting rights of any other Affiliate of AIC shall be subject to Section 3.16(a) of the TIA.

     (b) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 11.1) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

     (c) The fact and date of the execution by any person of any such instrument or writing may be proved in any customary manner of the Trustee.

     (d) The ownership of Notes shall be proved by the Note Register.

     (e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any such Notes shall bind such Noteholder and the Holder of every Note and every subsequent Holder of such Notes issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Servicer or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

     Section 15.4. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, sent by facsimile to, sent by courier at or mailed by registered mail, return receipt requested, to (a) in the case of the Issuer, to the Owner Trustee, at 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trust Office and to AIC, as Trust Administrator at 160 Water Street, New York, New York 10038-4922, Attention:

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

President, (b) in the case of ART, to 160 Water Street, New York, New York 10038-4922, Attention: President, (c) in the case of AIC, AICCO, IP Finance I, IP Finance II and IP Funding, to 160 Water Street, New York, New York 10038-4922, Attention: Senior Vice President, (d) in the case of the Trustee, to the Corporate Trust Office, (e) in the case of the Enhancement Provider for a particular Series, the address, if any, specified in the Series Supplement relating to such Series and (f) in the case of the Rating Agency for a particular Series, the address, if any, specified in the Series Supplement relating to such Series; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Unless otherwise provided with respect to any Series in the related Series Supplement, any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register, or with respect to any notice required or permitted to be made to the Holders of Bearer Notes, by publication in the manner provided in the related Series Supplement. If and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such exchange shall so require, any notice to Noteholders shall be published in an authorized newspaper of general circulation in Luxembourg (which may be the Luxembourger Wort or Zeitung) within the time period prescribed in this Indenture. Any notice so mailed or published, as the case may be, within the time prescribed in this Indenture shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.

     The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications; provided, however, the Issuer may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.

     Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by telex or telecopier shall be deemed given on the date of delivery of such notice, and (iv) delivered by overnight air courier shall be deemed delivered one Business Day after the date that such notice is delivered to such overnight courier.

     Notwithstanding any provisions of this Indenture to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to this Indenture or the Notes.

     If the Issuer mails a notice or communication to Noteholders, it shall mail a copy to the Trustee at the same time.

     Section 15.5. Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any

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

particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner here in provided shall conclusively be presumed to have been duly given.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

     Section 15.6. Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Trustee on behalf of the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices, provided that such methods are consented to by the Trustee (which consent shall not be unreasonably withheld). The Issuer will furnish to the Trustee a copy of each such agreement and the Trustee will cause payments to be made and notices to be given in accordance with such agreements.

     Section 15.7. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

     Section 15.8. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents and Cross-Reference Table are for convenience of reference only, are not to be considered a part hereof, and shall not affect the meaning or construction hereof.

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

     Section 15.9. Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors.

     Section 15.10. Separability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Indenture or Notes shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Notes or rights of the Holders thereof.

     Section 15.11. Benefits of Indenture. Except as set forth in a Series Supplement, nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

     Section 15.12. Legal Holidays. In any case where the date on which any payment is due on any Note shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) any such payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

     Section 15.13. GOVERNING LAW; JURISDICTION. THIS INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES TO THIS INDENTURE AND EACH NOTEHOLDER HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGEMENT THEREOF. EACH OF THE PARTIES AND EACH NOTEHOLDER HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND COSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

     Section 15.14. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 15.15. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Trustee or any other counsel reasonably acceptable to the Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other person secured hereunder or for the enforcement of any right or remedy granted to the Trustee under this Indenture.

     Section 15.16. Trust Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Trustee or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Seller, the Servicer, the Trustee, or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Seller, the Servicer, the Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Seller, the Servicer, the Owner Trustee, or the Trustee or of any successor or assign of the Seller, the Servicer, the Trustee or the Owner Trustee in its individual capacity, except
(x) as any such Person may have expressly agreed (it being understood that the Trustee and the Owner Trustee have no such obligations in their individual capacity) and (y) nothing in this Section shall relieve the Seller or the Servicer from its own obligations under the terms of any Related Document or other such writing. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

     Section 15.17. No Bankruptcy Petition Against the Trust. Each of the Secured Parties and the Trustee in the case of the Indenture and by entering into the Indenture and any Series Supplement and in the case of the Noteholder and Note Owner, by accepting a Note hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note and the termination of the Indenture, it will not institute against, or join with any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or any of the Related Documents; provided, however, that nothing in this Section 15.17 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Issuer pursuant to this Indenture. In the event that any such Secured Party or the Trustee takes action in violation of this Section 15.17, the Issuer shall file an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Secured Party or the Trustee against the Issuer or the commencement of such action and raising the defense that such Secured Party or the Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 15.17 shall survive the termination of this Indenture, and the resignation or removal of the Trustee. Nothing contained herein shall preclude participation by any Secured Party or the Trustee in the assertion or defense of its claims in any such proceeding involving the Issuer.

     Section 15.18. No Joint Venture. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Trustee.

     Section 15.19. Rule 144A Information. For so long as any of the Notes of any Series or any Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Seller, the Servicer, the Trustee and any Enhancement Provider for such Series agree to cooperate with each other to provide to any Noteholders of such Series or Class and to any prospective purchaser of Notes designated by such an Noteholder upon the request of such Noteholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

     Section 15.20. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee, any Enhancement Provider or the Noteholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

     Section 15.21. Third-Party Beneficiaries. This Indenture will inure to the benefit of and be binding upon the parties hereto, the Noteholders and, to the extent provided in the related Series Supplement, to the Enhancement Provider named therein, and their respective successors and permitted assigns. Except as otherwise provided in this Article 15, no other Person will have any right or obligation hereunder.

     Section 15.22. Merger and Integration. Except as specifically stated otherwise herein, this Indenture sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Indenture.

     Section 15.23. Rules by the Trustee.

     The Trustee may make reasonable rules for action by or at a meeting of Noteholders.

     Section 15.24. Duplicate Originals.

     The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

Section 15.25. No Recourse.

     The obligations of the Issuer under this Indenture are solely the obligations of the Issuer. No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon the Notes or this Indenture against any stockholder, employee, officer, director, Authorized Officer or incorporator of the Issuer. Each Noteholder by accepting a Note waives and releases all such liability. Fees, expenses or costs payable by the Issuer hereunder shall be payable by the Issuer to the extent and only to the extent that the Issuer is reimbursed therefor pursuant to the Related Documents, or funds are then available or thereafter become available for such purpose pursuant to Article 5. Nothing in this Section 15.25 shall be construed to limit the Trustee from exercising its rights hereunder with respect to the Trust Estate.

     Section 15.26. Limitation of Liability.

     It is expressly understood and agreed by the parties hereto that (a) this Base Indenture is executed and delivered by Chase Manhattan Bank Delaware, not individually or personally but solely as Owner Trustee (in such capacity, the "Owner Trustee") under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Chase Manhattan Bank Delaware but is made and intended for the purpose of binding only the Issuer and (c) under no circumstances shall Chase Manhattan Bank Delaware be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Base Indenture or the other Related Documents.

     Section 15.27. Variable Funding Notes. Certain provisions of this Base Indenture and the Related Documents (including without limitation the definition of Note Majority) base the rights of a holder or holders of Notes to take certain actions (including without limitation the right to vote in respect of amendments, waivers or other modifications to the Related Document or to direct the Trustee to take certain actions) based on the aggregate outstanding principal balance of the Notes held by such holder or holders. Certain holders of Notes may have, or may represent Persons who have, commitments to fund additional amounts under Notes (each such commitment being a "Variable Funding Commitment"). In determining whether the requisite votes, directions or consents have been cast or given for a particular action, only the outstanding principal balance of Notes shall be considered. However, at the same time that the Indenture Trustee makes such a determination, it shall also determine whether the requisite votes, directions or consents would have been cast or given for such action had those persons with Variable Funding Commitments been deemed to hold Notes with an aggregate principal balance equal to the maximum amount that may be funded under such Variable Funding Commitment, without regard to whether such amount is actually funded at the time of the requisite determination. In the event that the results of a hypothetical tally based on such deemed principal balance are contrary to the actual results based on actual principal balances outstanding, then each Noteholder who voted with the group prevailing in such hypothetical tally shall have the option to elect (in the manner set forth in the related note purchase agreement or similar agreement) to be released from the obligation to provide further funding pursuant to such Noteholder's Variable Funding Commitment.

     Section 15.28. Waiver of Trial by Jury. To the extent permitted by applicable law, each of the parties hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this assignment or the Related Documents or any matter arising hereunder or thereunder.

                               [End of Article 15]

                      [THIS SPACE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the Trustee and the Issuer have caused this Base Indenture to be duly executed by their respective duly authorized officers as of the day and year first written above.


                                     AIG CREDIT PREMIUM FINANCE
                                     MASTER TRUST, as Issuer


                                     By: CHASE MANHATTAN BANK
                                         DELAWARE, not in its individual
                                         capacity but solely in its capacity as
                                         Owner Trustee



                                     By:      /s/ Denis Kelly
                                     -------------------------------------------
                                      Name:   Denis Kelly
                                      Title:  Assistant Vice President



                                     BANK ONE, NATIONAL ASSOCIATION,
                                   as Trustee



                                     By:      /s/ Steve M. Huebande
                                     -------------------------------------------
                                      Name:   Steve M. Huebande
                                      Title:  Assistant Vice President

                                                                     EXHIBIT A-1

                                                                     EXHIBIT A-1
                                                               TO BASE INDENTURE

                          FORM OF TRANSFER CERTIFICATE

CERTIFICATE TO BE DELIVERED UPON |_| EXCHANGE OF A BENEFICIAL INTEREST IN THE RESTRICTED GLOBAL NOTE FOR DEFINITIVE SECURITIES OR |_| EXCHANGE OR REGISTRATION OF TRANSFER OF DEFINITIVE SECURITIES

To:  Bank One, National Association, as Trustee
     1 Bank One Plaza, Suite ILI-0126
     Chicago, IL  60670-0126
     Attn:  Corporate Trust Services Division
     AIG Credit Premium Finance Master Trust

Re:  AIG Credit Premium Finance Master Trust-Premium Finance Asset Backed Notes

     This Certificate relates to $________ principal amount of Series |_| ____ Notes held in

               |_| book-entry or
               |_| definitive form

by _______________________ (the "Transferor") (CUSIP No. ____) issued pursuant to the Base Indenture dated as of November 8, 1999 between AIG Credit Premium Finance Master Trust, as Issuer, and Bank One, National Association, as Trustee (the "Base Indenture"). Capitalized terms used herein and not otherwise defined, shall have the meanings given thereto in the Base Indenture.

     The Transferor has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

     In connection with such request and in respect of each such Note, the Transferor does hereby certify as follows:

     |_| Such Note is being acquired for its own account.

     |_| Such Note is being transferred to (i) a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A, or (ii) an institutional accredited investor in accordance with Regulation D or (iii) pursuant to an exemption from registration in accordance with Regulation S under the Securities Act.

     |_| Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, Rule 144, Regulation D or Regulation S under the Securities Act and in compliance with other applicable state and federal securities laws and, if requested by the Trustee, an opinion of counsel is being furnished simultaneously with the delivery of this Certificate as required under Section 2.9(a)(i)(D) of the Base Indenture.


                                          [INSERT NAME OF TRANSFEROR]


                                          By:
                                             ---------------------------
                                          Name:
                                          Title:

Date:

                                                                     EXHIBIT A-2

                                                                     EXHIBIT A-2
                                                               TO BASE INDENTURE

                          FORM OF TRANSFER CERTIFICATE
                 FOR TRANSFER OR EXCHANGE FROM RESTRICTED GLOBAL
                          NOTE TO TEMPORARY GLOBAL NOTE
                       (exchanges or transfers pursuant to
                       Section 2.9 of the Base Indenture)

Bank One, National Association,
  as Trustee
1 Bank One Plaza, Suite IL1-0126
Chicago, IL  60670-0126
Attn:  Corporate Trust Services Division

     Re:  AIG Credit Premium Finance Master Trust (the "Issuer")
          Premium Finance Asset Backed Notes

     Reference is hereby made to the Base Indenture, dated as of November 8, 1999 (the "Base Indenture"), between the Issuer and Bank One, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Base Indenture.

     This letter relates to __________ principal amount of Series |_|-_ Notes represented by a beneficial interest in the Restricted Global Class -_ Note (CUSIP No. ___) held with DTC by or on behalf of [transferor] as beneficial owner (the "Transferor"). The Transferor has requested an exchange or transfer of its beneficial interest for an interest in the Temporary Global Class -_ Note (CUSIP (CINS) No. ____) to be held with [Euroclear] [Cedel] (ISIN Code ____ (Common Code ____)) through DTC.

     In connection with such request and in respect of such Class -_ Note, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Class -_ Notes and pursuant to and in accordance with Regulation S under the Securities Act, and accordingly the Transferor does hereby certify that:

     (1) the offer of the Class -_ Notes was not made to a person in the United States;

     (2) (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

     (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transfer or nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

     (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

     (5) upon completion of the transaction, the beneficial interest being transferred as described above was held with DTC through Euroclear or Cedel or both (Common Code ____ (ISIN Code _____)).

     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.


                                          [INSERT NAME OF TRANSFEROR]


                                          By:
                                             ---------------------------
                                          Name:
                                          Title:


Dated:  ______________, 2000

                                                                     EXHIBIT A-3

                                                                     EXHIBIT A-3
                                                               TO BASE INDENTURE

                          FORM OF TRANSFER CERTIFICATE
                 FOR TRANSFER OR EXCHANGE FROM RESTRICTED GLOBAL
                          NOTE TO PERMANENT GLOBAL NOTE
                       (exchanges or transfers pursuant to
                       Section 2.9 of the Base Indenture)


Bank One, National Association,
  as Trustee
1 Bank One Plaza, Suite IL1-0126
Chicago, IL 60670-0126
Attn:  Corporate Trust Services Division

          Re: AIG Credit Premium Finance Master Trust (the "Issuer") Premium Finance Asset Backed Notes

     Reference is hereby made to the Base Indenture, dated as of November 8, 1999 (the "Base Indenture"), between the Issuer and Bank One, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Base Indenture.

     This letter relates to __________ principal amount of Series |_|-_ Notes represented by, a beneficial interest in the Restricted Global Class -_ Note (CUSIP No. held with DTC by or on behalf of [transferor] as beneficial owner (the "Transferor"). The Transferor has requested an exchange or transfer of its beneficial interest for an interest in the Permanent Global Class -_ Note (CUSIP
(CINS) No. ____).

     In connection with such request and in respect of such Class -_ Notes, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Class -_ Notes and
(i) that, with respect to transfers made in reliance on Regulation S under the Securities Act:

     (1) the offer of the Class -_ Notes was not made to a person in the United States;

     (2) (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

          (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

          (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or (ii) that, with respect to transfers made in reliance on Rule 144A under the Securities Act, the Series |_| Class -_ Notes are being transferred in a transaction permitted by Rule 144A under the Securities Act;

or (iii) that, with respect to transfers made in reliance on Regulation D under the Securities Act, the Series |_| Class - ____ Notes are being transferred in a transaction permitted by Regulation D of the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.


                                          [INSERT NAME OF TRANSFEROR]


                                          By:
                                             ---------------------------
                                          Name:
                                          Title:


Dated:  _____________, 2000

                                                                     EXHIBIT A-4

                                                                     EXHIBIT A-4
                                                               TO BASE INDENTURE


                  FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR
                       EXCHANGE FROM TEMPORARY GLOBAL NOTE
                            TO RESTRICTED GLOBAL NOTE
                      (exchanges or transfers pursuant to
                       Section 2.9 of the Base Indenture)


Bank One, National Association,
   as Trustee
1 Bank One Plaza
Suite IL1-0126
Chicago, IL  60670-0126
Attn: Corporate Trust Services Division

     Reference is hereby made to the Base Indenture dated as of November 8, 1999 (the "Base Indenture") between AIG Credit Premium Finance Master Trust (the "Issuer") and Bank One, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Base Indenture.

     This letter relates to _____________ principal amount of Series |_|-___ Notes which are held in the form of the Permanent Global Class ___ Note (CUSIP)
(CINS) No. with Euroclear/Cedel1 (ISIN Code _______) (Common Code _______) through DTC by or on behalf of [transferor] as beneficial owner (the "Transferor"). The Transferor has requested an exchange or transfer of its beneficial interest in the Series |_|Class ___ Notes for an interest in the Restricted Global Class ___ Note (CUSIP No. ______).

     In connection with such request, and in respect of such Class ___ Notes, the Transferor does hereby certify that such Series |_| Class ___ Notes are being transferred in accordance with either (i) rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), to a transferee that the Transferor reasonably believes is purchasing the Class ___ Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A or (ii) Regulation D of the Securities Act, to an institutional accredited investor within the meaning of Regulation D for its own account or an account with respect to which the transferee

(1) Select appropriate depositary.

exercises sole investment discretion and in a transaction exempt from registration under the Securities Act, and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.


                                          [INSERT NAME OF TRANSFEROR]


                                          By:
                                             ---------------------------
                                          Name:
                                          Title:


Dated:  _____________, 2000

                                                                       EXHIBIT B

                                                                       EXHIBIT B
                                                               TO BASE INDENTURE


                       FORM OF CLEARING SYSTEM CERTIFICATE



AIG Credit Premium
   Finance Master Trust
c/o Chase Manhattan Bank Delaware,
   not in its individual capacity
   but solely as Owner Trustee
1201 Market Street
Wilmington, DE  19801

Bank One, National Association
1 Bank One Plaza
Suite IL1-0126
Chicago, IL  60670-0126
Attn: Corporate Trust Services Division

     Reference is hereby made to the Base Indenture dated as of November 8, 1999 (the "Base Indenture") between AIG Credit Premium Finance Master Trust, as Issuer, and Bank One, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Base Indenture.

     This is to certify that, based solely on certificates we have received in writing, by tested telex or by electronic transmissions from noteholders appearing in our records as persons being entitled to a portion of the original principal amount of the Series |_| ___ Notes, Class ___ (the "Notes") equal to, as of the date hereof, U.S.$____________ (our "Noteholders"), certificates with respect to such portion, substantially to the effect set forth in Exhibit C to the Base Indenture.

     We further certify (i) that we are not making available herewith for exchange any portion of the Temporary Global Note excepted in such certificates and (ii) that as of the date hereof we have not received any notification from any of our Noteholders to the effect that the statements made by such Noteholder with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as at the date hereof. We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorized you to produce this certification to any interested party in such proceedings.


Dated: __________,  |_|  _1

                                Yours faithfully,

                              [Insert Name of Operator of Euroclear System], as operator of the Euroclear System


                              or


                             CEDEL, Societe Anonyme



                              By:
                                  ----------------------------------------
                                      Name:
                                     Title:





--------

(1) to be dated no earlier than the earliest of the Exchange Date or the relevant Interest Payment Date or the redemption date (as the case may be).

                                                                       EXHIBIT C

                                                                       EXHIBIT C
                                                               TO BASE INDENTURE


                   FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP


Re:  AIG Credit Premium Finance Master Trust
     Premium Finance Asset Backed Notes,
     Series |_|, Class ___ (the "Securities")

     If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the "Act"), then this is to certify that, except as set forth below, (i) in the case of debt securities, the Securities are beneficially owned by (a) non-U.S. persons or (b) U.S. persons who purchased the Securities in transactions which did not require registration under the Act; or (ii) in the case of equity securities, the Securities are owned by (x) non-U.S. persons (and such person(s) are not acquiring the Securities for the account or benefit of U.S. person(s)) or (y) U.S. person(s) who purchased the Securities in a transaction which did not require registration under the Act. If this certification is being delivered in connection with the exercise of warrants pursuant to Section 230-902(m) of Regulation S under the Act, then this is further to certify that, except as set forth below, the Securities are being exercised by and on behalf of non-U.S. person(s). As used in this paragraph the terms "U.S. person" has the meaning given to it by Regulation S under the Act.

     As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "Possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

     We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

     This certification excepts and does not relate to U.S.$___________ of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

     We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceeding.


Date: ____________,|_| __1
         As, or as agent for, the beneficial owner(s) of the Securities to which this certificate relates.

--------

(1) Not earlier than 15 days prior to the certification event to which the certification relates.

                                                                       EXHIBIT D


                          SALE AND SERVICING AGREEMENT


                                      Among


                    AIG CREDIT PREMIUM FINANCE MASTER TRUST,

                                     ISSUER,

                        A.I. RECEIVABLES TRANSFER CORP.,
                                   AS SELLER,

                         A.I. CREDIT CORP., AICCO, INC.,
                        IMPERIAL PREMIUM FINANCE, INC., A
             DELAWARE CORPORATION, IMPERIAL PREMIUM FINANCE, INC., A
           CALIFORNIA CORPORATION AND IMPERIAL PREMIUM FUNDING, INC.,
                                   AS SERVICER

                         BANK ONE, NATIONAL ASSOCIATION,
                              AS INDENTURE TRUSTEE

                         -------------------------------



                          DATED AS OF NOVEMBER 8, 1999

ARTICLE I                DEFINITIONS................................................................... 1

         Section 1.01.     Definitions................................................................. 1
         Section 1.02.     Other Definitional Provisions............................................... 8

ARTICLE II               CONVEYANCE OF RECEIVABLES AND TRANSFEROR
                         CERTIFICATE...................................................................10

         Section 2.01.     Conveyance of Receivables...................................................10
         Section 2.02.     Termination of Sale of Originator Receivables Upon the
                           Occurrence of Certain Events................................................12
         Section 2.03.     Representations and Warranties of the Seller................................12
         Section 2.04.     Representations and Warranties of the Seller Relating to the
                           Agreement and the Receivables and the Transferor Certificate................14
         Section 2.05.     Covenants of the Seller.....................................................21
         Section 2.06.     Addition of  Receivables....................................................23
         Section 2.07.     Removal of Receivables......................................................24

ARTICLE III              ADMINISTRATION AND SERVICING OF TRUST ASSETS..................................26

         Section 3.01.     Acceptance of Appointment and Other Matters Relating to
                           the Servicer........                                                        26
         Section 3.02.     Servicing Compensation......................................................29
         Section 3.03.     Representations and Warranties of the Servicer..............................29
         Section 3.04.     Reports and Records for the Indenture Trustee...............................32
         Section 3.05.     Annual Servicer's Certificate...............................................33
         Section 3.06.     Annual Independent Accountants' Servicing Report............................33
         Section 3.07.     [RESERVED]..................................................................34
         Section 3.08.     Notices to the Seller.......................................................34
         Section 3.09.     Reports to the Commission...................................................34

ARTICLE IV               RIGHTS OF NOTEHOLDERS AND ALLOCATION AND APPLICATION OF COLLECTIONS...........34

         Section 4.01.     [RESERVED]..................................................................34
         Section 4.02.     Establishment of Accounts...................................................34
         Section 4.03.     Collections and Allocations.................................................35

ARTICLE V                  [RESERVED]..................................................................37


ARTICLE VI               THE NOTES.....................................................................37

         Section 6.01.     Appointment of Paying Agent.................................................37
         Section 6.02.     Meetings of Noteholders.....................................................37

ARTICLE VII              OTHER MATTERS RELATING TO THE SELLER..........................................38

         Section 7.01.     Liability of the Seller.....................................................38
         Section 7.02.     Merger or Consolidation of, or Assumption of the
                           Obligations of the Seller..                                                 38

         Section 7.03.     Limitation on Liability.....................................................39
         Section 7.04.     [RESERVED]..................................................................39
         Section 7.05.     Indemnification of the Trust, the Owner Trustee and the
                           Indenture Trustee by the Seller 39
         Section 7.06.     Other Rights and Obligations of the Seller..................................40

ARTICLE VIII             OTHER MATTERS RELATING TO THE SERVICER........................................40

         Section 8.01.     Liability of the Servicer...................................................40
         Section 8.02.     Merger or Consolidation of, or Assumption of the
                           Obligations of, the Servicer ...............................................41
         Section 8.03.     Limitation on Liability of the Servicer and Others..........................41
         Section 8.04.     Servicer Indemnification of the Trust, the Owner Trustee and the
                           Indenture Trustee ..........................................................42
         Section 8.05.     Servicer Not to Resign......................................................43
         Section 8.06.     Access to Certain Documentation and Information Regarding the Trust Assets..43
         Section 8.07.     Transfer of Duties..........................................................44
         Section 8.08.     Servicer to Pay Rating Agency Fees..........................................44

ARTICLE IX               [RESERVED]....................................................................44

ARTICLE X                SERVICER DEFAULTS.............................................................44

         Section 10.01.    Servicer Defaults...........................................................44
         Section 10.02.    Indenture Trustee to Act; Appointment of Successor..........................47
         Section 10.03.    Notification to Noteholders.................................................49
         Section 10.04.    Waiver of Past Defaults.....................................................49

ARTICLE XI               ADDITIONAL OBLIGATION OF THE  SERVICER WITH
                         RESPECT TO THE TRUSTEE........................................................50

         Section 11.01.    The Servicer to Pay Indenture Trustee's Fees and Expenses...................50
         Section 11.02.    Successor Indenture Trustee.................................................50
         Section 11.03.    Tax Returns.................................................................51
         Section 11.04.    Final Payment with Respect to Any Series....................................51

ARTICLE XII              [RESERVED]....................................................................52

ARTICLE XIII             MISCELLANEOUS PROVISIONS......................................................53

         Section 13.01.    Amendment...................................................................53
         Section 13.02.    Protection of Right, Title and Interest to Trust............................54
         Section 13.03.    [RESERVED]..................................................................55
         Section 13.04.    Governing Law...............................................................55
         Section 13.05.    Notices.....................................................................55
         Section 13.06.    Severability of Provisions..................................................55
         Section 13.07.    Assignment..................................................................56
         Section 13.08.    Waiver of Trial by Jury.....................................................56

         Section 13.09.    Further Assurances..........................................................56
         Section 13.10.    No Waiver; Cumulative Remedies..............................................56
         Section 13.11.    Counterparts................................................................56
         Section 13.12.    Third-Party Beneficiaries...................................................56
         Section 13.13.    Actions by Noteholders......................................................56
         Section 13.14.    Rule 144A Information.......................................................57
         Section 13.15.    No Bankruptcy Petition Against the Trust....................................57
         Section 13.16.    Limitation on Liability.....................................................57
         Section 13.17.    Merger and Integration......................................................58
         Section 13.18.    Headings....................................................................58


EXHIBITS

         Exhibit A         [RESERVED]..................................................................A-1
         Exhibit B         Form of Confirmation of Assignment
                           of Additional Receivables...................................................B-1
         Exhibit C         Form of Monthly Servicer Report.............................................C-1
         Exhibit D         Form of Annual Servicer's Certificate.......................................D-1
         Exhibit E         Form of Reassignment of Receivables.........................................E-1
         Exhibit F         AIG Support Agreement
         Exhibit G         AIG Letter Agreement

         Schedule I        List of Receivables.........................................................I-1

     SALE AND SERVICING AGREEMENT dated as of November 8, 1999 (the "Agreement") by and among AIG Credit Premium Finance Master Trust, a Delaware business trust, as issuer (the "Issuer" or "Trust"), A.I. Receivables Transfer Corp., a Delaware corporation, as seller (the "Seller"), Bank One, National Association, as trustee (the "Indenture Trustee") and A.I. Credit Corp., a New Hampshire corporation ("AIC"), AICCO, Inc., a California corporation ("AICCO"), Imperial Premium Finance, Inc., a Delaware corporation ("IP Finance I"), Imperial Premium Finance, Inc., a California corporation ("IP Finance II") and Imperial Premium Funding, Inc., a Delaware corporation ("IP Funding", and together with each of AIC, AICCO, IP Finance I and IP Finance II, each separately and collectively, the "Servicer").

     WHEREAS, the Issuer desires to purchase from time to time Originator Receivables related to Premium Finance Obligations from the Seller;

     WHEREAS, the Seller, as purchaser, is entering into a Receivable Purchase Agreement dated as of November 8, 1999 (the "Purchase Agreement") among the Seller and the Originators providing for the purchase of Originator Receivables from time to time by the Seller from the Originators and the Seller is willing to sell and transfer such Originator Receivables to the Issuer;

     WHEREAS, the Seller, as purchaser, is entering into a Transferor Certificate Purchase Agreement dated as of November 8, 1999 (the "Transferor Certificate Purchase Agreement") between the Seller and A.I. Receivables, Corp., a Delaware corporation ("AIR"), providing for the purchase of the Transferor Certificate (representing an undivided interest in Underlying Receivables) from AIR and the Seller is willing to sell and transfer such Transferor Certificate to the Issuer; and

     WHEREAS, the Servicer is willing to service all such Receivables.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

     Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Base Indenture and the Series Supplement for each Series.

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. Definitions Whenever used in this Agreement, the following words and phrases shall have the following meanings:

     "Additional Receivables" has the meaning specified in subsection 2.06(a).

     "Aggregate Investor Interests" means, as of any date of determination, the sum of the Investor Interests of all Series of Notes issued and outstanding on such date of determination.

     "Agreement" means this Sale and Servicing Agreement and all amendments hereof and supplements hereto.

     "AIC" has the meaning specified in the introductory paragraph to this Agreement.

     "AICCO" has the meaning specified in the introductory paragraph to this Agreement.

     "AIG" means American International Group, Inc., a Delaware corporation.

     "AIG Support Agreement" means the support agreement between AIG, ART, AIC, AICCO, IP Finance I, IP Finance II and IP Funding dated as of November 8, 1999, substantially in the form of Exhibit F to this Agreement, together with the letter agreement between AIG and the Indenture Trustee dated as of November 8, 1999, substantially in the form of Exhibit G to this Agreement.

     "AIR" means A.I. Receivables Corp., a Delaware corporation.

     "AIR Trust" means AIC Premium Finance Loan Master Trust created pursuant to the Pooling and Servicing Agreement.

     "AIR Trust Provisions" means all rights to Collections on, all ownership or security interests in, and all other encumbrances of the Underlying Receivables pursuant to the Pooling and Servicing Agreement.

     "ART" means A.I. Receivables Transfer Corp., a Delaware corporation.

     "Assignment" has the meaning specified in subsection 2.06(d)(ii).

     "Base Indenture" means the Base Indenture dated as of the date hereof between the Trust and the Indenture Trustee.

     "Credit Adjustment" has the meaning specified in subsection 4.03(d).

     "Eligible Receivable" shall mean, with respect to Receivables conveyed to Trust on the Initial Closing Date, as of the Cut-Off Date, or, if any such Receivable is originated after the Cut-Off Date and prior to the Initial Closing Date, as of the date of origination thereof, and with respect to any Additional Receivable, as of the relevant Addition Date, each Receivable:

     (a) which has arisen from (i) a Loan, which has either been funded or will be funded within 30 days of its transfer to the Trust, made to an Insured that used the proceeds of such Loan to pay premiums on property or casualty insurance policies, governed by the law of any State of the United States, Puerto Rico or the District of Columbia or (ii) a Deferred Payment Obligation which has either been funded or will be funded within 30 days, governed by the law of any State of the United States, Puerto Rico or the District of Columbia;

     (b) which has arisen from a Loan or Deferred Payment Obligation, having a stated maturity, that complies in all material respects with all Requirements of Law applicable to the applicable Originator, any applicable Third Party Originator, the Servicer, the Seller and the Issuer and which, at the time of transfer of such Receivable to the Trust, complies in all material respects with all Requirements of Law applicable to the Originators, any applicable Third Party Originator, the Servicer, the Seller and the Issuer;

     (c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery and performance by the Originators and any Third Party Originator of the Premium Finance Obligation relating to such Receivable, have been duly obtained, effected or given and are in full force and effect as of the date of transfer of such Receivable to the Trust;

     (d) which, at the time of transfer of such Receivable to the Trust, represents a beneficial interest in a Loan or interest in a Deferred Payment Obligation that has been originated in accordance with the Guidelines and that has not been waived or modified except for waivers or modifications that were made by the Servicer in accordance with the Guidelines;

     (e) with respect to Loans, as to which the related Loan is not subject to any right of rescission, setoff, counterclaim, defense arising out of violations of usury laws or any other defenses of any Insured at the time of the transfer of such Receivable to the Trust, other than defenses that may arise after the time of transfer out of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights in general and general equity principles;

     (f) as to which all obligations of the Originators and any Third Party Originator, the Servicer and the Seller with respect to such Receivable required to be fulfilled pursuant to the related Premium Finance Loan Agreement or Premium Finance Assignment Agreement and this Agreement, are satisfied;

     (g) as to which, at the time of transfer of such Receivable to the Trust, none of the Originators, any Third Party Originator, the Servicer or the Seller has taken any action which would impair, or failed to take any action necessary to avoid impairing, the rights of the Trust or the Noteholders therein;

     (h) with respect to which, in the case of Additional Receivables only, the Insured under the related Premium Finance Obligation is not the direct Insured under any Defaulted Obligation (other than a Defaulted Obligation resulting solely from an event of bankruptcy of an entity other than such direct Insured);

     (i) which, in the case of Additional Receivables only, does not relate to a Defaulted Obligation or a Premium Finance Obligation which is overdue;

     (j) as to which the related Premium Finance Obligation and all amounts due thereon are denominated and payable only in United States dollars;

     (k) with respect to Loans, as to which the related Premium Finance Loan Agreement provides the related Originator or the Third Party Originator, and its licensed transferees, a limited power of attorney allowing it to cancel the related insurance policy, if cancelable, in accordance with state law upon non-payment of a Loan installment under such Premium Finance Loan Agreement by the Insured thereunder;

     (l) with respect to Loans, as to which the related Premium Finance Loan Agreement allows the related Originator or the Third Party Originator, and its licensed transferees, to direct the insurance company to pay to such party any Unearned Premium under the related insurance policy calculated as of the time of cancellation of the related insurance policy, if such insurance policy is cancelable(in which event such insurance company shall, except as provided under applicable law, have a legal, valid and binding obligation to remit such Unearned Premium to such Originator or Third-Party Originator or its licensed transferee); and with respect to Deferred Payment Obligations, as to which the related Premium Finance Assignment Agreement or other related agreement provides that upon cancellation of a material amount of related insurance policies the related Originator or Third Party Originator or a licensed transferee may recover from the related insurer or a third party an amount established pursuant to the Guidelines that is comparable to the amount of Unearned Premium that would be owing in respect of Loans with an outstanding principal balance comparable to the unamortized purchase price of such related policies; and

     (m) which has a stated maturity of less than or equal to 60 months from its date of transfer to the Trust.

     "Eligible Servicer" means an entity succeeding AIC, AICCO, IP Finance I, IP Finance II and IP Funding or any of their Affiliates or the Indenture Trustee (none of which need meet the requirements set forth below to act as Servicer) as acting or Successor Servicer pursuant to Section 10.02) which, at the time of its appointment as Servicer hereunder, (a) is servicing a portfolio of insurance premium finance receivables or other receivables comparable to the Receivables,
(b) is legally qualified and has the capacity and all licenses required to service the Receivables, (c) is qualified (or licensed) to use the software that the Servicer is then currently using to service the Receivables or obtains the right to use, or has its own, software which is adequate to perform its duties under this Agreement, (d) has, in the reasonable judgment of the Indenture Trustee, demonstrated the ability to professionally and competently service a portfolio of similar accounts in accordance with customary standards of skill and care and
(e) has a net worth of at least $25,000,000 as of the end of its most recent fiscal quarter.

     "Enhancement Provider" means, with respect to any Series, the Person, if any, designated as such in the related Series Supplement.

     "Excess Receivables Amount" has the meaning, with respect to any Series, specified in the related Series Supplement.

     "Financing Statement" has the meaning specified in subsection 2.01(b).

     "Increase" has the meaning stated in any Series Supplement.

     "Ineligible Receivable" means a Receivable designated for removal pursuant to subsection 2.04(e) or for which a payment is required under subsection 2.04(f) due to a breach of a Specified Representation.

     "Initial Investor Interests" has the meaning specified in the related Series Supplement.

     "Investor Interest" has, with respect to any Series of Notes, the meaning stated in the related Series Supplement.

     "Investor Percentage" has, with respect to Principal Receivables and Finance Charge Receivables and any Series of Notes, the meaning stated in the related Series Supplement.

     "Investor Servicing Fee" has, with respect to each Series, the meaning specified in Section 3.02 and the related Series Supplement.

     "IP Finance I" has the meaning stated in the introductory paragraph hereof.

     "IP Finance II" has the meaning stated in the introductory paragraph hereof.

     "IP Funding" has the meaning stated in the introductory paragraph hereof.

     "Issuer Servicer Fee" has the meaning specified in Section 3.02.

     "Minimum Trust Interest" has the meaning specified in the related Series Supplement.

     "Monthly Servicer Report" means a report substantially in the form attached as Exhibit C to this Agreement or in such other form as shall be agreed between the Servicer and the Indenture Trustee; provided, however, that no such other agreed form shall serve to exclude information required by this Agreement, the Base Indenture or any Series Supplement, unless it is inapplicable to a Series.

     "Noteholder" means the holder of record of a Note.

     "Notice Date" has the meaning specified in subsection 2.06(d)(i).

     "Officer's Certificate" means a certificate signed by any Vice President or more senior officer of the Seller or the Servicer, as the case may be, and delivered to the Indenture Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for or an employee of the Person providing the opinion, and who shall be reasonably acceptable to the Indenture Trustee; provided, however, that any Tax Opinion or other opinion relating to federal income tax matters shall be an opinion of nationally recognized tax counsel.

     "Originator Receivable" means a Receivable transferred to the Seller pursuant to the Purchase Agreement.

     "Owner Trustee" means Chase Manhattan Bank Delaware.

     "Payment Date" means, with respect to each Series, the dates specified in the related Series Supplement.

     "Pooling and Servicing Agreement" means the Amended and Restated Pooling and Servicing Agreement, dated as of April 14, 1998, among AIR, as Transferor, AIC and AICCO, as Original Transferors and Servicers and Bank One, National Association (formerly known as The First National Bank of Chicago), as trustee.

     "Purchase Agreement" has the meaning specified in the introductory clauses hereto.

     "Reaffirmation Date" means (i) each Addition Date and (ii) the date of any Increase in any Class of any Series of Notes.

     "Reassignment" has the meaning specified in subsection 2.07(b)(ii).

     "Reassignment Date" has the meaning specified in subsection 2.04(g).

     "Required Time" means, with respect to any breach of representation or warranty, the earlier of:

     (i) the 60th day (or such later day, not to exceed the 120th day, as may be agreed by the Indenture Trustee in its sole discretion) from the earlier to occur of (A) the discovery of such breach and the related Requisite Effect by the Seller or (B) receipt by the Seller of written notice of such breach and effect given by the Indenture Trustee, and

     (ii) if such breach of a representation or warranty relates to Section 2.01(b), 2.04(a)(ii), 2.04(b)(viii) or 2.04(c), the date on which a Pay Out Event shall occur for any Series as a result of such breach.

     "Requisite Effect" means any of the following:

     (i) with respect to any breach of representation or warranty, an affected Receivable becomes a Defaulted Receivable as a result of such breach,

     (ii) with respect to any breach of a representation or warranty set forth in Section 2.01(b), 2.04(a)(ii), 2.04(b)(viii) or 2.04(c), the interest of the Indenture Trustee in affected Trust Assets shall not be a first priority perfected security interest, or

     (iii) with respect to any breach of a representation or warranty set forth in 2.03(e), 2.03(h), 2.03(i) or 2.04(b)(v), 2.04(b)(vi), 2.04(c)(i),
2.04(c)(ii), such breach has a material adverse effect on the interests of Noteholders.

     "Seller" means A.I. Receivables Transfer Corp., and any successor or assignee thereof permitted under Section 7.02.

     "Series" means any series of Notes, which may include within any such Series multiple Classes of Notes one or more of which may be subordinate to another such Class or Classes of Notes.

     "Series Supplement" means, a supplement to the Base Indenture, executed in conjunction with the issuance of a Series of Notes.

     "Servicer Default" has the meaning specified in Section 10.01.

     "Servicer's Compliance Certificate" has the meaning specified in Section 3.06.

     "Servicing Fee" has the meaning specified in Section 3.02.

     "Specified Representation" means a representation or warranty set forth in any of the following subsections: 2.01(b), 2.03(e), 2.03(h), 2.03(i), 2.04(a),
2.04(b), or 2.04(c).

     "Successor Servicer" has the meaning specified in subsection 10.02(a).

     "Termination Notice" has, with respect to any Series, the meaning specified in subsection 10.01(d).

     "Third Party Originator" means an originator other than AIC, AICCO, IP Finance I, IP Finance II or IP Funding that has originated a Premium Finance Obligation to an Insured in the United States, Puerto Rico or the District of Columbia in accordance with the Guidelines, which Premium Finance Obligation is subsequently purchased by AIC, AICCO, IP Finance I, IP Finance II or IP Funding and sold to the Seller for transfer to the Trust.

     "Transferor Certificate Purchase Agreement" has the meaning specified in the introductory clauses hereto.

     "Trust Assets" has the meaning specified in Section 2.01.

     "Trust Interest" means, on any date of determination, the aggregate amount of Principal Receivables then in the Trust and as adjusted pursuant to subsection 4.03(d) and the principal amount on deposit in any Principal Funding Account (as defined in any Series Supplement) at the end of the day immediately prior to such date of determination, minus the Aggregate Investor Interest at the end of such day, minus the aggregate Enhancement Invested Amounts, if any, for each Series outstanding at the end of such day, minus the aggregate Collateral Interests not included in the Aggregate Investor Interest, if any, for each Series outstanding at the end of such day.

     "Trust Servicing Fee" has the meaning specified in Section 3.02.

     "Underlying Receivable" means a Receivable transferred to the AIR Trust pursuant to the Pooling and Servicing Agreement and indirectly transferred to the Seller pursuant to the Transferor Certificate Purchase Agreement.

     Section 1.02. Other Definitional Provisions.

     (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.01, and accounting terms partially defined in Section 1.01 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.

     (c) The agreements, representations and warranties of ART in this Agreement in its capacity as Seller and of each of AIC, AICCO, IP Finance I, IP Finance

II and IP Funding as Servicer shall be deemed to be the agreements, representations and warranties of each of ART, AICCO, IP Finance I, IP Finance II and IP Funding solely in each such capacity for so long as each of ART, AIC, AICCO, IP Finance I, IP Finance II and IP Funding acts in each such capacity under this Agreement; provided, however, that the agreements, representations and warranties made by ART with respect to the Receivables shall survive ART's replacement as Seller; provided further, that notwithstanding the above, each of AIC, AICCO, IP Finance I, IP Finance II and IP Funding shall remain liable for claims arising for breach of such agreements, representation and warranties that arise from events that occurred while it was acting in such capacity under this Agreement.

     (d) Unless the context otherwise requires, if more than one Person is acting as Servicer under this Agreement, the agreements, representations and warranties of the Servicer in this Agreement shall be deemed to be the joint and several agreements, representations and warranties of such Persons for so long as such Persons act in such capacity under this Agreement; provided, that notwithstanding the above, each of AIC, AICCO, IP Finance I, IP Finance II and IP Funding shall remain liable for claims arising for breach of such agreements, representation and warranties that arise from events that occurred while it was acting in such capacity under this Agreement.

     (e) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

     (f) The amount of Principal Receivable with respect to any Premium Finance Obligation on any date of determination shall be calculated by deducting from the gross receivable shown for such date on the Servicer's servicing system the amount of any unearned income thereon as of such date. Any Receivables which the Seller is unable to transfer as provided in subsection 2.06(a) shall not be included in calculating the aggregate amount of Principal Receivables. In allocating Collections on Receivables received during any Monthly Period, the Servicer shall be entitled to allocate to Finance Charge Receivables an amount equal to the reduction for such Monthly Period in unearned income for each Receivable shown on the servicing system of the Servicer together with any Recoveries and to allocate to Principal Receivables the remaining amount or to follow any other method of allocation that is in accordance with generally accepted accounting principles.

     (g) As used herein the words "transfer" or "transferred" or "convey" or "conveyed" (i) in the case of Originator Receivables, means transferred to the Trust directly and (ii) in the case of an Underlying Receivable, means transferred directly to AIR Trust and indirectly thereafter to the Trust, as the owner of the Transferor Certificate.

                               [End of Article I]

                                   ARTICLE II

              CONVEYANCE OF RECEIVABLES AND TRANSFEROR CERTIFICATE

     Section 2.01.  Conveyance of Receivables.

     (a) In consideration of the Issuer's delivery to or upon the order of the Seller on the Initial Closing Date of the net proceeds from the sale of the initial Series of Notes and an increase in the Trust Interest, and the other amounts to be distributed from time to time to the Seller in accordance with the terms of this Agreement, the Base Indenture and any related Series Supplement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations set forth herein), all right, title and interest of the Seller in and to:

          (i) all Receivables owned by the Seller on the Initial Cut-Off Date and all Additional Receivables thereafter transferred to the Issuer pursuant to Section 2.06 hereof, including all Collections thereon, other than Credit Balances;

          (ii) all of the Seller's right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement, and the delivery requirements, the representations and warranties and the cure and repurchase obligations of the Originators under the Purchase Agreement;

          (iii) the Transferor Certificate;

          (iv) all of the Seller's right, title and interest in its rights and benefits (but none of its obligations or burdens) under the Transferor Certificate Purchase Agreement, and the delivery obligations, the representations and warranties and the cure and repurchase obligations of AIR under the Transferor Certificate Purchase Agreement;

          (v) all rights of the Seller under the Pooling and Servicing Agreement and related documents as holder of the Transferor Certificate;

          (vi) all Related Assets; and

          (vii) the proceeds of any and all of the foregoing (the items specified in clauses (i) and (vii) are referred to herein as the "Trust Assets").

     (b) The Seller hereby represents and warrants that in connection with such transfers, assignments and conveyances (i) the related Originator (A) has agreed to record and file at its own expense, a UCC financing statement (including any continuation statements with respect to such financing statement, when applicable) ("Financing Statement") with respect to the Originator Receivables (including Additional Receivables) and other assets transferred by it, for the transfer of the Originator Receivables and such other assets meeting the filing requirements of the laws of the States of California, Delaware, New Hampshire or New York, as appropriate and in any other state necessary in order to perfect the interests of the Seller, the Issuer and the Indenture Trustee in the Trust Assets and naming the Seller as secured party and (B) will deliver a file-stamped copy of the related Financing Statement or other evidence of such filing (which may, for purposes of this Section 2.01, consist of telephone confirmation of such filing) to the Indenture Trustee as soon as practicable after receipt thereof, and in the case of any continuation statements filed pursuant to this Section 2.01, as soon as practicable after receipt thereof by the Servicer and (ii) AIR has agreed (A) to record and file, at its own expense, a Financing Statement with respect to the Transferor Certificate and the other assets transferred by it to the Seller meeting the filing requirements of the laws of the State of California, Delaware or New York, as applicable, and in any other state necessary in order to perfect the interests of the Seller, the Issuer and the Indenture Trustee in the Trust Assets and (B) will deliver a file-stamped copy of the related Financing Statement or other evidence of such filing (which may, for purposes of the Section 2.01, consist of telephone confirmation of such filing) to the Indenture Trustee as soon as practicable after receipt thereof by AIR, and in the case of any continuation statement filed pursuant to this Section 2.01, as soon as practicable after receipt thereof by the Servicer; and (iii) the Seller agrees, at its own expense, (v) to file (or caused to be filed) a Financing Statement with respect to the Trust Assets meeting the filing requirements of the States of Delaware or New York, as applicable, and in any other state necessary in order to perfect the interests of the Seller, the Issuer and the Indenture Trustee in the Trust Assets, naming the Seller, as debtor, and the Trust, as secured party, and the Indenture Trustee, as assignee, (w) to deliver a filed-stamped copy of such Financing Statement or other evidence of such filing (which may, for purposes of this Section 2.01, consist of telephone confirmation of such filing) to the Indenture Trustee as soon as practicable after receipt thereof by the Seller and in the case of any continuation statements filed pursuant to this Section 2.01, as soon as practicable, after the receipt thereof by the Servicer, (x) to file Financing Statements naming the Trust as assignee under the Financing Statements filed by the Originators, with respect to Originator Receivables sold to the Trust, and AIR, with respect to the Transferor Certificate, (y) to cause the Servicer pursuant to Section 13.02 to record and file any continuation statements or appropriate amendments with respect to each of the Financing Statements referred to in this paragraph, and
(z) to cause the Servicer pursuant to Section 13.02 to deliver a file-stamped copy of each such continuation statement or other evidence of each such filing (which may, for purposes of this Section 2.01, consist of telephone confirmation of such filing) to the Indenture Trustee as soon as practicable after receipt thereof by the Servicer. The foregoing transfers, assignments and conveyances to the Issuer shall be made to the Indenture Trustee, on behalf of the Noteholders, and each reference in this Agreement to such transfers, assignments and conveyances shall be construed accordingly.

     (c) The Seller represents and warrants that in connection with such transfers, the Seller agrees, that as of the Initial Closing Date and on or prior to each subsequent Closing Date on which Originator Receivables are transferred to the Issuer, at its own expense, (x) to cause the related Originator to indicate in its computer files that Originator Receivables have been transferred to the Issuer pursuant to this Agreement and (y) to cause the related Originator to deliver to the Indenture Trustee a computer file or microfiche list containing a true and complete list of all such Originator Receivables, identified by account number and setting forth the Originator Receivable balance as of the applicable Cut-Off Date. Such files or lists (as amended from time to time) shall be marked as Schedule I to this Agreement and delivered to the Owner Trustee and the Indenture Trustee as confidential and proprietary, and are hereby incorporated into and made a part of this Agreement.

     (d) It is the intention of the Seller that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Originator Receivables, the Transferor Certificate and the other Trust Assets from the Seller to the Issuer and the beneficial interest in and title to the Originator Receivables, the interest in and title to the Transferor Certificate and the other Trust Assets shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby is held not to be a sale, the Seller shall be deemed hereunder to have granted to the Issuer a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the Trust Assets for the purpose of securing a loan in an amount equal to the unpaid principal amount of the Notes issued by the Issuer pursuant to one or more Series Supplements and the interest accrued at the related Note Rate and any other amounts due to any Noteholder and to secure all of the Seller's and the Servicer's obligations hereunder including, without limitation, the Seller's obligation to sell or transfer Originator Receivables hereafter created to the Issuer, and that this Agreement shall constitute a security agreement under applicable law. The Seller shall take or cause to be taken all actions necessary to maintain the transfer and sale of the Trust Assets to the Issuer and to maintain, in favor of the Issuer and the Indenture Trustee, a first priority, perfected ownership or security interest in the Trust Assets (other than Liens permitted under Subsection 2.05(b) and subject to the AIR Trust Provisions).

     Section 2.02. Termination of Sale of Originator Receivables Upon the Occurrence of Certain Events. If an Insolvency Event occurs with respect to the Seller or the Issuer violates subsection 2.6(b) of the Base Indenture for any reason, the Seller shall on the day of such Appointment Date immediately cease to transfer Originator Receivables to the Issuer and shall promptly give notice to the Indenture Trustee.

     Section 2.03. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Trust, as of the date of this Agreement (or such other date specified below) and as of each Reaffirmation Date, that:

     (a) Organization and Good Standing. It is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

     (b) Due Qualification. It is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct business except where failure to so qualify or be in good standing would not have a material adverse effect on its business, and has obtained all necessary licenses and approvals with respect to it and the conduct of its business required under federal, state and local laws except where failure to obtain such licenses and approvals would not have a material adverse effect on its business or the Trust Estate or the interests of the Indenture Trustee or the Noteholders therein.

     (c) Due Authorization. The execution and delivery of this Agreement by it and the consummation of the transactions provided for in this Agreement have been duly authorized by it by all necessary corporate action on its part.

     (d) No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms thereof and hereof by it will not conflict with, result in any breach of, or constitute (with or without notice or lapse of time or both) a default under, its charter or by-laws, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which it is a party or by which it or any of its properties are bound.

     (e) No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms thereof and hereof by it will not conflict with or violate any Requirements of Law applicable to it or any of its properties.

     (f) No Proceedings. There are no proceedings or investigations pending or, to the best of its knowledge, threatened against it before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in its reasonable judgment, would materially and adversely affect its performance of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, (v) seeking to affect adversely the income tax attributes of the Trust, (vi) that could reasonably be expected to materially and adversely affect the value of the Trust Assets or the interests of the Indenture Trustee and the Noteholders therein or (vii) that could reasonably be expected to otherwise adversely affect the Noteholders.

     (g) Premium Finance Obligation. As of the relevant Cut-Off Date, each Receivable constituting part of the Trust Assets arose from a Premium Finance Obligation.

     (h) Accuracy of Information. All information heretofore furnished by it (or caused to be furnished by it or any of its Affiliates or agents) in writing to the Indenture Trustee or to the Owner Trustee for purposes of or in connection with this Agreement and the Indenture or any transactions contemplated hereby or thereby is, and all such information hereafter furnished by it in writing to the Indenture Trustee or to the Owner Trustee will be, true and accurate in every material respect and did not and will not omit to disclose a material fact with the intent to mislead.

     (i) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof, have been obtained.

     (j) Receivables Selection. The Receivables conveyed to the Issuer by the Seller on the Initial Closing Date represented all Eligible Receivables owned by it as of such date.

     Section 2.04. Representations and Warranties of the Seller Relating to the Agreement and the Receivables and the Transferor Certificate.

     (a) Binding Obligation; Valid Transfer and Assignment.

          (i) The Seller hereby represents and warrants to the Trust that, as of each Closing Date and each Reaffirmation Date, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general, and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (ii) Subject to the AIR Trust Provisions, the Seller hereby represents and warrants to the Trust that, as of each Closing Date, (A) immediately prior to the transfer hereunder, the Seller was the owner of all right, title and interest in and to the Trust Assets, (B) this Agreement constitutes a valid transfer, assignment and conveyance to the Trust of all right, title and interest in and to the Trust Assets, (C), the Indenture creates in favor of the Indenture Trustee a valid security interest in the Trust Assets, and (D) each such transfer, assignment and conveyance and security interest is perfected and is of first priority, and will be held by the Trust and the Indenture Trustee free and clear of any Lien of any Person (other than those of the Issuer and its assignees) except for (x) Liens permitted under subsection 2.05(b), (y) the Seller's interest as the owner of the beneficial interest in the Issuer and (z) its right, if any, to interest accruing on, and investment earnings, if any, in respect of the Finance Charge Account, the Principal Account or any Series Account, as provided in this Agreement or a related Series Supplement. Neither the Trust nor any Person claiming through or under it has or shall have any claim to or interest in the Principal Account, the Finance Charge Account, any Payment Account or any Series Account, except for its rights to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account and Principal Account as provided in this Agreement (or, if applicable, any Series Account as provided in any Series Supplement) and, if this Agreement constitutes the grant of a security interest in such property, except for its interest in such property as a debtor for purposes of the UCC as in effect in the State of New York or California, as the case may be.

     (b) Eligibility of Receivables. The Seller hereby represents and warrants to the Issuer with respect to the Receivables (including Originator Receivables transferred directly to the Trust and Underlying Receivables transferred indirectly to the Trust) as of the Initial Closing Date and as of each Reaffirmation Date (or other specified date set forth below), as the case may be, that:

          (i) Each Receivable is an Eligible Receivable, as of the Initial Cut-Off Date or the Addition Date, as applicable.

          (ii) Subject to the AIR Trust Provisions, each Receivable has been conveyed to the Trust free and clear of any Lien of any Person (other than those of the Issuer and its assignees and other than Liens permitted under subsection 2.05(b) herein) and in compliance with all applicable Requirements of Law.

          (iii) With respect to Receivables relating to Loans and Deferred Payment Obligations that have not been funded at the time of their origination, after giving effect to the sale of such Receivables to the Trust the aggregate unpaid principal balance of Receivables relating to Loans and Deferred Payment Obligations that are not funded do not exceed 10% of the aggregate principal balance of all Receivables on the date of such sale.

          (iv) With respect to Receivables relating to Deferred Payment Obligations, after giving effect to the sale of such Receivables to the Trust the aggregate unpaid principal balance of Receivables relating to Deferred Payment Obligations do not exceed 10% of the aggregate principal balance of all Receivables on the date of such sale (unless the Rating Agencies confirm that a larger percentage will not result in the reduction, qualification or withdrawal of the rating of any outstanding Series of Notes).

          (v) With respect to each Receivable conveyed to the Issuer directly or indirectly, all material consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by it, or AIR, AIC, AICCO, IP Finance I, IP Finance II, IP Funding, any Third Party Originator, the Issuer, the Owner Trustee or the Indenture Trustee in connection with origination and the servicing of the related Premium Finance Obligation and the conveyance of such Receivable to the Issuer and to the Indenture Trustee have been duly obtained, effected or given and are in full force and effect.

          (vi) As of the Initial Closing Date, Schedule I to this Agreement, and as of the Closing Date for a Series, and as of the end of each Monthly Period during which one or more Addition Dates shall have occurred, the related computer file or microfiche list referred to in subsection 2.01(c) is an accurate and complete listing in all material respects of all Originator Receivables as of the applicable Cut-Off Date, or with respect to Additional Receivables (and any subsequently delivered list), as of the end of such

Monthly Period, and the information contained therein with respect to the identity of such Originator Receivables is true and correct in all material respects as of the end of such Monthly Period.

          (vii) With respect to each Receivable, (x) no selection procedures believed by it to be materially adverse to the interests of the Noteholders were utilized in selecting the Receivables being conveyed (directly or indirectly) by it, (y) as of the date of transfer to the Issuer, the Seller is not insolvent and (z) as of the date of transfer to the Issuer, neither the Seller nor its Affiliates has received notice from any Rating Agency that an existing rating of any Notes will be reduced or withdrawn as a result of the conveyance (directly or indirectly) of the related Receivables.

          (viii) Subject to the AIR Trust Provisions, with respect to each Receivable, this Agreement and the Assignment (and the related assignment in the Pooling and Servicing Agreement) constituted and will constitute a valid perfected transfer, assignment and conveyance to the Issuer as of the date of transfer to the Issuer, of all right, title and interest in and to such Receivable, and such Receivable is held by the Trust and subject to a perfected security interest in favor of the Indenture Trustee, in each case free and clear of any Lien of any Person (other than those of the Issuer and its assignees), except for (x) Liens permitted under subsection 2.05(b), (y) the Seller's interest in the beneficial interest in the Issuer and (z) the Seller's right, if any, to interest accruing on, and investment earnings, if any, in respect of the Finance Charge Account, the Principal Account or any Series Account, as provided in this Agreement or a related Series Supplement.

          (ix) Each such Receivable that has not been funded prior to its transfer to the Trust will be funded within 30 days of its transfer to the Trust.

          (x) Each Receivable shall have created or shall create a valid, subsisting and enforceable beneficial ownership interest in the related Premium Finance Obligation in favor of the related Originator, which (a) in the case of Originator Receivables, has been and will be assigned pursuant to the Purchase Agreement by the Originator to the Seller and (b) in the case of Underlying Receivables, has been and will be assigned indirectly pursuant to the Transferor Certificate Purchase Agreement by AIR to the Seller, and which in turn shall be assigned by the Seller to the Issuer hereunder. Each Premium Finance Obligation consisting of (i) a Loan is secured by a first priority security interest in the right to receive Unearned Premiums payable by the related insurer and (ii) a Deferred Payment Obligation creates a first priority ownership or security interest in the right to receive the premium payments purported to be conveyed thereunder.

          (xi) Each Receivable is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor (in the case of a Loan) or insurer (in the case of a Deferred Payment Obligation), enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and to general principles of equity.

     (c) Binding Obligation; Valid Transfer and Assignment. The Seller hereby represents and warrants to the Trust as of the date of this Agreement and each Reaffirmation Date that:

          (i) (A) This Agreement constitutes a valid transfer, assignment and conveyance to the Issuer of all right, title and interest in and to the Transferor Certificate, (B) the Indenture creates a valid security interest in favor of the Indenture Trustee in all right, title and interest in and to the Transferor Certificate, (C) each such transfer, assignment, conveyance and grant of security interest is perfected and is of first priority, and (D) the Transferor Certificate will be held by the Issuer free and clear of any Lien of any Person (other than those of the Issuer and its assignees) and except for Liens permitted under Section 2.05(b).

          (ii) All consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by it in connection with the conveyance of the Transferor Certificate to the Seller, the Issuer and the Indenture Trustee have been duly obtained, effected or given and are in full force and effect.

          (iii) As of the date of transfer of the Transferor Certificate to the Purchaser (x) it is not insolvent and (y) it has not received notice from any Rating Agency that an existing rating of any outstanding certificates issued by the AIR Trust will be reduced or withdrawn as a result of the conveyance of the Transferor Certificate.

     (d) Notice of Breach. Upon discovery by the Seller, a Servicer or the Indenture Trustee of a breach of any of the representations and warranties set forth in this Section 2.04, the party discovering such breach shall give prompt written notice to the other parties mentioned above. The Seller agrees to cooperate with the Servicer and the Indenture Trustee in attempting to cure any such breach.

     (e) Transfer of Ineligible Originator Receivables.

          (i) Removal After Cure Period. In the event of a breach with respect to a Originator Receivable of any of the Specified Representations and such breach results in a Requisite Effect with respect to such Originator Receivable or the related Premium Finance Obligation, then, no later than the Required Time, such affected Originator Receivable shall be removed from the Trust on the terms and conditions set forth in subsection 2.04(e)(ii); provided, however, that no such removal shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such affected Originator Receivable shall then be true and correct in all material respects as if such affected Originator Receivable had been created on such day.

     Notwithstanding the above, in the event of any breach of subsection 2.04(b)(iii) or 2.04(b)(ix) with respect to an Originator Receivable , upon expiration of 30 days from the breach, the unfunded portion of such affected Originator Receivable shall be removed from the Trust pursuant to Section 2.04 (e) (ii) provided, however, that no such removal shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such Originator Receivable shall then be true and correct.

     (ii) Procedures for Removal. When the provisions of subsection 2.04(e)(i) above require removal of an affected Originator Receivable, the Seller shall accept reassignment of such Ineligible Receivable by (A) depositing into the Collection Account an amount equal to the Finance Charge Receivables due but not collected with respect to such Ineligible Receivable; (B) directing the Servicer to deduct the principal balance of each such Ineligible Receivable from the Principal Receivables in the Trust used to calculate the Trust Interest; and (C) depositing into the Collection Account an amount equal to the principal balance of such Ineligible Receivable. In the event that the exclusion of an Ineligible Receivable from the calculation of the Trust Interest would cause the Trust Interest to be reduced below the Minimum Trust Interest or would otherwise not be permitted by law, the Seller shall concurrently make a deposit in the Principal Account (for allocation as a Principal Receivable) in immediately available funds prior to the Transfer Date related to such Monthly Period in which such event occurred in an amount equal to the amount by which the Trust Interest would be reduced below the Minimum Trust Interest. The portion of such deposit allocated to the Notes of each Series shall be distributed to the Noteholders of each Series in the manner specified in Article 5 of the Base Indenture and related Series Supplement, if applicable, on the Payment Date immediately following such Transfer Date. Upon the payment to the Trust of the repurchase price by the Seller of an Ineligible Receivable, the Trust shall automatically and without further action be deemed to transfer, assign and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Receivable, all monies due or to become due with respect to such Ineligible Receivable and all proceeds of such Ineligible Receivable. Such reassigned Ineligible Receivable shall be treated by the Trust as collected in full as of the date on which it was transferred. The Indenture Trustee shall execute such documents and instruments of transfer or assignment and take other actions as shall reasonably be requested by the Seller to evidence the conveyance of such Ineligible Receivable pursuant to this subsection 2.04(e)(ii). The obligations of the Seller set forth in this subsection 2.04(e)(ii) shall constitute the sole remedy respecting any breach of the Specified Representations with respect to such affected Originator Receivable available to Noteholders or the Indenture Trustee on behalf of Noteholders.

     (f) Payments due on Ineligible Underlying Receivables.

          (i) Payment After Cure Period. In the event of a breach with respect to an Underlying Receivable of any of the Specified Representation and such breach results in a Requisite Effect with respect to such Underlying Receivable or the related Premium Finance Obligation, then, no later than the Required Time, the Seller shall pay to the Issuer with respect to such affected Underlying Receivable the amount specified in, and on the terms and conditions set forth in, subsection 2.04(f)(ii); provided, however, that no such payment shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such affected Underlying Receivable shall then be true and correct in all respects as if such affected Underlying Receivable had been created on such day.

     Notwithstanding the above, in the event of any breach of subsection 2.04(b)(iii) or 2.04(b)(ix) with respect to an Underlying Receivable, upon the expiration of thirty days from the breach, the Seller shall pay to the Issuer with respect to such affected Underlying Receivable the amount specified in, and on the terms and conditions set forth in, subsection 2.04(f)(ii) to the extent of the unfunded portion of such Underlying Receivable; provided, however, that no such payment shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such Underlying Receivables shall then be true and correct.

     (ii) Payment Procedures. When the provisions of subsection 2.04(f)(i) above require payment with respect to an affected Underlying Receivable, the Seller shall with respect to such Ineligible Receivable (A) deposit into the Collection Account an amount equal to the portion of the Finance Charge Receivables due but not collected with respect to such Ineligible Receivable represented by the Transferor Certificate (to the extent not paid to the Indenture Trustee as the holder of the Transferor Certificate); (B) direct the Servicer to deduct the portion represented by the Transferor Certificate of the principal balance of each such Ineligible Receivable from the Principal Receivables in the Trust used to calculate the Trust Interest; and (C) deposit into the Collection Account an amount equal to the portion represented by the Transferor Certificate of the principal balance of such Ineligible Receivable represented by the Transferor Certificate (to the extent not paid to the Indenture Trustee as the holder of the Transferor Certificate). In the event that the exclusion of an Ineligible Underlying Receivable from the calculation of the Trust Interest would cause the Trust Interest to be reduced below the Minimum Trust Interest or would otherwise not be permitted by law, the Seller shall concurrently make a deposit in the Principal Account (for allocation as a Principal Receivable) in immediately available funds prior to the Transfer Date related to such Monthly Period in which such event occurred in an amount equal to the amount by which the Trust Interest would be reduced below the Minimum Trust Interest. The portion of such deposit allocated to the Notes of each Series shall be distributed to the Noteholders of each Series in the manner specified in Article 5 of the Base Indenture and related Series Supplement, if applicable, on the Payment Date immediately following such Transfer Date. The obligations of the Seller set forth in this subsection 2.04(f)(ii) shall constitute the sole remedy respecting any breach of the Specified Representations with respect to such affected Underlying Receivable available to Noteholders or the Indenture Trustee on behalf of Noteholders.

     (g) Reassignment of Trust Assets. In the event of a breach of any of the representations and warranties set forth in subsections 2.04(a) (i) having a material adverse effect on the Trust, the Indenture Trustee, by notice then given in writing to the Seller (and to the Indenture Trustee and the Servicer, if given by the Noteholders evidencing a Note Majority), may direct the Seller to accept reassignment of all of the Originator Receivables and the Transferor Certificate within 60 days of such notice (or within such longer period as may be specified in such notice but in no event longer than 120 days), and the Seller shall be obligated to accept reassignment of such Originator Receivables and the Transferor Certificate on a Payment Date specified by the Seller (such Payment Date, the "Reassignment Date") occurring within such applicable period on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made if, at any time during such applicable period, with respect to a breach of the representation and warranty contained in subsection 2.04(a)(i), such representation shall then be true and correct in all respects; provided further, that if as a result of such breach a Series Pay Out Event shall occur (as specified in a Series Supplement), the Seller shall be obligated to accept reassignment of all the affected Trust Assets, upon the occurrence of such Series Pay Out Event. The Seller shall deposit on the Transfer Date (in New York Clearing House next day funds) preceding the Reassignment Date an amount for each Series equal to the reassignment deposit amount for such Originator Receivables and the Transferor Certificate for such Series in the related Payment Account or the applicable Series Account, as provided in the related Series Supplement, for distribution to the Noteholders pursuant to Article 12 of the Base Indenture. The reassignment deposit amount with respect to each Series for such reassignment, unless otherwise stated in the related Series Supplement, shall be equal to (i) the outstanding balance of the Notes of such Series at the end of the day on the last day of the Monthly Period preceding the Reassignment Date, less the amount, if any, previously allocated for payment of principal to such Noteholders on the related Payment Date in the Monthly Period in which the Reassignment Date occurs, plus (ii) an amount equal to all interest accrued but unpaid on the Notes of such Series at the applicable Note Rate for the related Interest Period through the last day of such Interest Period, less the amount, if any, previously allocated for payment of interest to the Noteholders of such Series on the related Payment Date in the Monthly Period in which the Reassignment Date occurs. Payment of the reassignment deposit amount with respect to each Series, and all other amounts in the related Payment Account or the applicable Series Account in respect of the preceding Monthly Period, shall be considered a prepayment in full of the Originator Receivables and the amounts due under the Transferor Certificate. On the Payment Date following the Transfer Date on which such amount has been deposited in full into the related Payment Account or the applicable Series Account, the Originator Receivables and the Transferor Certificate shall be released to the Seller after payment of all amounts otherwise due hereunder on or prior to such dates and the Indenture Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by and as are reasonably requested by the Seller to vest in the Seller, or its designees or assignees, all right, title and interest of the Trust in and to the Originator Receivables and the Transferor Certificate. If the Indenture Trustee or the Noteholders give notice directing the Seller to accept reassignment as provided above, the obligation of the Seller to accept reassignment of the Originator Receivables and the Transferor Certificate and to pay the reassignment deposit amount pursuant to this subsection 2.04(g) shall constitute the sole remedy respecting a breach of the representations and warranties contained in subsection 2.04(a)(i) available to the Noteholders or the Indenture Trustee on behalf of the Noteholders.

     The representations and warranties set forth in this Section 2.04 shall survive the transfer and assignment of the Trust Assets to the Issuer, and termination of the rights and obligations of the Servicer pursuant to Section
10.01. The Seller hereby represents and warrants to the Issuer, with respect to any Series of Notes, as of its Closing Date, unless otherwise stated in a related Series Supplement, that its representations and warranties set forth in this Section 2.04 are true and correct as of the Initial Closing Date, in the case of Additional Receivables as of the Addition for the purposes of such representations and warranties. Upon discovery by the Seller, the Servicer or the Indenture Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

     Section 2.05.  Covenants of the Seller. The Seller hereby covenants, that:

     (a) Receivables to Be General Intangibles. It will take no action, nor will it suffer to be taken any action, to cause any Premium Finance Obligation or Receivable or the Transferor Certificate to be evidenced by any instrument (as defined in the UCC as in effect in the States of Delaware, New Hampshire, New York and California) unless, in the case of the Transferor Certificate, the Indenture Trustee shall have possession of such certificate. Each Loan shall be payable pursuant to a contract which does not create a Lien on any goods purchased thereunder. It will take no action, nor will it suffer to be taken any action, to cause any Receivable or the Transferor Certificate to be anything other than a "general intangible" (as defined in the UCC as in effect in the States of Delaware, New Hampshire, New York and California), unless, in the case of the Transferor Certificate, the Indenture Trustee shall have possession of such certificate.

     (b) Conveyances and Security Interests. Except for the AIR Trust Provisions and the conveyances hereunder, it will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien, on any of the Trust Assets, whether now existing or hereafter created, or any interest therein or on the legal title to any Premium Finance Obligation or the Receivable under which is part of the Trust Assets; it will immediately notify the Indenture Trustee of the existence of any Lien on any of the Trust Assets, on the legal title to any Premium Finance Obligation or the Receivables under which are part of the Trust Assets and on the legal title to the Transferor Certificate; and it shall defend the right, title and interest of the Issuer and the Indenture Trustee in, to and under the Trust Assets, whether now existing or hereafter created, against all claims of third parties; provided, however, that nothing in this subsection 2.05(b) shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Trust Assets any Liens for municipal or other local taxes not in excess of $5,000,000 if such taxes shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto or from suffering to exist the encumbrance of the Underlying Receivables by the Pooling and Servicing Agreement; provided that once any such Lien is either no longer being contested or the appropriate Governmental Authority has entered a final non-appealable decision or order in connection therewith, such Lien will no longer be permitted; provided, further, that it shall not be prohibited hereby from conveying, assigning, selling, exchanging or otherwise transferring Originator Receivables and related Premium Finance Obligation in connection with a transaction complying with the provisions of Section 7.02.

     (c) Receivables Allocations.

          (i) In the event that the Seller is unable for any reason to transfer Originator Receivables to the Issuer in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 9.2 of the Base Indenture or an order by any federal or state governmental agency or any court of competent jurisdiction that any Originator Receivables not be transferred to the Seller or to the Issuer) then, in any such event, (A) the Seller agrees to allocate and pay to the Issuer, after the date of such inability, all Collections with respect to Originator Receivables, and all amounts which would have constituted Collections with respect to Originator Receivables but for its inability to transfer such Originator Receivables to the Issuer; (B) the Seller agrees to have such amounts applied as Collections in accordance with Article 5 of the Base Indenture; and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and (B) above, Receivables (and all amounts which would have constituted Originator Receivables but for its inability to transfer such Originator Receivables to the Issuer) shall continue to be allocated in accordance with Article 5 of the Base Indenture, and all amounts that would have constituted Receivables but for its inability to transfer Originator Receivables to the Issuer shall be deemed to be Receivables for the purpose of calculating (i) the applicable Investor Percentage with respect to any Series and (ii) the Aggregate Investor Percentage thereunder but shall not be taken into account in computing the Minimum Trust Interest.

          (ii) In the event that, (a) pursuant to subsection 2.04(e), the Seller accepts reassignment of or (b) pursuant to subsection 2.04(f), the Seller makes a payment in respect of, an Ineligible Receivable as a result of a breach of the representations and warranties in subsection 2.04(b), relating to such Receivable, then, in any such event, the Seller agrees that payments received with respect to such Ineligible Receivable shall be accounted for separately from Collections on Receivables retained by the Issuer. If payments received from or on behalf of an Insured are not specifically applicable either to an Ineligible Receivable of such Insured reassigned to it pursuant to subsection 2.04(e) or for which it has made a payment pursuant to subsection 2.04(f) or to the Receivables of such Insured retained by the Issuer, then it agrees that payments shall be allocated to installments due under the related contracts in the order of their maturity, so that Receivables with the earliest due date are paid first, and the portion allocable to any Receivables retained by the Issuer shall be treated as Collections and deposited in accordance with the provisions of Article 5 of the Base Indenture.

     (d) Delivery of Collections. It agrees to pay to the Servicer all Collections received in respect of the Originator Receivables and all amounts received in respect of the Transferor Certificate as soon as practicable after receipt thereof, but in no event later than the second Business Day after such receipt.

     (e) Requirement of Law. It agrees to comply and to cause each of AIC, AICCO, IP Finance I, IP Finance II, IP Funding, the Issuer, the Owner Trustee and the Indenture Trustee to comply in all respects with all Requirements of Law applicable to it or to any of AIC, AICCO, IP Finance I, IP Finance II, IP Funding, the Issuer, the Owner Trustee and the Indenture Trustee, the Premium Finance Agreements or the Premium Finance Obligations, the Trust Assets and the transactions contemplated by the Related Documents, the failure to comply with which would have a material adverse effect on the Noteholders.

     (f) No Other Business. It shall not engage in any business other than financing, purchasing, owning, selling and managing the Originator Receivables and the interest in the Transferor Certificate in the manner contemplated by this Agreement and the Related Documents, the issuance of notes and activities incidental thereto.

     (g) No Borrowing. It shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any Indebtedness except for any Indebtedness permitted by or arising under the Related Documents or its compliance therewith. The proceeds of the Notes shall be used exclusively to fund its purchase of the Originator Receivables and the Transferor Certificate and the other assets specified in this Agreement, and to pay its organizational, transactional and start-up expenses.

     (h) Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Agreement or the Indenture, it shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

     (i) Capital  Expenditures.  It shall not make any expenditure (by long-term
or  operating   lease  or  otherwise)  for  capital  assets  (either  realty  or personalty).

     Section 2.06.  Addition of Receivables.

     (a) If on any Determination Date the Trust Interest on such date is less than the Minimum Trust Interest as of the end of the immediately preceding Monthly Period, the Seller shall, unless otherwise permitted under the Series Supplement pursuant to which the Minimum Trust Interest is calculated (or unless it reduces the outstanding principal balance of any outstanding variable funding notes so that the Trust Interest will be at least equal to the Minimum Trust Interest), designate additional Eligible Receivables ("Additional Receivables") to be included as Trust Assets in a sufficient amount such that the Trust Interest is at least equal to such Minimum Trust Interest.

Such Additional Receivables shall be transferred to the Issuer on or before the Transfer Date immediately following such Determination Date.

     (b) In addition to its obligation under subsection 2.06(a), the Seller may, but shall not be obligated to, designate on any date Additional Receivables to be included as Trust Assets.

     (c) [RESERVED].

     (d) The Seller agrees that any such transfer of Additional Receivables by it under subsection 2.06(a) or (b) shall satisfy the following conditions (to the extent provided below):

          (i) on or before the third Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.06(a) (the "Notice Date"), it shall give the Owner Trustee, the Indenture Trustee and the Servicer written notice that such Additional Receivables will be included, which notice shall specify the approximate aggregate amount of the Originator Receivables to be transferred, and the applicable Originator of the Originator Receivable; and

          (ii) on the Determination Date immediately following each Monthly Period during which one or more Addition Dates shall have occurred, the Seller shall (A) have caused the Originators to indicate in their computer files that the Additional Receivables have been transferred to the Issuer as of the related Addition Date, (B) cause the Originators to deliver to the Indenture Trustee a computer file or microfiche list containing a true and complete list of all Originator Receivables (including Additional Receivables conveyed to the Issuer during such Monthly Period), identified by account number and the aggregate amount of the related Originator Receivables, as of the end of such Monthly Period, which computer file or microfiche list shall be incorporated into and made a part of this Agreement as of the end of such Monthly Period and (C) deliver to the Owner Trustee and the Indenture Trustee a written confirmation of assignment (including a confirmation of acceptance by the Owner Trustee on behalf of the Trust and the Indenture Trustee for the benefit of the Noteholders) of the Additional Receivables conveyed to the Trust during such Monthly Period in substantially the form of Exhibit B (the "Assignment").

Section 2.07.  Removal of Receivables.

     (a) Subject to the conditions set forth below, on each Determination Date on which the Trust Interest exceeds the Minimum Trust Interest on such Determination Date, the Seller may, but shall not be obligated to, designate Originator Receivables for deletion and removal ("Removed Receivables") from the Trust; provided, however, that the Seller shall not make more than one such designation in any Monthly Period. On or before the fifth Business Day (the "Removal Notice Date") prior to the date on which the designated Removed Receivables will be reassigned by the Indenture Trustee to the Seller (the "Removal Date"), the Seller shall give the Indenture

Trustee and the Servicer written notice that such Removed Receivables are to be reassigned to the Seller.

     (b) The Seller shall be permitted to designate and require reassignment to it of Removed Receivables only upon satisfaction of the following conditions:

          (i) the removal of any Removed Receivables on any Removal Date shall not, in the reasonable belief of the Seller, (a) cause a Pay Out Event to occur; provided, however, that for the purposes of this subsection 2.07(b)(i), the Removed Receivables shall be considered to have been removed as of the Removal Date, (b) cause the Trust Interest on such Removal Date to be less than the Minimum Trust Interest on such Removal Date or (c) result in the failure to make any payment specified in the related Series Supplement with respect to any Series;

          (ii) on or prior to the Removal Date, the Seller shall have delivered to the Trust and the Indenture Trustee for execution a written assignment in substantially the form of Exhibit E (the "Reassignment") and, within five Business Days thereafter, the Seller shall have delivered or caused to be delivered to the Indenture Trustee a computer file or microfiche list containing a true and complete list of all Removed Receivables identified by account number and the aggregate amount of such Removed Receivables as of the Removal Date, which computer file or microfiche list shall as of the Removal Date modify and amend and be made a part of this Agreement;

          (iii) the Seller shall represent and warrant that no selection procedures believed by the Seller to be materially adverse to the interests of the Noteholders were utilized in selecting the Removed Receivables to be reassigned from the Trust and released from the lien of the Indenture;

          (iv) on or before the tenth Business Day prior to the Removal Date, each Rating Agency shall have received notice of such proposed reassignment of the Originator Receivables and the Seller and the Indenture Trustee shall have received notice prior to the Removal Date from such Rating Agency that such proposed removal will not result in a downgrade or withdrawal of its then current rating of any outstanding Series of the Notes;

          (v) the Seller shall have delivered to the Indenture Trustee an Officer's Certificate confirming the items set forth in clauses (i) through
     (iv) above. The Indenture Trustee may conclusively rely on such Officer's Certificates, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying;

(vi) the Seller, the Indenture Trustee and each Rating Agency shall have received a Tax Opinion that the proposed removal will not adversely affect the United States federal income tax characterization of the Trust; and

          (vii) the proposed removal of Originator Receivables shall not violate any provisions of the Financial Accounting Standard Board's Statement of Financial Accounting Standards 125 or any directives or pronouncements promulgated thereunder.

     Upon satisfaction of the above conditions and the requirements of Sections 5.9(b) and 15.1, if applicable, of the Base Indenture, the Indenture Trustee shall execute and deliver the Reassignment to the Seller and release the Removed Receivables from the lien of the Indenture, the Removed Receivables shall no longer constitute a part of the Trust Estate and the Trust Interest shall be decreased by the amount of the Principal Receivable with respect to each such Removed Receivable.

                               [End of Article II]

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                 OF TRUST ASSETS

     Section 3.01. Acceptance of Appointment and Other Matters Relating to the Servicer.

     (a) Each of AIC, AICCO, IP Finance I, IP Finance II and IP Funding shall act as the Servicer under this Agreement with respect to the Loans and Deferred Payment Obligations under Premium Finance Agreements originated by it or purchased by it from Third Party Originators, respectively.

     (b) The Servicer shall service and administer the Premium Finance Obligations giving rise to Receivables and shall collect payments due thereunder and under the Transferor Certificate or in connection therewith in accordance with its customary and usual servicing procedures for servicing premium finance obligations giving rise to receivables that are comparable to the Receivables and that are owned for its own account and, in any case, in accordance with the Guidelines and applicable law, and without regard to any conflicting interests that it or its Affiliates may have when servicing the Trust Assets. The Servicer shall have full power and authority, acting alone or through any party properly designated by it, to perform any and all actions in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 10.01, the Servicer is hereby authorized and empowered (i) unless such power and authority is revoked by the Indenture Trustee on account of a Servicer Default pursuant to
Section 10.01, to make deposits or withdrawals from the Collection Account as set forth in this Agreement, the Base Indenture and any Series Supplement, (ii) unless such power and authority is revoked by the Indenture Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.01, to instruct the Indenture Trustee to make deposits or withdrawals and payments from the Finance Charge Account, the Principal Account and any Series Account, in accordance with such instructions as set forth in the Base Indenture or any applicable Series Supplement, (iii) unless such power and authority is revoked by the Indenture Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.01, to instruct or notify the Indenture Trustee in writing, as set forth in this Agreement, the Base Indenture and any Series Supplement, (iv) unless such power and authority is revoked by the Indenture Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.01, to make all calculations, allocations and determinations required of the Servicer under the Base Indenture, any Series Supplement and as required hereof or establishing Series Accounts; (v) to execute and deliver, on behalf of the Trust for the benefit of the Noteholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Originator Receivables, the related Premium Finance Obligations and other Trust Assets and, after any delinquency in payment relating to any Originator Receivable, to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect thereto (including cancellation of the related insurance policy) and (vi) to make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities or reporting requirements.

     (c) In the event that the Seller is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement or the Base Indenture (including, without limitation, by reason of the application of the provisions of Section 9.2 of the Base Indenture or the order of any federal or state or governmental agency having regulatory authority over the Seller or any court of competent jurisdiction that the Seller not transfer any Receivables to the Trust) then, in any such event, (A) the Servicer agrees to allocate, after such date, all Collections with respect to Receivables, and all amounts which would have constituted Collections with respect to Receivables but for the Seller's inability to transfer such Receivables, in accordance with subsection 2.05(c); (B) the Servicer agrees to apply such amounts as Collections in accordance with Article 5 of the Base Indenture and any Series Supplement; and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and (B) above, Receivables and all amounts which would have constituted Receivables but for the Seller's inability to transfer Receivables to the Trust shall continue to be allocated in accordance with Article 5 of the Base Indenture and any Series Supplement and all amounts which would have constituted Receivables but for the Seller's inability to transfer Receivables to the Trust shall be deemed to be Receivables for the purpose of calculating (i) the applicable Investor Percentage with respect to any Series and (ii) the Aggregate Investor Percentage thereunder but shall not be taken into account in computing the Minimum Trust Interest.

     (d) In the event that (i) pursuant to subsection 2.04(e), the Seller accepts reassignment of, or pursuant to subsection 2.04(f), the Seller makes a payment in respect of, an Ineligible Receivable as a result of a breach of the representations and warranties in subsection 2.04(b) relating to such Originator Receivable, or the Servicer accepts reassignment of, or makes a payment in respect of, an Originator Receivable pursuant to Section 3.03, then, in any such event, the Servicer agrees to account for payments received with respect to such Originator Receivable separately from its accounting for Collections on Receivables retained by the Trust. If payments received from or on behalf of an Insured are not specifically applicable either to an Ineligible Receivable of such Insured reassigned pursuant to subsection 2.04(e) or for which the Servicer has made a payment pursuant to subsection 2.04(f) to an Originator Receivable of such Insured reassigned to the Servicer or to Receivables of such Insured retained in the Trust, then the Servicer agrees to allocate payments to installments due under the related contracts in the order of their maturity, so that Receivables with the earliest due date are paid first and the portion allocable to any Receivables retained in the Trust shall be treated as Collections and deposited in accordance with the provisions of Article 5 of the Base Indenture and any Series Supplement.

     (e) In the event that pursuant to subsection 2.04(f), the Seller makes a payment in respect of an Ineligible Underlying Receivable as a result of a breach of the representations and warranties in subsections 2.04(b) and 2.04(c) relating to such Underlying Receivable or the Servicer makes a payment of an Underlying Receivable pursuant to Section 3.03, then, in any such event, the Servicer agrees to account for payments received with respect to such Underlying Receivable separately from its accounting for Collections on Receivables retained by the Trust. If payments received from or on behalf of an Insured are not specifically applicable either to an Ineligible Underlying Receivable of such Insured for which the Seller has made a payment pursuant to subsection 2.04(f), to an Underlying Receivable of such Insured for which the Servicer has made a payment or to Receivables of such Insured retained in the Trust, then the Servicer agrees to allocate payments to installments due on the related contract in the order of their maturity, so that Receivables with the earliest due date are paid first and the portion allocable to any Receivables retained in the Trust shall be treated as Collections and deposited in accordance with the provisions of Article 5 of the Base Indenture and any Series Supplement.

     (f) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other receivables.

     (g) At any time during which the AIG Support Agreement is not in effect with respect to any Servicer, such Servicer shall maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of Trust Assets covering such actions and in such amounts as such Servicer believes to be reasonable from time to time.

     (h) The Servicer shall, with respect to any Receivable and the related Premium Finance Obligation, where the related Premium Finance Agreement and applicable law so permits, act expeditiously in exercising its right to cancel the related insurance policy and, upon cancellation of the related insurance policy, take such action in accordance with the Guidelines as shall be appropriate in order to collect any Unearned

Premiums or any other amounts payable by the insurer following cancellation of such insurance policy.

     Section 3.02. Servicing Compensation. As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive a servicing fee (the "Servicing Fee") prior to the termination of the Trust pursuant to Section 12.1 of the Base Indenture. The Servicing Fee shall be payable, with respect to each Series, at the times and in the amounts set forth in the related Series Supplement. The Servicing Fee shall be allocated between the Notes (the "Investor Servicing Fee"), the Issuer (the "Issuer Servicing Fee") and any Enhancement Provider and holder of a Collateral Interest, if applicable, and so provided in a related Series Supplement.

     The Servicer's expenses include the amounts due to the Indenture Trustee pursuant to Section 11.01 hereof, the fees and expenses of the Paying Agent, Transfer Agent and Registrar, the fees and disbursements of independent public accountants and all other expenses incurred by the Servicer in connection with its activities hereunder; provided, that the Servicer in its capacity as such shall not be liable for any liabilities, costs or expenses of the Trust, the Noteholders or the Note Owners arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) except to the extent that such liabilities, taxes or expenses arose as a result of the breach by the Servicer of its obligations under Section 11.03 hereof. In such case, the Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.

     Section 3.03. Representations and Warranties of the Servicer. The Servicer hereby represents, warrants and covenants to and for the benefit of the Trust as of the date of this Agreement and as of each Closing Date and each Reaffirmation
Date:

     (a) Organization and Good Standing. The Servicer is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

     (b) Due Qualification. The Servicer is not required to qualify nor register as a foreign corporation in any state in order to service the Trust Assets as required by this Agreement and has obtained all licenses and approvals necessary in order to so service the Trust Assets as required under federal, state and local law.

     (c) Due Authorization. The execution, delivery, and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer.

     (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general.

     (e) No Violation. The execution and delivery of this Agreement by the Servicer, and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to the Servicer, shall not conflict with, violate, result in any breach of, or constitute (with or without notice or lapse of time or both) a default under, its charter or by-laws, any Requirement of Law applicable to the Servicer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or any of its properties is bound.

     (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Servicer threatened, against the Servicer before any Governmental Authority seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

     (g) Compliance with Requirement of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and the related Premium Finance Obligation, will maintain in effect all qualifications and licenses in order to service each Receivable and the related Premium Finance Obligation, the failure to comply with which would have a material adverse effect on the Noteholders and will comply with all other Requirements of Law in connection with servicing each Receivable and the related Premium Finance Obligation the failure to comply with which would have a material adverse effect on the Noteholders.

     (h) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority or official required in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms thereof by the Servicer have been obtained where the failure to obtain any such approval, authorization, consent, order or other action would have a material adverse effect on the Noteholders.

     (i) No Rescission or Cancellation. The Servicer shall take no action which, nor omit to take any action the omission of which, would cause the rescission or cancellation of any Premium Finance Agreement or the related Premium Finance Obligation except in accordance with its customary and usual servicing procedures and the Guidelines or as ordered by a court of competent jurisdiction or other Governmental Authority.

     (j) Protection of Noteholders' Rights. The Servicer shall take no action which, nor omit to take any action the omission of which, would materially impair the rights of Noteholders in any Receivable or the related Premium Finance Agreement or the related Premium Finance Obligation nor shall it reschedule, revise or defer payments due except in accordance with its customary and usual servicing procedures and the Guidelines.

     (k) Premium Finance Obligations Not to Be Evidenced by Promissory Notes. The Servicer will take no action to cause any Premium Finance Obligations to be evidenced by any instrument (as defined in the UCC as in effect in the State of Delaware, New York or California, as the case may be).

     (l) Accuracy of Information. All information heretofore furnished by the Servicer and any of its Affiliates and agents in writing to the Indenture Trustee or the Owner Trustee for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by it in writing to the Indenture Trustee or the Owner Trustee will be, true and accurate in every material respect.

     (m) Year 2000 Plan. An Affiliate of the Servicer has reviewed the areas within the Servicer's business and operations that could be materially adversely affected by the risk that computer applications used by it to process any data related to the Transaction Documents may produce materially adverse consequences in performing date-sensitive functions involving certain dates prior to and any date after December 31, 1999 (such risk being referred to herein as the "Year 2000 Problem"). A plan (the "Year 2000 Plan") to address such risk on a timely basis has been developed, and reasonable measures to address the Year 2000 Problem on a timely basis have been taken. To the best of the Servicer's knowledge, the Year 2000 Problem will not materially and adversely affect the interests of the Noteholders.

     In the event of noncompliance by the Servicer with the covenants set forth in subsections (g), (i) (j) or (l) above and such noncompliance has a material adverse effect on the Noteholders' interest in a Receivable, then, upon the expiration of 60 days from the discovery of any such noncompliance by the Servicer or receipt by the Servicer of written notice of any such noncompliance given by the Indenture Trustee, such Receivable (if it is an Originator Receivable) shall be removed from the Trust on the terms and conditions set forth in the following paragraph or such Receivable (if it is an Underlying Receivable) shall be paid in full on the terms and conditions set forth in the following paragraph; provided, however, that no such removal shall be required to be made if, on any day within such applicable period, such noncompliance shall have been cured in all material respects by the Servicer.

     When the provisions of the preceding paragraph require removal of an Originator Receivable or payment of an Underlying Receivable, the Servicer shall accept reassignment of such Originator Receivable or make a payment with respect to such Underlying Receivable by depositing an amount equal to, with respect to Originator Receivables, the amount of such Receivable (including accrued and unpaid Finance Charges) and, with respect to Underlying Receivables, the portion of such Underlying Receivable (including accrued and unpaid Finance Charges), represented by the Transferor Certificate (to the extent not paid to the Indenture Trustee as the holder of the Transferor Certificate) in the Collection Account on the date of reassignment or payment. Upon the reassignment to the Servicer of such Originator Receivable, the Trust shall automatically and without further action be deemed to transfer, assign and otherwise convey to the Servicer, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Originator Receivable. Such reassigned Originator Receivable or paid Underlying Receivable shall be treated by the Trust as collected in full as of the date on which it was transferred or paid. The Indenture Trustee shall execute such documents and instruments of transfer or assignment and take other actions as shall reasonably be requested by the Servicer to evidence the conveyance of such Originator Receivable pursuant to this paragraph and shall release the lien of the Indenture with respect to such Receivable. Except as provided in subsection 10.01(b), the obligation of the Servicer set forth in this paragraph shall constitute the sole remedy respecting any noncompliance with a covenant set forth in subsections (g), (i), (j) or (l) above with respect to a Receivable available to Noteholders or the Indenture Trustee on behalf of Noteholders.

     Section 3.04. Reports and Records for the Indenture Trustee.

     (a) Daily Reports. The Servicer shall, upon reasonable prior notice, prepare and make available at the office of the Servicer for inspection by the Indenture Trustee and the Owner Trustee on any Business Day during normal business hours a record setting forth (i) the aggregate amount of Collections processed by the Servicer on the preceding Business Day and (ii) the aggregate amount of Receivables included in the Trust Assets as of the close of business on the preceding Business Day.

     (b) Monthly Servicer Report and Monthly Noteholders' Statement. Unless otherwise stated in the related Series Supplement with respect to any Series, on each Determination Date the Servicer shall forward to the Indenture Trustee a Monthly Servicer Report and a Monthly Noteholders' Statement prepared by the Servicer.

     (c) Issuer Reports. The Servicer shall prepare and deliver the reports and comply with all the provisions of Section 4.3 of the Base Indenture.

     (d) Series Reports. The Servicer shall prepare and deliver any reports required to be prepared and delivered by the Servicer by the terms of any agreements relating to the issuance or purchase of any of the Notes.

     Section 3.05. Annual Servicer's Certificate. On or before April 30 of each calendar year, beginning with April 30, 2000, the Servicer shall deliver, as provided in Section 13.05, to the Indenture Trustee and the Owner Trustee, a statement signed by an officer substantially in the form of Exhibit D stating that (a) a review of the activities of the Servicer during the twelve-month period ending on December 31 of the preceding calendar year, or for the initial period, from the Initial Closing Date until December 31, 2000, and of its performance under this Agreement was made under the supervision of the officer signing such statement and (b) to the best of such officer's knowledge, based on such review, the Servicer has fully performed, or caused to be performed, all of its obligations under this Agreement in all material respects throughout such period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Noteholder by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

     Section 3.06. Annual Independent Accountants' Servicing Report.

     (a) On or before April 30 of each calendar year, beginning with April 30, 2000, the Servicer shall cause a firm of nationally recognized independent accountants (who may also render other services to the Servicer or the Seller) to furnish, as provided in Section 13.05, a report to the Indenture Trustee, the Servicer, any Enhancement Provider and each Rating Agency to the effect provided in the following sentence and a Servicing Officer shall deliver to such firm, in advance of the date by which such firm is to deliver its report (as may be reasonably requested by such firm) a certificate that the Servicer has, during the calendar year preceding the date of such firm's report, complied in all material respects with the terms and conditions set forth in Article III and IV hereof and Section 2.20 and Article 5 of the Base Indenture in each case as supplemented by each Series Supplement, subclause (c) of Section 2.01 hereof and subclause (ii)(A) of subsection 2.06(d) hereof (the "Servicer's Compliance Certificate"). Such report shall provide that such firm has examined the Servicer's Compliance Certificate for the related calendar year, including a review of certain documents and records relating to the servicing of Receivables under this Agreement, the Base Indenture and each Series Supplement, and compared the information contained in the Monthly Servicer Reports forwarded by the Servicer pursuant to subsection 3.04(b) during the period covered by such firm's report (which shall be the period from and including January 1 of the preceding calendar year to and including December 31 of the preceding calendar year, or, for the initial period, from and including the Initial Closing Date until December 31, 2000) with such documents and records and that, on the basis of such examination, such firm is of the opinion that the Servicer's Compliance Certificate has been fairly stated in all material respects, except for such exceptions as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such report. Unless otherwise provided with respect to any Series in the related Series Supplement, a copy of such report may be obtained by any Noteholder by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

     (b) On or before April 30 of each calendar year, beginning with April 30, 2000, the Servicer has caused or shall cause, as the case may be, a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer or the Seller) to furnish, as provided in
Section 13.05, a report to the Indenture Trustee, the Servicer, any Enhancement Provider and each Rating Agency, to the effect that they have compared the mathematical calculations of each amount set forth in the Monthly Servicer Reports forwarded by the Servicer pursuant to subsection 3.04(b) during the period covered by such report (which shall be the period from and including January 1 of the preceding calendar year to and including December 31 of the preceding calendar year, or, for the initial period, from the Initial Closing Date until December 31, 2000 with the Servicer's computer reports which were the source of such amounts and that on the basis of such comparison, such firm is of the opinion that such amounts are in agreement, except for such exceptions as it believes to be immaterial and such other exceptions as shall be set forth in such report. A copy of such report may be obtained by any Noteholder by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

     Section 3.07. [RESERVED].

     Section 3.08. Notices to the Seller. In the event that any of AIC, or AICCO, or IP Finance I, or IP Finance II, or IP Funding or any Affiliate thereof is no longer acting as Servicer, any Successor Servicer appointed pursuant to
Section 10.02 shall deliver or make available to the Seller each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 3.04, 3.05 and 3.06.

     Section 3.09. Reports to the Commission. The Seller, if any of AIC, AICCO, IP Finance I, IP Finance II or IP Funding is not a Servicer, shall, at the expense of the Servicer, cooperate in any reasonable request of the Indenture Trustee in connection with any filings required to be filed by the Indenture Trustee under the provisions of the Securities Exchange Act of 1934 or pursuant to Section 4.3 of the Base Indenture.

                              [End of Article III]

                                   ARTICLE IV

                      RIGHTS OF NOTEHOLDERS AND ALLOCATION
                         AND APPLICATION OF COLLECTIONS

     Section 4.01.  [RESERVED].

     Section 4.02.  Establishment of Accounts.

     (a) The Collection Account. The Servicer, for the benefit of the Noteholders, shall establish and maintain the Collection Account in the State of New York or in the city in which the Corporate Trust Office is located, with a Qualified

Institution in the name of the Indenture Trustee, on behalf of the Trust, a non-interest bearing segregated account bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Noteholders. Pursuant to authority granted to it pursuant to subsection 3.01(b), the Servicer shall have the revocable power to withdraw funds from the Collection Account for the purposes of carrying out its duties hereunder and under the Base Indenture and any Series Supplement.

          (b)  [RESERVED].

          (c)  [RESERVED].

     (d) Series Accounts. If so provided in the related Series Supplement, the Servicer, for the benefit of the Noteholders, shall cause to be established and maintained in the name of the Trust, one or more Series Accounts. Each such Series Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders of such Series. Each such Series Account will be a trust account, if so provided in the related Series Supplement, and will have the other features and be applied as set forth in the related Series Supplement.

     Section 4.03.  Collections and Allocations.

     (a) Collections. Except as provided below, the Servicer shall deposit all Collections in the Collection Account as promptly as possible after the date of receipt of such Collections, but in no event later than the second Business Day following such date of receipt.

     The Servicer shall allocate such amounts to each Series of Notes and to the Trust in accordance with this Article IV and Article 5 of the Base Indenture and shall withdraw the required amounts from the Collection Account or pay such amounts to the Trust in accordance with this Article IV and Article 5 of the Base Indenture, in both cases as modified by any Series Supplement. The Servicer shall make such deposits or payments on the date indicated therein by wire transfer or as otherwise provided in the Series Supplement for any Series of Notes with respect to such Series.

     Notwithstanding anything in this Agreement, the Base Indenture and any Series Supplement to the contrary, for so long as, and only so long as, the conditions specified in the third paragraph of subsection 5.4(a) of the Base Indenture are satisfied, the Servicer need not deposit Collections to the Collection Account in the manner provided in this Article IV and Article 5 of the Base Indenture and any Series Supplement or, with respect to any Series, make daily payments from the Collection Account and daily deposits into the Finance Charge Account, the Principal Account or any Series Account as provided in any applicable Series Supplement prior to the close of business on the day any Collections are deposited in the Collection Account as provided in this
Article IV and Article 5 of the Base Indenture and any Series Supplement, but may make such deposits on the Transfer Date immediately preceding the related Payment

Date in an amount equal to the lesser of its portion of (A) Collections received in the immediately preceding Monthly Period allocable to the Aggregate Investor Interest and (B) the amount required to be deposited in the Finance Charge Account, the Principal Account or any Series Account or, without duplication, distributed on or prior to the related Payment Date to the Noteholders.

     Notwithstanding anything else in this Agreement, the Base Indenture and any Series Supplement to the contrary, with respect to any Monthly Period, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account, the Principal Account or any Series Account, as provided in any Series Supplement, (i) the Servicer will only be required to deposit Collections from the Collection Account into the Finance Charge Account, the Principal Account or any Series Account up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Payment Date to Noteholders or to any Enhancement Provider pursuant to the terms of any Series Supplement or agreement relating to such Enhancement, (ii) if at any time prior to such Payment Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer may allocate such excess amount to the Trust Interest and pay such amount to the Trust in accordance with subsection 4.03(c) and (iii) the Servicer shall transfer to, or at the direction of, the Issuer any amounts representing Credit Balances promptly after the date of receipt of such amounts.

     (b) Allocation of Collections Between Finance Charge Receivables and Principal Receivables. At all times and for all purposes of this Agreement, the Base Indenture and any Series Supplement, the Servicer shall allocate Collections received in respect of any Premium Finance Obligation for any Monthly Period to Finance Charge Receivables and to Principal Receivables in the manner specified in subsection 1.02(f) hereof.

     (c) Allocations for the Trust Interest. Throughout the existence of the Trust, unless otherwise stated in any Series Supplement, the Servicer shall allocate to the Trust an amount equal to the product of (A) the Issuer Percentage and (B) the aggregate amount of Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, in respect of each Monthly Period. Notwithstanding anything in this Agreement or the Base Indenture to the contrary, unless otherwise stated in any Series Supplement, the Servicer need not deposit this amount or any other amounts so allocated to the Trust Interest pursuant to any Series Supplement into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to the Issuer.

     (d) Adjustments to Trust Interest. The Servicer shall be obligated on or prior to each Determination Date to deduct on a net basis for each Monthly Period from the aggregate amount of Principal Receivables (with respect to Originator Receivables and Underlying Receivables) used to calculate the Trust Interest as provided in this paragraph of subsection 4.03(d) (a "Credit Adjustment") the portion of each Principal Receivable (relating to each Originator Receivable and Underlying Receivable) which is reduced by the Servicer by any rebate, refund, charge-back or adjustment (other than in connection with a work-out of a Receivable for credit reasons) (including due to any Servicer errors) made in accordance with the Guidelines.

     (e) Payment on Dilution. In the event that on any date of determination specified in the Related Documents, the Trust Interest is less than the Minimum Trust Interest as a result of a Credit Adjustment pursuant to subsection 4.03(d) and the Seller does not have sufficient Eligible Receivables to comply with
Section 2.06, the Seller shall deposit cash into the Collection Account in an amount equal to the excess of such Credit Adjustment over the amount of Eligible Receivables available for such purpose, including interest to the date of deposit at the applicable rate that would have accrued on the amount of such excess had such reduction not occurred.

                               [End of Article IV]

                                    ARTICLE V

                                   [RESERVED]


                                   ARTICLE VI

                                    THE NOTES

     Section 6.01.  Appointment of Paying Agent.

     Subject to Section 2.7 of the Base Indenture, the Servicer (if the Indenture Trustee is the Paying Agent) may revoke the power of the Paying Agent to withdraw funds from any account maintained for the benefit of the Noteholders pursuant to the Indenture and remove the Paying Agent, if the Servicer determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under the Base Indenture and any Series Supplement in any material respect or for other good cause. The Servicer shall notify each of the Rating Agencies of the removal of any Paying Agent pursuant to the immediately preceding sentence.

     Section 6.02. Meetings of Noteholders. To the extent provided by the Series Supplement for any Series issued in whole or in part in Bearer Notes, the Servicer may at any time call a meeting of the Noteholders of such Series, to be held at such time and at such place as the Servicer shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of, any covenant or condition set forth in this Agreement with respect to such Series, subject to Section 13.01 of this Agreement.

                               [End of Article VI]

                                   ARTICLE VII

                      OTHER MATTERS RELATING TO THE SELLER

     Section 7.01. Liability of the Seller. The Seller shall be liable in accordance herewith to the extent of the obligations specifically undertaken by it.

     Section 7.02. Merger or Consolidation of, or Assumption of the Obligations of the Seller.

     (a) The Seller shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

          (i) if the Seller is not the surviving entity, the corporation formed by such consolidation or into which the Seller is merged or the Person which acquires by conveyance or transfer the properties and assets of the Seller substantially as an entirety shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Indenture Trustee, in form and substance satisfactory to the Indenture Trustee, the performance of every covenant and obligation of the Seller hereunder and under the Related Documents and shall benefit from all the rights granted to the Seller as applicable hereunder;

          (ii) if the Seller is not the surviving entity, such Person certifies in writing to the Indenture Trustee that all of the representations and warranties of the Seller set forth in the Related Documents are true and correct in all respects with respect to such Person as of the date of consolidation, merger or transfer, as the case may be;

          (iii) the Seller has delivered to the Indenture Trustee an Officer's Certificate stating that such consolidation, merger, conveyance or transfer and such supplemental agreement, if any, comply with this Section 7.02 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, that such supplemental agreement, if any, is the legal, valid, binding and enforceable obligation of the parties thereto;

          (iv) the Indenture Trustee shall have been advised in writing by each Rating Agency for each outstanding Series of Notes that the rating of the related Class(es) of Notes will not be lowered or withdrawn as a result of such transaction;

          (v) if the Seller is not the surviving entity, the AIG Support Agreement remains in effect with respect to the successor entity; and

          (vi) the Seller shall have delivered to the Indenture Trustee a Tax Opinion, dated the date of such merger, conveyance or transfer, with respect thereto.

     (b) The respective obligations of the Seller hereunder shall not be assignable nor shall any Person succeed to the respective obligations of the Seller hereunder except for mergers, consolidations, assumptions or transfers in accordance with the provisions of the foregoing paragraph.

     Section 7.03. Limitation on Liability. The respective directors, officers, employees or agents of the Seller shall not be under any liability to the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders, any Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder for any action taken or for refraining from the taking of any action, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any supplements hereto; provided, however, that this provision shall not protect the officers, directors, employees, or agents of the Seller against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Section 7.05, the Seller shall not be under any liability to the Trust, the Indenture Trustee, the Owner Trustee, the Noteholders, any Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in its capacity as the Seller pursuant to this Agreement or any supplement whether arising from express or implied duties under this Agreement or any supplement hereto; provided, however, that this provision shall not protect the Seller against any liability which would otherwise be imposed by reason of (x) willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder or (y) breach of the express terms of any Related Document. The Seller and any of its respective directors, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

     Section 7.04.  [RESERVED].

     Section 7.05. Indemnification of the Trust, the Owner Trustee and the Indenture Trustee by the Seller. The Seller shall indemnify and hold harmless the Trust, the Owner Trustee, and the Indenture Trustee, its officers, directors, employees and agents, from and against any loss, liability, damage or injury suffered or sustained by reason of any violation by the Trust, the Owner Trustee, the Indenture Trustee or the Servicer of any laws applicable to any Receivable, including, but not limited to any judgment, award, settlement, reasonable attorneys' fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Seller shall not indemnify the Indenture Trustee, its officers, directors, employees and agents if such loss, liability, expense, damage or injury is imposed by or results from fraud, negligence or willful misconduct by the Indenture Trustee, its officers, directors, employees and agents in the performance of its duties under this Agreement, the Base Indenture or any Series Supplement; provided, further, that the Seller shall not indemnify the Trust, the Noteholders or the Note Owners for any liabilities, costs or expenses of the Trust with respect to any action taken by the Indenture Trustee at the request of the Noteholders (other than those incurred in connection with the exercise of the rights conferred hereunder and under the Related Documents). Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall survive the termination of this Agreement and the Trust or the resignation or removal of the Indenture Trustee and shall run directly to and be enforceable by an injured party subject to the limitations of this Section 7.05.

     Section 7.06.  Other Rights and Obligations of the Seller.

     The Seller hereby agrees to perform any and all the duties and obligations of the Seller set forth in the Base Indenture or any Series Supplement thereto that are specifically identified therein as duties and obligations of the Seller and shall have the right to exercise any and all rights set forth in the Base Indenture and any Series Supplement thereto, including:

     (a) Amortization Period. With respect to any Series, if specified in the related Series Supplement, the Seller can elect to commence the Amortization Period with respect to any such Series earlier than the scheduled commencement date with respect thereto or to extend the commencement of an Amortization Period to a date later than the scheduled commencement date upon satisfaction of the conditions specified in the related Series Supplement.

     (b) Clean-Up. With respect to any Series, if specified in the related Series Supplement, the Servicer shall have the right to purchase any outstanding Class of Notes of any Series, in accordance with the terms and conditions set forth therein.

     (c) Repurchase of Long-Term Receivables. To the extent provided in any Series Supplement, the Seller shall have the obligation to purchase Long-Term Receivables as specified therein.

     (d) Refinancing. With respect to any Series, if specified in the related Series Supplement, the Seller shall have the right to exercise any rights to refinance any Class of any Series of Notes, as specified in the Series Supplement with respect to such Series.

                              [End of Article VII]

                                  ARTICLE VIII

                             OTHER MATTERS RELATING
                                 TO THE SERVICER

     Section 8.01. Liability of the Servicer. The Servicer hereby agrees to perform any and all duties and obligations set forth in the Base Indenture or any Series Supplement thereto that are specifically identified therein as duties of the Servicer.

Subject to the foregoing, the Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by it in such capacity herein.

     Section 8.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. (a) Each Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

          (i) if such Servicer is not the surviving entity, the corporation formed by such consolidation or into which such Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of such Servicer substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Indenture Trustee in form and substance satisfactory to the Indenture Trustee, the performance of every covenant and obligation of such Servicer hereunder, and any covenant or obligation, if any, of such Servicer under the Indenture (including any Series Supplement);

          (ii) if such Servicer is not the surviving entity, such Person certifies in writing to the Indenture Trustee that it is an Eligible Servicer and that all of the representations and warranties set forth in
     Section 3.03 are true and correct in all respects with respect to such Person, in each case as of the date of consolidation, merger or transfer, as the case may be;

          (iii) such Servicer has delivered to the Indenture Trustee an Officer's Certificate stating that such consolidation, merger, conveyance or transfer and such supplemental agreement, if any, comply with this
     Section 8.02 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, that such supplemental agreement, if any, is the legal, valid, binding and enforceable obligation of the parties thereto; and

          (iv) the Indenture Trustee shall have been advised in writing by each Rating Agency for each outstanding Series of Notes that the rating of the related Class(es) of Notes will not be lowered or withdrawn as a result of such transaction; and

          (v) if the Servicer is not the surviving entity, the AIG Support Agreement remains in effect with respect to the successor entity.

     (b) The obligations and duties of the Servicer hereunder shall not be assignable nor shall any Person succeed to the obligations of the Servicer hereunder except in accordance with the provisions of subsection 8.02(a),
Section 8.07 or as a result of the appointment of a Successor Servicer pursuant to Section 10.02.

     Section 8.03. Limitation on Liability of the Servicer and Others. The directors, officers, employees or agents who are natural persons of the Servicer shall not be under any liability to the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders, any Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder for any action taken or for refraining from the taking of any action, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any supplement hereto; provided, however, that this provision shall not protect the directors, officers, employees and agents of the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Section 8.04 with respect to the Trust, the Owner Trustee and the Indenture Trustee, its officers, directors, employees and agents, the Servicer shall not be under any liability to the Trust, the Owner Trustee, the Indenture Trustee, its officers, directors, employees and agents, the Noteholders or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement or any supplement hereto; provided, however, that this provision shall not protect the Servicer against any liability which would otherwise be imposed by reason of (x) willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties hereunder or under any Series Supplement or (y) breach of the express terms of any Related Document.. The Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Trust Assets in accordance with this Agreement, the Base Indenture and any Series Supplement which in its reasonable opinion may involve it in any expense or liability.

     Section 8.04. Servicer Indemnification of the Trust, the Owner Trustee and the Indenture Trustee. The Servicer shall (jointly and severally if more than one Person is acting as Servicer) indemnify and hold harmless the Trust, the Owner Trustee and the Indenture Trustee, its officers, directors, employees and agents, from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to activities of the Trust, the Owner Trustee or the Indenture Trustee pursuant to this Agreement, the Base Indenture and any Series Supplement, including, but not limited to any judgment, award, settlement, reasonable attorneys' fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not indemnify the Indenture Trustee, its officers, directors, employees and agents if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, negligence, breach of fiduciary duty or willful misconduct by the Indenture Trustee, its officers, directors, employees and agents in the performance of its duties under this Agreement, the Base Indenture and any Series Supplement; provided further, that the Servicer shall not indemnify the Trust, the Noteholders or the Note Owners for any liabilities, costs or expenses of the Trust with respect to any action taken by the Indenture Trustee at the request of the Noteholders (other than those incurred in connection with the exercise of the rights conferred hereunder and under the Related Documents); provided further, that the Servicer shall not indemnify the Trust, the Noteholders or the Note Owners as to any losses, claims, damages or liabilities incurred by any of them in their capacities as investors as a result of credit losses on the Receivables; and provided further, that the Servicer shall not indemnify the Trust, the Noteholders or the Note Owners for any liabilities, costs or expenses of the Trust, the Noteholders or the Note Owners arising under any tax law, including without limitation, any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Noteholders or the Note Owners in connection herewith to any taxing authority (except to the extent that such liabilities, taxes or expenses arose as a result of the breach by the Servicer of its obligations under Section 11.03). Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall survive the termination of this Agreement and the Trust or the resignation or removal of the Indenture Trustee and shall run directly to and be enforceable by an injured party subject to the limitations of this Section 8.04.

     Section 8.05. Servicer Not to Resign. No Servicer shall resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which such Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of any Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel and as to clause (ii) by an Officer's Certificate, each to such effect delivered, and satisfactory in form and substance, to the Owner Trustee and the Indenture Trustee. No such resignation shall become effective until the Indenture Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of such Servicer in accordance with Section 10.02 hereof. If the Indenture Trustee is unable within 120 days of the date of such determination to appoint a Successor Servicer, the Indenture Trustee shall serve as Successor Servicer hereunder.

     Section 8.06. Access to Certain Documentation and Information Regarding the Trust Assets. The Servicer shall provide to the Owner Trustee and the Indenture Trustee access to the documentation regarding the Trust Assets in such cases where the Owner Trustee and the Indenture Trustee is required, in connection with the enforcement of the rights of the Noteholders (without regard to any grace period that may be required before a related breach of contract may become a Pay Out Event, Event of Default or Servicer Default) or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours,
(iii) subject to the Servicer's normal security and confidentiality procedures and (iv) at offices designated by the Servicer. Nothing in this Section 8.06 shall derogate from the obligation of the Seller, the Owner Trustee, the Indenture Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Insureds and the failure of the Servicer to provide access as provided in this Section 8.06 as a result of such obligations shall not constitute a breach of this Section 8.06.

     Section 8.07. Transfer of Duties. It is understood and agreed by the parties hereto that any Servicer may transfer its servicing duties hereunder to
(i) any of its Affiliates or (ii) to any other Person which is an Eligible Servicer if, in either case, each Rating Agency for each outstanding Series of Notes has advised the Indenture Trustee in writing that the rating of the related Class(es) of Notes will not be lowered or withdrawn as a result of such transfer; provided that, in either case, the AIG Support Agreement shall remain in effect with respect to such Affiliate or Person. No such transfer shall become effective until such Affiliate or Person shall have assumed the responsibilities and obligations of such Servicer in accordance with Section
10.02 hereof.

     Section 8.08. Servicer to Pay Rating Agency Fees. The Servicer covenants and agrees to pay to each Rating Agency from time to time the fees of such Rating Agency for all services rendered by it in connection with the Trust or any Series or any Class within a Series.

                              [End of Article VIII]

                                   ARTICLE IX
                                   [RESERVED]

                                    ARTICLE X

                                SERVICER DEFAULTS

     Section 10.01. Servicer Defaults. If any one of the following events (a "Servicer Default") shall occur and be continuing:

     (a) the failure by the Servicer to make any payment, transfer or deposit (other than with respect to any Credit Balances) or to give instructions or notice to the Indenture Trustee pursuant to this Agreement, Article 5 of the Base Indenture, as amended by any Series Supplement or to instruct the Indenture Trustee to make any required drawing, withdrawal, or payment under any Enhancement on or before the date occurring five Business Days after the date such payment, transfer, deposit, withdrawal or drawing or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement, the Base Indenture, or any Series Supplement;

     (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer set forth in this Agreement, the Base Indenture, or any Series Supplement (other than those set forth in subsections 3.03(g), (i) and (j)), which has a material adverse effect on the Noteholders of any outstanding Series (which determination shall be made without regard to the availability of any Enhancement or similar credit support device) and which continues unremedied for a period of 60 days after the date on which written notice of such failure, stating that such notice is a "Notice of Servicer Default" hereunder and requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee, or to the Servicer and the Indenture Trustee by the Holders of Notes evidencing in the aggregate not less than 50% of the Investor Interest of any Series adversely affected thereby and continues to materially adversely affect such Noteholders for such period; or the Servicer shall delegate or assign its duties under this Agreement, except as permitted by Section 8.02 or 8.07; provided, however, that failure on the part of the Servicer duly to observe or perform in any respect any covenants or agreements of the Servicer set forth in subsections 3.03(g), (i) or (j) of this Agreement, which has a material adverse effect on the Noteholders of any Series (which determination shall be made without regard to the availability of any Enhancement or similar credit support device) and which continues after, and notwithstanding, the removal or payment by the Servicer of the related Receivable in accordance with the last paragraph of
Section 3.03, shall be a Servicer Default unless the Servicer shall have, within 60 days after the date (following such removal or payment) on which written notice of such continuing material adverse effect shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by the Holders of Notes evidencing in the aggregate not less than 50% of the Investor Interest of any Series adversely affected thereby, remedied such failure;

     (c) any representation, warranty or certification made by the Servicer in this Agreement or any supplement hereto, or in the Indenture (including any Series Supplement thereto) or in any certificate (including without limitation any Monthly Servicer Report) delivered pursuant to this Agreement or any supplement hereto, or the Indenture (including any Series Supplement thereto) shall prove to have been incorrect when made, which has a material adverse effect on the Noteholders of any Series (which determination shall be made without regard to the availability of any Enhancement or similar credit support device) and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee, or to the Servicer and the Indenture Trustee by the Holders of Notes evidencing in the aggregate not less than 50% of the Investor Interests of any Series adversely affected thereby and which continues to have a material adverse effect on Noteholders; or

     (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or other similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against any Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or any Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to such Servicer or of or relating to all or substantially all of its property; or any Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations or take any corporate action in furtherance of any of the foregoing; then, so long as such Servicer Default shall not have been remedied, either the Indenture Trustee, or the Holders of Notes evidencing in the aggregate more than 50% of the Aggregate Investor Interest, by notice then given in writing to such Servicer (and to the Indenture Trustee if given by the Noteholders) (a "Termination Notice"), may terminate all of the rights and obligations of such Servicer as Servicer under this Agreement and in and to the Receivables. Any determination that an inaccuracy or other event, which with notice and/or the passage of time would constitute a Servicer Default, would have a material adverse effect on Holders of one or more Series of Notes shall be made without regard to the availability of any Enhancement or similar credit support device with respect to such Series. After receipt by such Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Indenture Trustee pursuant to Section 10.02, all authority and power of such Servicer under this Agreement shall pass to and be vested in the Successor Servicer; and, without limitation, the Indenture Trustee is hereby authorized and empowered (upon the failure of such Servicer to cooperate) to execute and deliver, on behalf of such Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of such Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights and obligations. The terminated Servicer agrees to cooperate with the Indenture Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of such Servicer to conduct servicing hereunder including, without limitation, the transfer to such Successor Servicer of all authority of such Servicer to service the Trust Assets provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by such Servicer for deposit, or which have been deposited by such Servicer, in the Collection Account, the Finance Charge Account, the Principal Account, and any Series Account, or which shall thereafter be received with respect to the Trust Assets, and in assisting the Successor Servicer and in enforcing all rights to Recoveries allocable to the Trust. The terminated Servicer shall promptly transfer its electronic records or electronic copies thereof relating to the Trust Assets to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Trust Assets in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 10.01 shall require such Servicer to disclose to the Successor Servicer information of any kind which such Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as such Servicer shall deem reasonably necessary to protect its interests. Subject to the immediately preceding sentence, the terminated Servicer agrees to grant to the Successor Servicer an exclusive, non-transferable, non-assignable license to utilize the software which is owned by such Servicer and which is used by such Servicer in connection with the servicing of the Premium Finance Obligations and the related Receivables; provided, however, that such software shall be used by the Successor Servicer solely for the purposes of servicing the Trust Assets. The Servicer shall, on the date of any servicing transfer, transfer all of its rights and obligations under the Enhancement with respect to any Series to the Successor Servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to in subsection 10.01(a) for a period of 10 Business Days or under subsection 10.01(b) or (c) for a period of 60 Business Days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the terminated Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power outages or similar causes. The preceding sentence shall not relieve the terminated Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the terminated Servicer shall provide the Indenture Trustee, any Enhancement Provider, the Seller, owners of the beneficial interest in the Trust, and the Holders of Notes with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts so to perform its obligations.

     Section 10.02. Indenture Trustee to Act; Appointment of Successor.

     (a) On and after the receipt by a Servicer of a Termination Notice pursuant to Section 10.01, such Servicer shall continue to perform all servicing functions under this Agreement, the Base Indenture and any Series Supplement until the date specified in the Termination Notice or otherwise specified by the Indenture Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Indenture Trustee, until a date mutually agreed upon by such Servicer and the Indenture Trustee. The Indenture Trustee shall notify each Rating Agency, the Trust and the Owner Trustee of such removal of a Servicer. The Indenture Trustee shall, as promptly as possible after the giving of a Termination Notice appoint a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. The Indenture Trustee may obtain bids from any potential successor servicer. If the Indenture Trustee is unable to obtain any bids from any potential successor servicer and the Servicer delivers an Officer's Certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a Termination Notice, and if the Indenture Trustee is legally unable to act as Successor Servicer, then the Indenture Trustee shall notify each Enhancement Provider of the proposed sale of the Originator Receivables serviced by such Servicer and shall provide each such Enhancement Provider an opportunity to bid on such Originator Receivables and shall offer the Seller the right of first refusal to purchase such Originator Receivables on terms equivalent to the best purchase offer as determined by the Indenture Trustee (which shall be the average bid quoted by two recognized dealers for similar securities rated in comparable rating categories by each Rating Agency and having a remaining maturity approximately equal to the remaining maturity of each Series), but in no event less than an amount equal to the Aggregate Investor Interest on the date of such purchase plus all interest accrued but unpaid on all of the outstanding Notes at the applicable Note Rate through the date of such purchase and any other amounts owed to Noteholders, as specified in the related Series Supplement for each Series; provided, however, that if (i) the AIG Support Agreement is not in effect at the time of such purchase and (ii) the short-term unsecured debt obligations or long-term unsecured debt obligations of the Seller (or any Affiliate of the Seller that may agree at such time to guarantee payment of such purchase price) are not rated at the time of such purchase at least P-3 or Baa3, respectively, by Moody's, no such purchase by the Seller shall occur unless the Seller shall deliver an Opinion of Counsel reasonably acceptable to the Indenture Trustee and, if Moody's is a Rating Agency with respect to any Series of Notes outstanding, to Moody's, that such purchase would not constitute a fraudulent conveyance of the Seller. The proceeds of such sale shall be deposited in the Payment Account, or any Series Account, as provided in the related Series Supplement, for distribution to the Noteholders of each outstanding Series pursuant to Section 12.5 of the Base Indenture. In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when such Servicer ceases to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer. Notwithstanding the above, the Indenture Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established financial institution having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital requirements, having a net worth of not less than $50,000,000 and whose regular business includes the servicing of receivables comparable to the Receivables as the Successor Servicer hereunder.

     (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the terminated Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions hereof, shall be deemed to have made the representations and warranties set forth in Section 3.03 as of the date of succession and all references in this Agreement, the Base Indenture and any Series Supplement to the Servicer shall be deemed to refer to the Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of each Enhancement. Notwithstanding the above, the Indenture Trustee, if it becomes Successor Servicer pursuant to this Section, shall have no responsibility or obligation (i) to repurchase or substitute any Trust Asset, (ii) to cure losses on Permitted Investments directed by a predecessor Servicer, (iii) for any representation or warranty of a predecessor Servicer pursuant to Section 3.03, and (iv) for any act of such predecessor Servicer prior to the date the Indenture Trustee assumes the capacity of such Servicer pursuant to this Section.

     (c) In connection with such appointment and assumption, the Indenture Trustee shall be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer out of Collections, as it and such Successor Servicer shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee permitted to any Servicer pursuant to Section
3.02. The Issuer agrees that if any Servicer is terminated hereunder, it shall deposit or cause to be deposited with the Indenture Trustee a portion of the Collections in respect of Finance Charge Receivables that it is entitled to receive pursuant to Article 5 of the Base Indenture to pay its share of the compensation of the Successor Servicer.

     (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.1 of the Base Indenture and shall pass to and be vested in the Seller and, without limitation, the Seller is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Seller in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Trust Assets. The outgoing Servicer shall be responsible for all costs and expenses of the transfer of servicing to a Successor Servicer, including the Indenture Trustee if it is acting in such capacity. The Successor Servicer shall transfer its electronic records relating to the Trust Assets to the Seller in such electronic form as the Seller may reasonably request and shall transfer all other records, correspondence and documents to the Seller in the manner and at such times as the Seller shall reasonably request. To the extent that compliance with this
Section 10.02 shall require the Successor Servicer to disclose to the Seller information of any kind which the Successor Servicer deems to be confidential, the Seller shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem reasonably necessary to protect its interests.

     Section 10.03. Notification to Noteholders. Within two Business Days after any Servicer becomes aware of any Servicer Default, such Servicer shall give prompt written notice thereof to the Indenture Trustee, each of the Rating Agencies and any Enhancement Provider and the Indenture Trustee shall give notice to the Noteholders at their respective addresses appearing in the Note Register. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, the Indenture Trustee shall give prompt written notice thereof to Noteholders at their respective addresses appearing in the Note Register and the Trust and the Owner Trustee.

     Section 10.04. Waiver of Past Defaults. The Holders of Notes evidencing in the aggregate not less than 66-2/3% of the Investor Interests of each Series adversely affected by any default by the Servicer or the Seller may, on behalf of all Noteholders of such Series, waive any default by the Servicer or the Seller in the performance of their respective obligations hereunder and its consequences, except a default in the failure to make any required deposits or payments of interest or principal relating to such Series pursuant to Article 5 of the Base Indenture and any Series Supplement which default does not result from the failure of the Paying Agent to perform its obligations to make any required deposits or payments of interest and principal in accordance with
Article 5 of the Base Indenture and any Series Supplement. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                               [End of Article X]

                                   ARTICLE XI

                          ADDITIONAL OBLIGATION OF THE
                      SERVICER WITH RESPECT TO THE TRUSTEE

     Section 11.01. The Servicer to Pay Indenture Trustee's Fees and Expenses. The Servicer covenants and agrees to pay to the Indenture Trustee from time to time, and the Indenture Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust created by the Base Indenture and in the exercise and performance of any of the powers and duties under the Base Indenture, any Series Supplement and hereunder of the Indenture Trustee, and, subject to Section 8.04, the Servicer will pay or reimburse the Indenture Trustee (without reimbursement from any Investor Account, any Series Account or otherwise) upon its request for all reasonable expenses, disbursements and advances (including legal fees and costs and costs of persons not regularly employed by the Indenture Trustee) incurred or made by the Indenture Trustee in accordance with any of the provisions of this Agreement and the Base Indenture and any Series Supplement except any such expense, disbursement or advance as may arise from its own negligence or bad faith and except as provided in the following sentence. If the Indenture Trustee is appointed Successor Servicer pursuant to Section 10.02, the provisions of this Section 11.01 shall not apply to expenses, disbursements and advances made or incurred by the Indenture Trustee in its capacity as Successor Servicer.

     The obligations of the Servicer under this Section 11.01 shall survive the termination of the Trust and the resignation or removal of the Indenture Trustee.

     Section 11.02. Successor Indenture Trustee.

     (a) If the Indenture Trustee resigns or is removed pursuant to the terms of the Base Indenture or if a vacancy exists in the office of the Indenture Trustee for any reason, the Servicer shall promptly appoint a successor Trustee meeting the requirements of Section 11.9 of the Base Indenture, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning trustee and one copy to the successor trustee.

     (b) The Servicer agrees to execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all rights, powers, duties and obligations under the Indenture and hereunder.

     Section 11.03. Tax Returns. The Servicer shall prepare or shall cause to be prepared all tax information required by law to be distributed to Noteholders and shall deliver such information to the Indenture Trustee at least five days prior to the date it is required by law to be distributed to Noteholders. The Servicer, upon request, will furnish the Indenture Trustee with all such information known to the Servicer as may be reasonably required in connection with the preparation of all tax returns of the Trust. Except to the extent the Servicer breaches its obligations or covenants contained in this Section 11.03 of this Agreement, in no event shall the Servicer be liable for any liabilities, costs or expenses of the Trust, the Noteholders or the Note Owners arising under any tax law, including without limitation federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

     Section 11.04. Final Payment with Respect to Any Series. The Servicer shall provide any notice of termination as specified in Section 12.5(a) of the Base Indenture and in accordance with the procedures set forth therein.

                               [End of Article XI]

                                   ARTICLE XII
                                   [RESERVED]

                              [End of Article XII]

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

     Section 13.01. Amendment.

     (a) This Agreement may be amended in writing from time to time by the Issuer, the Servicer, the Seller and the Indenture Trustee, without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, that such action shall not adversely affect in any material respect the interests of any Noteholder.

     (b) This Agreement may also be amended in writing from time to time by the Issuer, the Servicer, the Seller and the Indenture Trustee with the consent of the Holders of Notes evidencing in the aggregate not less than 66-2/3% of the Investor Interest of each outstanding Series adversely affected by such amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of Noteholders of any Series then issued and outstanding; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Notes of such Series without the consent of each Holder of Notes of such Series, (ii) change the definition of or the manner of calculating the Investor Interests, the Investor Percentage or the Aggregate Investor Default Amount of such Series without the consent of each Holder of Notes of such Series, (iii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Holder of Notes of all Series adversely affected or
(iv) result in a reduction or withdrawal of the then current ratings of any outstanding Notes by any Rating Agency. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee's rights, duties or immunities under this Agreement or otherwise.

     (c) [RESERVED].

     (d) Promptly after the execution of any such amendment, the Indenture Trustee shall furnish notification of the substance of such amendment to each Noteholder of each Series affected thereby, to any related Enhancement Provider and to each Rating Agency providing a rating for such Series.

     (e) It shall not be necessary for the consent of Noteholders under this
Section 13.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by

Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

     (f) Any amendments deemed made in connection with the addition to or removal of Originator Receivables from the Trust as provided in Sections 2.06 and 2.07, executed in accordance with the provisions hereof, shall not be considered amendments to this Agreement for the purpose of subsections 13.01(a) and (b).

     (g) In connection with any amendment, the Indenture Trustee may request an Opinion of Counsel from the Seller or Servicer to the effect that the amendment complies with all requirements of this Agreement, except that such counsel shall not be required to opine on factual matters.

     Section 13.02. Protection of Right, Title and Interest to Trust.

     (a) The Servicer shall cause this Agreement, the Base Indenture and any Series Supplement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Noteholders and the Indenture Trustee's right, title and interest to the Trust Estate to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Noteholders or the Indenture Trustee, as the case may be, hereunder to all property comprising the Trust Estate. The Servicer shall deliver to the Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Seller shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection 13.02(a).

     (b) Within 30 days after the Seller, AIR or any Originator makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above and 2.01 seriously misleading within the meaning of Section 9-402(7) of the UCC as in effect in the State of Delaware, New York, New Hampshire or California, the Seller shall give the Indenture Trustee notice of any such change and shall file (or to be filed) such financing statements or amendments as may be necessary to continue the Trust's security interest in the Trust Assets and the proceeds thereof.

     (c) Each of the Originators, AIR, the Seller and the Servicer will give the Indenture Trustee and the Owner Trustee prompt written notice of any relocation of any office from which it services Trust Assets or keeps records concerning the Trust Assets or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the Trust's security interest in the Trust Estate and the proceeds thereof. The Seller and the Servicer will at all times maintain each office from which it services Trust Assets and its principal executive office within the United States of America.

     Section 13.03. [RESERVED].

     Section 13.04. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES TO THIS SALE AND SERVICING AGREEMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENT THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

     Section 13.05. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, sent by facsimile to, sent by courier at or mailed by registered mail, return receipt requested, to (a) in the case of the Issuer, to AIG Credit Premium Finance Master Trust c/o Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trust Office, and to AIC, as Trust Administrator, to 160 Water Street, New York, New York 10038-4922,
Attention: President (b) in the case of the Seller, to 160 Water Street, New York, New York 10038-4922, Attention: President, (c) in the case of IP Finance I, IP Finance II and IP Funding 15303 Ventura Blvd., Suite 1600, Sherman Oaks, California 91403, Attention: President (d) in the case of AIC, to 160 Water Street, New York, New York 10038-4922, Attention: President, (e) in the case of AICCO, to 777 South Figueroa Street, Los Angeles, California 90017, Attention:
President, (f) in the case of the Indenture Trustee, to the Corporate Trust Office, (g) in the case of the Enhancement Provider for a particular Series, the address, if any, specified in the Series Supplement relating to such Series and
(h) in the case of the Rating Agency for a particular Series, the address, if any, specified in the Series Supplement relating to such Series; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Unless otherwise provided with respect to any Series in the related Series Supplement, any notice required or permitted to be mailed to a Noteholder shall be given as required in the Base Indenture or any related Series Supplement .

     Section 13.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this

Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 13.07. Assignment. Except as provided in Section 8.02 or 8.07, this Agreement may not be assigned by the Servicer.

     Section 13.08. Waiver of Trial by Jury. To the extent permitted by applicable law, each of the parties hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this Agreement or the Related Documents or any matter arising hereunder or thereunder.

     Section 13.09. Further Assurances. The Seller and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Indenture Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to all or any portion of the Trust Assets for filing under the provisions of the UCC of any applicable jurisdiction.

     Section 13.10. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Indenture Trustee, any Enhancement Provider or the Noteholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

     Section 13.11. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     Section 13.12. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Owner Trustee, the Noteholders and, to the extent provided in the related Series Supplement, to the Enhancement Provider named therein, and their respective successors and permitted assigns. Except as otherwise provided in this Article XIII and Sections 7.04, 7.05, 7.06 and 8.04 hereof, no other Person will have any right or obligation hereunder.

     Section 13.13. Actions by Noteholders

     (a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Noteholders, such action, notice or instruction may be taken or given by any Noteholder, unless such provision requires a specific percentage of Noteholders. Notwithstanding anything in this Agreement to the contrary, none of the Seller, the Servicer or any Affiliate thereof shall have any right to vote with respect to any Note except as specifically provided in Section 9.2(a) of the Base Indenture.

     (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Noteholder shall bind such Noteholder and every subsequent holder of such Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Indenture Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note.

     Section 13.14. Rule 144A Information. For so long as any of the Notes of any Series or any Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Seller, the Servicer, the Indenture Trustee and the Enhancement Provider for such Series agree to cooperate with each other to provide to any Noteholders of such Series or Class and to any prospective purchaser of Notes designated by such a Noteholder upon the request of such Noteholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

     Section 13.15. No Bankruptcy Petition Against the Trust. Each of the Seller, the Servicer, the Owner Trustee and the Indenture Trustee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note and the termination of the Indenture, it will not institute against, or join with any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or any of the Related Documents; provided, however, that nothing in this Section 13.15 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Issuer of any party to this Agreement. In the event that any of the Seller, the Servicer, the Owner Trustee and the Indenture Trustee takes action in violation of this Section 13.15, the Issuer shall file an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such party against the Issuer or the commencement of such action and raising the defense that such party has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this
Section 13.15 shall survive the termination of this Agreement. Nothing contained herein shall preclude participation by any of the Seller, the Servicer, the Owner Trustee and the Indenture Trustee in the assertion or defense of its claims in any such proceeding involving the Issuer.

     Section 13.16. Limitation on Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Chase Manhattan Bank Delaware, not individually or personally but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Chase Manhattan Bank Delaware but is made and intended for the purpose of binding only the Issuer and
(c) under no circumstances shall Chase Manhattan Bank Delaware be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement.

     Section 13.17. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.

     Section 13.18. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.


                              [End of Article XIII]

     IN WITNESS WHEREOF, the Seller, the Servicer and the Indenture Trustee have caused this Sale and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                                             AIG CREDIT PREMIUM
                                             FINANCE MASTER TRUST,
                                             as Issuer

                                             By:  CHASE MANHATTAN
                                             BANK DELAWARE, not in its
                                             individual capacity but
                                             solely as Owner Trustee

                                          By:___________________________________
                                             Name:
                                             Title:

                                             A.I. RECEIVABLES TRANSFER
                                               CORP., as Seller

                                          By:___________________________________
                                             Name:
                                             Title:


                                             A.I. CREDIT CORP., as a Servicer

                                          By:___________________________________
                                             Name:
                                             Title:


                                             AICCO, INC., as a Servicer

                                          By:___________________________________
                                             Name:
                                             Title:


                                             IMPERIAL PREMIUM FUNDING, INC.,
                                             as a Servicer

                                          By:___________________________________
                                             Name:
                                             Title:

                                             IMPERIAL PREMIUM  FINANCE,
                                             INC., as a Servicer

                                          By:___________________________________
                                             Name:
                                             Title:


                                             IMPERIAL PREMIUM  FINANCE,
                                             INC., as a Servicer

                                          By:___________________________________
                                             Name:
                                             Title:


                                             BANK ONE, NATIONAL
                                             ASSOCIATION, as the Indenture
                                             Trustee

                                          By:___________________________________
                                             Name:
                                             Title:

                                                                       Exhibit A



                                   [RESERVED]

                                                                       Exhibit B
                                              Form of Confirmation of Assignment
                                                       of Additional Receivables


                                 CONFIRMATION OF
                      ASSIGNMENT OF ADDITIONAL RECEIVABLES

     CONFIRMATION OF ASSIGNMENT No. _____ OF ADDITIONAL RECEIVABLES, dated as of ______________, ____________ by A.I. Receivables Transfer Corp. (the "Seller"), to AIG Credit Premium Finance Master Trust (the "Trust") pursuant to the Sale and ------ Servicing Agreement referred to below.

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, the Seller, the Trust and Bank One, National Association (the "Indenture Trustee") are parties to the Sale and Servicing Agreement, dated as of November 8, 1999 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Sale and Servicing Agreement");

     WHEREAS, the Seller has, pursuant to the Sale and Servicing Agreement, conveyed Additional Receivables to the Trust as of the Addition Dates therefor and Chase Manhattan Bank Delaware, a Delaware banking corporation, not in its individual capacity but solely as owner trustee (the "Owner Trustee") has accepted such conveyance; and

     WHEREAS, the Seller is required, pursuant to the Sale and Servicing Agreement, to deliver this Confirmation of Assignment to the Owner Trustee and the Indenture Trustee;

     NOW, THEREFORE, the Seller, the Owner Trustee and the Indenture Trustee hereby agree as follows:

     1. Defined Terms. All terms defined in the Sale and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Confirmation of Assignment is delivered to the Owner Trustee and the Indenture Trustee.

     2. Description of Receivables. The Seller shall deliver to the Indenture Trustee herewith a computer file or microfiche list containing a true and complete list of all Originator Receivables (including Additional Receivables), identifying each by account number and the aggregate amount of the related Originator Receivables as of the end of the preceding Monthly Period. Such list shall be marked as Schedule I to this Confirmation of Assignment and, as of the end of the preceding

Monthly Period, shall be incorporated into and made a part of this Confirmation of Assignment and the Sale and Servicing Agreement.

     3. Confirmation of Conveyance of Receivables.

     (a) The Seller does hereby confirm its transfer, assignment and conveyance under the Sale and Servicing Agreement to the Trust for the benefit of the Noteholders, without recourse, of all of right, title and interest in and to the Originator Receivables (including Additional Receivables as of the Addition Dates therefor), including all Collections thereon, other than Credit Balances, received by the Seller after the Initial Cut-Off Date (or, with respect to Additional Receivables, after the Addition Dates therefor) and including all the right, title and interest of the Seller in (i) all rights of the Third-Party Originator, the Originators and/or the Seller in respect of Unearned Premium and collateral for any Premium Finance Obligation, (ii) all claims against Third-Party Originators, (iii) any other collateral, guarantees or support arrangements pertaining to the Premium Finance Obligations, (iv) all books and records relating to any of the foregoing (including software programs and related licenses) and (v) all recoveries with respect to the foregoing.

     (b) In connection with such transfer, the Seller agrees, at its own expense, on or prior to the date of this Confirmation of Assignment, to cause AIC, AICCO, IP Finance I, IP Finance II and/or IP Funding, as applicable, to indicate in their computer files that the Additional Receivables, from Premium Finance Obligations under Premium Finance Agreements, have been transferred to the Trust pursuant to the Sale and Servicing Agreement for the benefit of the Noteholders.

     4. Acceptance by Trustee. Each of the Owner Trustee and the Indenture Trustee hereby acknowledges its acceptance for the benefit of the Noteholders of all right, title and interest previously held by the Seller in and to the Originator Receivables (including Additional Receivables) and confirms that it shall maintain such right, title and interest, upon the trust set forth in the Sale and Servicing Agreement, for the benefit of all Noteholders.

     5. Representations and Warranties of the Seller. The representations and warranties of the Seller contained in subsections 2.04(a), 2.04(b) and 2.04(c) of the Sale and Servicing Agreement are true and correct as of the date hereof and each Addition Date.

     6. Additional Representations and Warranties of the Seller. The Seller hereby further represents and warrants to the Trust that (a) the execution and delivery of this Confirmation of Assignment by it and the consummation of the transactions provided for or referred to in this Confirmation of Assignment have been duly authorized by it by all necessary corporate action on its part, do not require any approval, authorization, consent, order or other action of any Person or of any governmental body or official, do not and will not conflict with or violate any Requirements of Law applicable to it or any of its properties, and do not and will not conflict with, result in any breach of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or any of its properties are bound and (b) this Confirmation of Assignment constitutes, as of the date hereof, a legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general, and (ii) except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

     7. Counterparts. This Confirmation of Assignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     8. Governing Law. THIS CONFIRMATION OF ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES TO THIS CONFIRMATION OF ASSIGNMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENT THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

     9. Waiver of Trial by Jury. To the extent permitted by applicable law, each of the parties hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this assignment or the Related Documents or any matter arising hereunder or thereunder.

     IN WITNESS WHEREOF, the undersigned have caused this Confirmation of Assignment of Additional Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                          A.I. RECEIVABLES TRANSFER
                                             CORP.,
                                             as Seller

                                          By:___________________________________
                                             Name:
                                             Title:


                                          AIG CREDIT PREMIUM
                                             FINANCE MASTER TRUST

                                          By: CHASE MANHATTAN BANK
                                              DELAWARE, not in its
                                              individual capacity but solely as
                                              Owner Trustee

                                          By:___________________________________
                                             Name:
                                             Title:


                                          BANK ONE, NATIONAL
                                             ASSOCIATION, as Trustee

                                          By:___________________________________
                                             Name:
                                             Title:

                                                                   Schedule I to
                                                      Confirmation of Assignment
                                                       of Additional Receivables


             LIST OF RECEIVABLES (INCLUDING ADDITIONAL RECEIVABLES)
                              [Deemed Incorporated]

                                                                       Exhibit C
                                                 Form of Monthly Servicer Report


                             MONTHLY SERVICER REPORT

                AIC PREMIUM FINANCE MASTER TRUST SERIES [____]*

                MONTHLY PERIOD ENDING ___________________________

Capitalized terms used in this notice have their respective meanings set forth in the Sale and Servicing Agreement, the Base Indenture or the Series [____]* Supplement, as applicable. References herein to certain sections and subsections are references to the respective sections and subsections of the Sale and Servicing Agreement, (the "Agreement"). This report is delivered pursuant to
Section 3.04(b) of the Agreement.

          A) A.I. Credit Corp. ("AIC"), AICCO, Inc. ("AICCO"), Imperial Premium Finance, Inc. ("IP Finance I"), Imperial Premium Finance, Inc. ("IP Finance II") and Imperial Premium Funding, Inc. ("IP Funding") are the Servicer under the Agreement.

          B) The undersigned is a Servicing Officer.

          C) The date of this notice is a Determination Date under the Agreement.

I. GENERAL INFORMATION (as of the Transfer Date referred to below or such other date as may be specified in the Agreement)

     A.   Class A Available Funds                                          $

     B.   Class B Available Funds                                          $

     C.   Class C Available Funds                                          $

     D.   Available Investor Principal
          Collections for Series [____]*

          1.   Investor Principal Collections for the
               related Monthly Period                                      $

               Less


----------------------------
*Specify Series designation.

          2.   Reallocated  Principal  Collections
               required  to  fund  Class  A Required
               Amount and Class B Required
               Amount                                         $

               Plus

          3.   Shared Principal Collections
               allocated to Series [____]*                    $

               Net                                            $

E.   Default Amount

     1.   Class A Investor Default Amount                     $

     2.   Class B Investor Default Amount                     $

     3.   Class C Investor Default Amount                     $

          Total                                               $

F.   Trust Interest

     1.   Principal Receivables                               $

          Less

     2.   Outstanding Investor Interests                      $

          Net                                                 $

G.   Minimum Trust Interest as of end of
     Monthly Period**

     1.   104% of Aggregate Initial Investor
          Interests                                           $

     2.   Aggregate Investor Interests                        $

     3.   Excess Receivables Amount                           $


----------
     If this information has not been completed then the Servicer certifies that the Trust Interest as of the date of this report is not less than 50% of Trust assets as of the close of business on the last day of the above referenced Monthly Period and that such Trust Interest exceeds the Minimum Trust Interest as of end of such Monthly Period.

                           Net                                $

H.   Reallocated Principal Collections

     1.   Reallocated Class A Principal
          Collections                                         $

     2.   Reallocated Class B Principal
          Collections                                         $

     3.   Reallocated Class C Principal
          Collections                                         $

          Total                                               $

I.   [____]* Yield Enhancement Account
     Deposit

     1.   Available Yield Enhancement
          Amount                                              $

     2.   Excess Finance Charges                              $

II.  INSTRUCTION TO MAKE A WITHDRAWAL

Pursuant to Section 5.15, the Servicer does hereby instruct the Indenture Trustee (i) to make withdrawals from the Finance Charge Account, the Principal Account and the Excess Funding Account on ____ ___, ____ which date is a Transfer Date under the Sale and Servicing Agreement, in the following amounts and (ii) to apply the proceeds of such withdrawals in accordance with the specified subsection of Section 5.15:

A.   Pursuant to subsection 5.15(a)(i):

     1.   Class A Monthly Interest                            $

     2.   Class A Deficiency Amount                           $

     3.   Class A Additional Interest                         $

B.   Pursuant to subsection 5.15(a)(ii):

     1.   Class A Servicing Fee                               $

     2.   Accrued and unpaid Class A Servicing Fee            $

C.   Pursuant to subsection 5.15(a)(iii):

     1.   Class A Investor Default Amount                     $

D.   Pursuant to subsection 5.15(b)(i):

     1.   Class B Monthly Interest                            $

     2.   Class B Deficiency Amount                           $

     3.   Class B Additional Interest                         $

E.   Pursuant to subsection 5.15(b)(ii):

     1.   Class B Servicing Fee                               $

     2.   Accrued and unpaid Class B Servicing Fee            $

F.   Pursuant to subsection 5.15(c)(i):

     1.   Class C Servicing Fee                               $

     2.   Accrued and unpaid Class C Servicing Fee            $

          Total of A through F                                $

G.   Pursuant to subsection 5.15(d)(i):

     1.   Amount to be treated as Shared
          Principal  Collections for other Series             $

H.   Pursuant to subsection 5.15(d)(ii):

     1.   Amount to be paid to the Trust
          (Trust  Interest  greater than Minimum
          Trust Interest)                                     $

     2.   Amount to be deposited into Excess
          Funding  Account  (Seller Trust
          Interest not greater than Minimum
          Trust Interest)                                     $

          Total of G and H                                    $

I.        Pursuant to subsection 5.15(e)(i):

     1.   Class A Monthly Principal                           $

J.   Pursuant to subsection 5.15(e)(ii):

     1.   Class B Monthly Principal                           $

K.   Pursuant to subsection 5.15(e)(iii)

     1.   Class C Monthly Principal                           $

L.   Pursuant to subsection 5.15(e)(iv):

     1.   Amount to be treated as Shared
          Principal  Collections for other Series             $

M.   Pursuant to subsection 5.15(e)(v):

     1.   Amount to be paid to the Trust
          (Trust  Interest  greater than Minimum
          Trust Interest)                                     $

     2.   Amount to be deposited into Excess
          Funding Account (Trust Interest not
          greater than Minimum Trust Interest)                $

          Total of I through M                                $

N.   Pursuant to subsection 5.15(h):

     1.   Amount to be distributed to Class A
          Noteholders

          (A)  Class A Monthly Interest                       $

          (B)  Class A Deficiency Amount                      $

          (C)  Class A Additional interest                    $

     2.   Amount to be distributed to Class B
          Noteholders

          (A)  Class B Monthly Interest                       $

          (B)  Class B Deficiency Amount                      $

          (C)  Class B Additional Interest                    $

O.   Pursuant to subsection 5.15(i)
     (Controlled, Principal or Rapid
     Amortization Period only):

     1.   Amount to be distributed to Class A
          Noteholders

          (A)  Class A Monthly Principal                      $

     2.   Amount to be distributed to Class B
          Noteholders

          (A)  Class B Monthly Principal                      $

     3.   Amount to be distributed to Servicer

          (A)  Class C Servicing Fee

          (B)  Accrued and unpaid Class C
               Servicing Fees

     4.   Amount to be distributed to Class C
          Noteholders

          (A)  Class C Monthly Principal                      $

P.   Pursuant to subsection 5.15(j)
     (Refinancing only)

     1.   Amount to be distributed to Class A
          Noteholders

          (A)  All Class A Refinance
               Amounts                                        $

     2.   Amount to be distributed to Class B
          Noteholders

          (A)  All Class B Refinance
               Amounts                                        $

     3.   Amount to be distributed to the Class
          C Noteholders

          (A)  All outstanding  principal and
               accrued and unpaid interest
               on the Class C Notes                           $

Q.   Pursuant to subsection 5.15(k):
     (During Decrease Only)

     1.   Amount to be distributed to Class A
          Noteholders

          (A)  Amount equal to Class A
               Floating Allocation times
               such Decrease                                  $

     2.   Amount to be distributed to Class B
          Noteholders

          (A)  Amount equal to Class B
               Floating Allocation times
               such Decrease                                  $

     3.   Amount to be distributed to Class C
          Noteholders

          (A)  Amount equal to Class C
               Floating Allocation times
               such Decrease                                  $

Pursuant to Section 5.17, the Servicer does hereby instruct the Indenture Trustee (i) to make withdrawals of (A) Excess Spread on deposit in the Finance Charge Account and (B) funds on deposit in the Yield Enhancement Account with respect to the related Monthly Period in the following amounts and (ii) to apply the proceeds of such withdrawals first from Excess Spread and then from funds in the Yield Enhancement Account in accordance with the specified subsections of
Section 5.17:

A.   Pursuant to subsection 5.17(a):

     1.   Class A Required Amount                             $

B.   Pursuant to subsection 5.17(b):

     1.   Aggregate unreimbursed Class A
          Investor Interest reductions                        $

C.   Pursuant to subsection 5.17(c):

     1.   Class B Required Amount                             $

     2.   Class B Investor Default Amount                     $

D.   Pursuant to subsection 5.17(d):

     1.   Aggregate unreimbursed Class B
          Investor Interest reductions                        $

E.   Pursuant to subsection 5.17(e):

     1.   Class A Financing Costs not
          previously paid                                     $

F.   Pursuant to subsection 5.17(f):

     1.   Class B Prior Period Interest                       $

G.   Pursuant to subsection 5.17(g):

     1.   Class B Financing Costs not previously paid         $

H.   Pursuant to subsection 5.17(h):

     1.   Class C Required Amount                             $

     2.   Class C Monthly Interest                            $

     3.   Class C Deficiency Amount                           $

     4.   Class C Additional Interest                         $

I.   Pursuant to subsection 5.17(i)

     1.   Class C Investor Default Amount                     $

J.   Pursuant to subsection 5.17(j):

     1.   Aggregate unreimbursed Class C
          Investor Interest reductions                        $

K.   Pursuant to subsection 5.17(k):

     1.   Remaining Excess Spread                             $

L.   Pursuant to subsection 5.17(l):

     1.   Class C Prior Period Interest                       $

M.   Pursuant to subsection 5.17(m):

     1.   Amount to be paid to Trust (Trust
          Interest  greater than Minimum Trust
          Interest and no Pay Out Event)                      $

     2.   Amount to be deposited into Excess
          Funding Account (Trust Interest not
          greater than Minimum Trust Interest
          and no Pay Out Event)                               $

     3.   91  Day  Delinquency  Amount  (to be
          retained  in  Yield  Enhancement
          Account)                                            $

     4.   Other  amounts to be retained in
          Yield  Enhancement  Account (Pay
          Out Event has occurred)                             $

III. ACCRUED AND/OR UNPAID AMOUNTS

After giving effect to the withdrawals and transfers to be made in accordance with this notice and the distributions to be made on the related Payment Date pursuant to Section 6.1, the following amounts will be accrued and/or unpaid as of such Payment Date:

A.   Subsections 5.15(a)(i) and (b)(i):

     1.   The aggregate Class A Additional
          Interest                                            $

     2.   The aggregate Class B Additional
          Interest                                            $

B.   Subsections 5.15(a)(ii) and (b)(ii):

     1.   Accrued unpaid Class A Servicing
          Fee                                                 $

     2.   Accrued unpaid Class B Servicing
          Fee                                                 $

C.   Section 5.16:

     1.   Aggregate unreimbursed Class A
          Charge-Offs and writedowns                          $

     2.   Aggregate unreimbursed Class B
          Charge-Offs and writedowns                          $

     3.   Aggregate unreimbursed Class C
          Charge-Offs and writedowns                          $

     IN WITNESS WHEREOF, the undersigned has duly executed this report this ___ day of _____________, ____.

                                        A.I. CREDIT CORP.

                                        By:__________________________________
                                           Name:
                                           Title:


                                        AICCO, INC.

                                       By:
                                           ----------------------------------
                                           Name:
                                           Title:


                                        IMPERIAL PREMIUM FINANCE, INC.

                                       By:
                                           ----------------------------------
                                           Name:
                                           Title:


                                        IMPERIAL PREMIUM FINANCE, INC.

                                       By:
                                           ----------------------------------
                                           Name:
                                           Title:


                                        IMPERIAL PREMIUM FUNDING, INC.

                                       By:
                                           ----------------------------------
                                           Name:
                                           Title:

                                                                       Exhibit D
                                           Form of Annual Servicer's Certificate


                          ANNUAL SERVICER'S CERTIFICATE

        A.I. CREDIT CORP., AICCO, INC., IMPERIAL PREMIUM FINANCE, INC.,
         IMPERIAL PREMIUM FINANCE, INC., IMPERIAL PREMIUM FUNDING, INC.

                                   ----------
                        AIC PREMIUM FINANCE MASTER TRUST
                                   ----------

     The undersigned, duly authorized representatives of A.I. Credit Corp. ("AIC"), AICCO, Inc. ("AICCO"), Imperial Premium Finance, Inc. ("IP Finance I"), Imperial Premium Finance, Inc. ("IP Finance II") and Imperial Premium Funding, Inc. ("IP Funding"), as Servicer pursuant to the Sale and Servicing Agreement dated as of November 8, 1999 (the "Sale and Servicing Agreement") by and among AIG Credit Premium Finance Master Trust, ("Trust"), A.I. Receivables Transfer Corp., AIC, AICCO, IP Finance I, IP Finance II, IP Funding and Bank One, National Association, as trustee (the "Trustee"), do hereby certify that:

          1. AIC, AICCO, IP Finance I, IP Finance II and IP Funding are the sole Servicer under the Sale and Servicing Agreement (together, herein referred to as the "Servicer").

          2. The undersigned are duly authorized pursuant to the Sale and Servicing Agreement to execute and deliver this Certificate to the Indenture Trustee.

          3. This Certificate is delivered pursuant to Section 3.05 of the Sale and Servicing Agreement.

          4. A review of the activities of the Servicer during [the period from the Initial Closing Date until December 31, ____] [the twelve-month period ended December 31 of the calendar year immediately preceding the year in which this certificate is delivered] and of its performance under the Sale and Servicing Agreement, including any Supplement, was conducted under the supervision of the undersigned.

          5. Based on such review, the Servicer has, to the best of the knowledge of the undersigned, fully performed all its obligations under the Sale and Servicing Agreement, including any Series Supplement, throughout such period and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 6 below.

          6. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Sale and Servicing Agreement, including any Series Supplement, known to the undersigned to have been made during such period which sets forth in detail
     (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default:

                         [If applicable, insert "None."]


     IN WITNESS WHEREOF, the undersigned have duly executed this certificate this ____ day of _____________, ____.

                                        A.I. Credit Corp.

                                       By:
                                           ----------------------------------
                                           Name:
                                           Title:


                                        AICCO, Inc.

                                       By:
                                           ----------------------------------
                                           Name:
                                           Title:


                                        Imperial Premium Finance, Inc.

                                       By:
                                           ----------------------------------
                                           Name:
                                           Title:


                                        Imperial Premium Finance, Inc.

                                       By:
                                           ----------------------------------
                                           Name:
                                           Title:


                                        Imperial Premium Funding, Inc.

                                       By:
                                           ----------------------------------
                                           Name:
                                           Title:

                                                                       Exhibit E
                                             Form of Reassignment of Receivables


                           REASSIGNMENT OF RECEIVABLES

     REASSIGNMENT NO. ______ OF RECEIVABLES, dated as of ____________ ____, by and among AIG Credit Premium Finance Master Trust, as trust (the "Trust"), Chase Manhattan Bank Delaware, as owner trustee (the "Owner Trustee"), A.I. RECEIVABLES TRANSFER CORP. (the "Seller") and Bank One, National Association, a banking association organized under the laws of the United States of America, as trustee (the "Trustee") pursuant to the Sale and Servicing Agreement referred to below.

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, the Seller, the Trust and the Indenture Trustee are parties to the Sale and Servicing Agreement, dated as of November 8, 1999 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Sale and Servicing Agreement");

     WHEREAS, pursuant to Section 2.07 of the Sale and Servicing Agreement, the Seller wishes to remove certain Originator Receivables from the Trust (the "Removed Receivables") and to cause the Owner Trustee to reconvey such Removed Receivables from the Trust to the Seller (as each such term is defined in the Sale and Servicing Agreement), and the Indenture Trustee to release the lien of the Indenture on such Removed Receivables; and

     WHEREAS, the Owner Trustee is willing to accept such designation and to reconvey the Removed Receivables subject to the terms and conditions hereof and the Indenture Trustee is willing to release the lien of the Indenture;

     NOW, THEREFORE, the Seller, the Owner Trustee and the Indenture Trustee hereby agree as follows:

     1. Defined Terms. All terms defined in the Sale and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

     "Removal Date" shall mean, with respect to the Removed Receivables designated hereby, ___________ __________.

     "Removal Notice Date" shall mean, with respect to the Removed Receivables designated hereby , _____________, _____ (which shall be a date on or before the fifth Business Day prior to the Removal Date).

     2. Designation of Removed Receivables. The Seller shall deliver to the Owner Trustee and the Indenture Trustee, not later than five Business Days after the Removal Date, a computer file or microfiche list containing a true and complete list of each Originator Receivable which as of the Removal Date shall be deemed to be a Removed Receivable, such Originator Receivables being identified by account number and the aggregate amount thereof as of the Removal Date. Such list shall be marked as Schedule I to this Reassignment and shall be incorporated into and made a part of this Reassignment and the Sale and Servicing Agreement as of the Removal Date.

     3. Conveyance of Receivables. The Trust does hereby reconvey to the Seller, without recourse, representation or warranty, on and after the Removal Date, all right, title and interest of the Trust in and to the Removed Receivables designated hereby, including all Collections thereon received by the Trust after the Removal Date therefor and the Indenture Trustee hereby releases the lien of the Indenture on such Removed Receivables.

     4. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Trust as of the Removal Date:

     (a) Legal Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

     (b) Selection Procedures. No selection procedures believed by the Seller to be materially adverse to the interests of the Noteholders were utilized in selecting the Removed Receivables designated hereby.

     5. Counterparts. This Reassignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     6. Governing Law. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES TO THIS SALE AND SERVICING AGREEMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENT THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION

TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

     7. Waiver of Trial by Jury. To the extent permitted by applicable law, each of the parties hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this reassignment or the Related Documents or any matter arising hereunder or thereunder.

     IN WITNESS WHEREOF, the undersigned have caused this Reassignment of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                        AIG Credit Premium Finance Master
                                          Trust, as Trust

                                        By: Chase Manhattan Bank
                                            Delaware, not in its individual
                                            capacity but solely as Owner
                                            Trustee

                                       By:
                                           ----------------------------------
                                           Name:
                                           Title:


                                        A.I. RECEIVABLES TRANSFER
                                           CORP.,
                                           as Seller

                                       By:
                                           ----------------------------------
                                           Name:
                                           Title:


                                        BANK ONE, NATIONAL
                                          ASSOCIATION, as Trustee

                                                                      Schedule I
                                                                 to Reassignment
                                                                  of Receivables


                               REMOVED RECEIVABLES

Removed Receivable                     Removal Date

                                                                     Schedule II
                                                                 to Reassignment
                                                                  of Receivables


                         A.I. RECEIVABLES TRANSFER CORP.

                     AIG CREDIT PREMIUM FINANCE MASTER TRUST

                              Officer's Certificate

     The undersigned, a duly authorized officer of A.I. Receivables Transfer Corp. ("ART"), hereby certifies and --- acknowledges on behalf of ART that to the best of the knowledge of the undersigned the following statements are true on ______________, _____ (the "Removal Date"), and acknowledges on behalf of ART that this Officer's Certificate will be relied upon by Chase Manhattan Bank Delaware, as owner trustee ("Owner Trustee"), AIG Credit Premium Finance Master Trust (the "Trust") and Bank One, National Association, as indenture trustee ("Indenture Trustee) of the Indenture of the Trust in connection with the Trust and the Indenture Trustee entering into Reassignment No. _____ of Removed Receivables, dated as of the Removal Date (the "Reassignment"), by and among ART, the Trust and the Indenture Trustee, in connection with the Sale and Servicing Agreement, dated as of November 8, 1999 (the "Sale and Servicing Agreement"), pursuant to which the Trust, the Owner Trustee, ART, as Seller, A.I. Credit Corp., AICCO, Inc., Imperial Premium Finance, Inc., a Delaware corporation, Imperial Premium Finance, Inc., a California corporation and Imperial Premium Funding, Inc., as Servicer and the Indenture Trustee are parties. The undersigned hereby certifies and acknowledges on behalf of ART that:

     (a) Delivery of Reassignment and List of Removed Receivables. On or prior to the Removal Date, the Seller has delivered to the Owner Trustee and the Indenture Trustee the Reassignment and within five Business Days after the Removal Date the Seller shall deliver to the Indenture Trustee a computer file or microfiche list containing a true and complete list of all Removed Receivables identified by account number and aggregate amount of such Removed Receivables as of the Removal Date.

     (b) Selection Procedures. No selection procedures believed by the Seller to be materially adverse to the interests of the Noteholders were utilized in selecting the Removed Receivables to be removed from the Trust.

     (c) Consequences of Removal. In the reasonable belief of the Seller, the removal of the Removed Receivables on the Removal Date shall not: (i) cause a Pay Out Event to occur (provided that the Removed Receivables shall be considered to be removed as of the Removal Date for purposes of this subclause
(i)); (ii) cause the Trust Interest to be less than the Minimum Trust Interest on such Removal Date; or (iii) result in the failure to make any payment specified in any Series Supplement.

     (d) Ratings. Each Rating Agency was notified of the proposed removal of the Removed Receivables on or before the tenth Business Day prior to the Removal Date and the Seller has received notice prior to the Removal Date from each Rating Agency that the proposed removal will not result in a downgrade or withdrawal of its current rating of any outstanding Series of Investor Notes.

     Capitalized terms used herein and not otherwise defined are used as defined in the Sale and Servicing Agreement.

     IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of --------------, ----.

                                        A.I. RECEIVABLES TRANSFER
                                          CORP., as Seller

                                       By:
                                           ----------------------------------
                                           Name:
                                           Title:

                                                                     Exhibit E


                                SUPPORT AGREEMENT

                                      among

                       AMERICAN INTERNATIONAL GROUP, INC.,

                        A.I. RECEIVABLES TRANSFER CORP.,

                               A.I. CREDIT CORP.,

                                  AICCO, INC.,

                         IMPERIAL PREMIUM FINANCE, INC.,

                         IMPERIAL PREMIUM FINANCE, INC.,

                                       AND

                         IMPERIAL PREMIUM FUNDING, INC.

                            ------------------------

     This agreement, made and entered into as of November 8, 1999 (the "Agreement"), among American International Group, Inc., a Delaware corporation ("Parent"), and A.I. Receivables Transfer Corp., a Delaware corporation ("ART"), A.I. Credit Corp., a New Hampshire corporation ("AIC"), AICCO, Inc., a
California corporation ("AICCO"), Imperial Premium Finance, Inc., a Delaware corporation ("IP Finance I"), Imperial Premium Finance, Inc., a California corporation ("IP Finance II") and Imperial Premium Funding, Inc., a Delaware corporation ("IP Funding"), each an indirect wholly-owned subsidiary of the Parent (each a "Subsidiary" and collectively the "Subsidiaries").

                                   WITNESSETH:

     WHEREAS, Parent is the ultimate beneficial owner of 100% of the outstanding common stock of the Subsidiaries;

     WHEREAS, Subsidiaries simultaneously herewith are entering into the Sale and Servicing Agreement dated as of the date hereof, among AIG Credit Premium Finance Master Trust, a Delaware business trust, as issuer (the "Issuer"), Chase Manhattan Bank Delaware, as owner trustee of the Issuer, ART, as seller, Bank One, National Association, as indenture trustee (together with any successor thereto, the "Trustee"), AIC, as servicer, AICCO, as servicer, IP Finance I, as servicer, IP Finance II, as servicer, and IP Funding, as servicer, as amended or supplemented from time to time (the "Sale and Servicing Agreement"); and

     WHEREAS, Parent and Subsidiaries desire to take certain actions to enhance and maintain the financial condition of Subsidiaries as hereinafter set forth, and to guarantee the solvency of Subsidiaries by Parent, in order to enable Subsidiaries to meet their financial obligations as set forth herein;

     NOW THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

     1. Stock Ownership. During the term of this Agreement, Parent will be the ultimate beneficial owner of all of the voting capital stock of Subsidiaries now or hereafter issued and outstanding, and Parent will not pledge or encumber, nor will it permit to be pledged or encumbered, such capital stock of Subsidiaries.

     2. Net Worth. Parent agrees that it shall cause each Subsidiary to have at all times a positive tangible net worth of at least one dollar ($1.00), as determined in accordance with generally accepted accounting principles. Parent and Subsidiaries agree that Subsidiaries shall not file a voluntary case under the United States Bankruptcy Code, as now or hereafter in effect.

     3. Liquidity Provision. If, during the term of this Agreement:

          (a) Any Subsidiary need funds not otherwise available to meet any of its obligations under the Sale and Servicing Agreement, (including, but not limited to, section 7.05 thereof), or

          (b) Any Subsidiary has insufficient funds to pay any of its obligations when due (except for any such obligations which are the subject of a bona fide dispute), the non-payment of which could constitute a basis for the filing of an involuntary case any Subsidiary under the United States Bankruptcy Code, as now or hereafter in effect,

Parent shall provide any such Subsidiary funds as a loan, in a manner sufficiently timely to cause such obligations to be satisfied when due. Such loan shall bear a market rate of interest, shall be negotiated in an arm's length transaction, and otherwise shall be on such terms and conditions, including maturity, as Parent and any such Subsidiary shall agree. Notwithstanding the foregoing, any such loan shall be subordinated in all respects to any and all debt of Subsidiaries, whether or not such debt is outstanding at the time of such loan, and to all financial obligations of Subsidiaries under the Sale and Servicing Agreement, whether or not such loan or the Sale and Servicing Agreement has such express subordination provisions therein and notwithstanding anything to the contrary in such loan or the Sale and Servicing Agreement.

     4. Waivers. Parent hereby waives any set-off or counterclaim against Subsidiaries and any failure or delay on the part of Subsidiaries in asserting or enforcing any of its rights or in making any claims or demands hereunder.

     5. Termination; Amendment. Notwithstanding any provision to the contrary pursuant to this Agreement or otherwise, Parent shall have the absolute right to terminate this Agreement upon either (a) the expiration of one year plus one day after the Trust Termination Date (as defined in the Base Indenture dated as of November 8, 1999 ("Base Indenture") between the Issuer and the Trustee) or (b) the valid and enforceable assumption by Parent of each Subsidiary's obligations then outstanding or thereafter arising under the Sale and Servicing Agreement. This Agreement may be amended at any time by a written amendment signed by all parties. No amendment to this Agreement shall be effective until such time as each holder of any notes (the "Notes") issued under a Series Supplement to the Base Indenture and outstanding on the date of such amendment shall consent in writing to such amendment and each Rating Agency (as defined in the Base Indenture) shall have confirmed in writing that such amendment shall not adversely affect the then ratings of any Notes.

     6. Notices. Any notice, instruction, request, consent, demand or other communication required or contemplated by this Agreement shall be in writing, shall be given or made or communicated by United States first class mail, addressed as follows:

     If to Parent:                      American International Group, Inc.
                                        70 Pine Street
                                        New York, New York  10270
                                        Attention:  Treasurer

     If to Subsidiaries:                (a) in the case of :

                                        A.I. Receivables Transfer Corp.
                                        160 Water Street
                                        New York, New York 10038-4922
                                        Attention: President

                                        (b) in the case of :

                                        Imperial Premium Finance, Inc.
                                        Imperial Premium Finance, Inc. and
                                        Imperial Finance Funding, Inc.
                                        15303 Ventura Blvd., Suite 1600
                                        Sherman Oaks, California 91403
                                        Attention: President

                                        (c) in the case of :

                                        A.I. Credit Corp.
                                        160 Water Street
                                        New York, New York 10038-4922
                                        Attention: President

                                        (d) in the case of :

                                        AICCO, Inc.
                                        777 South Figueroa Street
                                        Los Angeles, California 90017
                                        Attention: President

or to such other address as any party shall have specified by notice to the other parties in accordance with this Section 6.

     7. Successors. The covenants, representations, warranties and agreements herein set forth shall be mutually binding upon and insure to the mutual benefit of Parent and its successors and Subsidiaries and their successors.

     8. Governing Law. This Agreement shall be governed by the laws of the State of New York.

     9. Binding Effect. The provisions of this Agreement and the rights created hereunder shall inure solely to, and are intended solely for the benefit, of, the parties hereto and the Trustee and the Noteholders (as defined in the Base Indenture), as set forth in the Letter Agreement between Parent and the Trustee of even date herewith.

                                        AMERICAN INTERNATIONAL GROUP, INC.


                                       By:
                                           --------------------------------
                                           Name:
                                           Title:



                                       By:
                                           --------------------------------
                                           Name:
                                           Title:



                                        A.I. RECEIVABLES TRANSFER CORP.


                                       By:
                                           --------------------------------
                                           Name:
                                           Title:



                                        A.I. CREDIT CORP.


                                       By:
                                           --------------------------------
                                           Name:
                                           Title:



                                        AICCO, INC.


                                       By:
                                           --------------------------------
                                           Name:
                                           Title:

                                        IMPERIAL PREMIUM  FINANCE, INC.,
                                          a Delaware Corporation


                                       By:
                                           --------------------------------
                                           Name:
                                           Title:



                                        IMPERIAL PREMIUM  FINANCE, INC.,
                                        a California Corporation


                                       By:
                                           --------------------------------
                                           Name:
                                           Title:



                                        IMPERIAL PREMIUM FUNDING, INC.,
                                        a Delaware Corporation



                                       By:
                                           --------------------------------
                                           Name:
                                           Title:

                                                                      EXHIBIT F


                                LETTER AGREEMENT




                                                          As of November 8, 1999




Bank One, National Association, as Trustee
1 Bank One Plaza
Suite IL1-0126
Chicago, IL  60670-0126

                              Re: Support Agreement

Dear Sirs:

     This letter shall confirm the undersigned's agreement with respect to certain matters relating to (a) the Sale and Servicing Agreement dated as of November 8, 1999, as amended or supplemented from time to time (the "Sale and Servicing Agreement"), among AIG Credit Premium Finance Master Trust, as issuer (the "Issuer"), Chase Manhattan Bank Delaware, as owner trustee of the Issuer, A.I. Receivables Transfer Corp. ("ART"), as seller, Bank One, National Association, as indenture trustee (the "Trustee"), A.I. Credit Corp. ("AIC"), as a servicer, AICCO, Inc. ("AICCO"), as a servicer, Imperial Premium Finance, Inc. ("IP Finance I"), as a servicer, Imperial Premium Finance, Inc., ("IP Finance II"), as a servicer, and Imperial Premium Funding Inc. ("IP Funding"), as a servicer and (b) the Support Agreement dated as of November 8, 1999 (the "Support Agreement") among ART, AIC, AICCO, IP Finance I, IP Finance II, IP Funding and the undersigned. Capitalized terms used herein, but not defined herein, shall have the meanings ascribed to them in the Base Indenture, dated as of November 8, 1999 ("Base Indenture") between the Issuer and the Trustee.

     In consideration of the Trustee's acquiring the Trust Estate on behalf of the Noteholders, the undersigned hereby agrees for the benefit of the Trustee on behalf of the Noteholders:

     1. The undersigned will not default in its obligations under the Support Agreement and it will not amend or terminate the Support Agreement other than in accordance with its terms.

     2. The undersigned will not amend or terminate this agreement without (a) the prior written confirmation of each Rating Agency that such amendment or termination will not have an adverse effect on the then ratings of any of the Notes and (b) the prior written consent of each holder of Notes.

     3. If the undersigned fails to perform any of the covenants or agreements contained in this agreement, the Trustee may in its discretion proceed to protect and enforce its rights hereunder against the undersigned for the benefit of the Noteholders by appropriate judicial proceedings or by any other proper remedy.

     4. Any notice, instruction, request, consent, demand or other communication required or contemplated by this agreement shall be in writing, shall be given or made or communicated by personal delivery, by confirmed telecopier delivery or by United States first class mail, addressed as follows:

     If to the Trustee:                 Bank One, National Association
                                        1 Bank One Plaza
                                        Suite IL1-0126
                                        Chicago, IL  60670-0126
                                        Steve M. Husbands
                                        Fax No. (212) 373-1383

     If to the undersigned:             American International Group, Inc.
                                        70 Pine Street
                                        New York, New York 10270
                                        Attention:  Treasurer
                                        Fax No. (212) 785-1584

     5. The covenants and agreements herein set forth shall be binding upon the undersigned and its successors.

     6. This agreement shall be governed by the laws of the State of New York.

                                        Very truly yours,

                                        AMERICAN INTERNATIONAL GROUP, INC.

                                       By:
                                           --------------------------------
                                           Name:
                                           Title:



                                       By:
                                           ----------------------------------
                                           Name:
                                           Title:

     The above Letter Agreement is hereby confirmed and agreed to:

Bank One, National Association
     as Trustee

By:
   ----------------------------------
   Name:
   Title:

                                                                      SCHEDULE I

                                                             List of Receivables

--------------------------------------------------------------------------------


                        Deemed Incorporated by Reference

               (Delivered to the Trust electronically at closing)

                                                                      Exhibit G

                                Form of Release and Reconveyance of Trust Estate

--------------------------------------------------------------------------------

                    RELEASE AND RECONVEYANCE OF TRUST ESTATE

     RELEASE AND RECONVEYANCE OF TRUST ESTATE, dated as of ____________ ___, ____, between AIG Credit Premium Finance Master Trust (the "Issuer") and Bank One, National Association, a banking association organized and existing under the laws of the United States of America (the "Trustee") pursuant to the Base Indenture referred to below.

                              W I T N E S S E T H:

     WHEREAS, the Issuer and the Trustee are parties to the Base Indenture dated as of November 8, 1999 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Base Indenture");

     WHEREAS, pursuant to the Base Indenture, upon the termination of the lien of the Base Indenture pursuant to Section 12.1 of the Base Indenture and after payment of all amounts due under the terms of the Base Indenture on or prior to such termination and the surrender of the Trust Interest, the Trustee shall at the request of the Issuer reconvey and release the lien on the Trust Estate;

     WHEREAS, the conditions to termination of the Base Indenture pursuant to Sections 12.1 and 12.6 have been satisfied;

     WHEREAS, the Issuer has requested that the Trustee terminate the lien of the Indenture on the Trust Estate pursuant to Section 12.6; and

     WHEREAS, the Trustee is willing to execute such release and reconveyance subject to the terms and conditions hereof;

     NOW, THEREFORE, the Issuer and the Trustee hereby agree as follows:

     1. Defined Terms. All terms defined in the Base Indenture and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

     2. Release and Reconveyance. (a) The Trustee does hereby reconvey to the Issuer, without recourse, representation or warranty, on and after _________, ____ (the "Reconveyance Date") all right, title and interest in the Trust Estate whether then existing or thereafter created, all monies due or to become due with respect thereto (including all accrued interest theretofore posted as Finance Charge Receivables) and all proceeds of such Trust Estate, except for amounts, if any, held by the Trustee or any Paying Agent pursuant to subsection 12.05(b) of the Base Indenture.

     (b) In connection with such transfer, the Trustee does hereby release the lien of the Indenture on the Trust Estate.

     3. Return of Lists of Receivables. The Trustee shall deliver to the Issuer, not later than five Business Days after the Reconveyance Date, each and every computer file or microfiche list of Receivables delivered to the Trustee pursuant to the terms of the Base Indenture.

     4. Counterparts. This Release and Reconveyance may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     5. Governing Law. THIS RELEASE AND RECONVEYANCE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the undersigned have caused this Release and Reconveyance of Trust Estate to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                       AIG CREDIT PREMIUM
                                       FINANCE MASTER TRUST, as Issuer

                                       By:  CHASE MANHATTAN
                                       BANK DELAWARE, not in its
                                       individual capacity but solely in its
                                       capacity as Owner Trustee


                                       By:
                                          ---------------------------------
                                           Name:
                                           Title:


                                       BANK ONE, NATIONAL
                                         ASSOCIATION, as Trustee

                                       By:
                                          ----------------------------------
                                           Name:
                                           Title:



                                        3